[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.36

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (the “Agreement”) is made and entered into as of November 13, 2014 (the “Execution Date”), by and between Geron Corporation, a Delaware corporation with offices at 149 Commonwealth Drive, Menlo Park, California (“Geron”) and Janssen Biotech, Inc., a Pennsylvania corporation with offices at 800/850 Ridgeview Drive, Horsham, Pennsylvania 19044 (“Janssen”).   Geron and Janssen are at times referred to herein collectively as the “Parties” and individually as a “Party”.

BACKGROUND / RECITALS

WHEREAS, Geron is a company having considerable knowledge and experience in discovering, researching, and developing telomerase inhibitors, and has been developing its proprietary drug candidate imetelstat (also known as GRN163L) for treating certain hematologic myeloid malignancies, and owns or otherwise controls certain patent rights, know-how and other rights related to imetelstat;

WHEREAS, Janssen has considerable knowledge and experience, directly and through delegation to certain Affiliates, in developing, promoting, and marketing various pharmaceutical products throughout the world;

WHEREAS, Janssen, under the confidentiality terms of the Prior CDAs (as defined below), has reviewed proprietary information provided by Geron or its Third Party collaborators relating to Geron’s imetelstat program, and Janssen desires to obtain certain license rights relating to imetelstat from Geron and to collaborate with Geron in the further development of imetelstat on the terms and conditions hereof; and

WHEREAS, Geron is willing to grant Janssen certain license rights relating to imetelstat on the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the covenants and obligations contained herein, the Parties hereby agree as follows:

ARTICLE I:  DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized shall have the meanings described below or the meaning as designated in the indicated places throughout this Agreement.

1.1                               “Acceptance” means, in reference to a Drug Application, receipt of a written communication from the applicable Regulatory Authority acknowledging that it has received the Drug Application and that the Drug Application is sufficiently complete to permit a substantive review for approval purposes.  For illustrative purposes, Acceptance of an NDA by the FDA may be provided in an FDA Filing Communication Letter. Where the NDA is submitted on a rolling basis, Acceptance will not occur until all parts or modules forming the NDA have been completed

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and submitted to the FDA and the FDA has acknowledged that the NDA is sufficiently complete to permit such substantive review, and the Acceptance of an MAA by the EMA may be provided in the form of written confirmation from the EMA that the MAA submission is validated (with respect to eligibility for review via the centralized procedure) and considered to be sufficiently complete to permit such substantive review.

1.2                               “Accounting Standards” means GAAP or International Financial Reporting Standards (IFRS), as appropriate, as generally and consistently applied in compliance with Applicable Laws throughout the relevant company’s organization at the relevant time.

1.3                               “Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.

1.4                               “Active Substance” means:  (a) an active pharmaceutical ingredient or drug substance comprising GRN163, in unconjugated or any conjugated form; or (b) a Bioequivalent of such pharmaceutical ingredient or drug substance described in clause (a) (e.g., a homologous oligonucleotide having substantial identity to the oligonucleotide sequence of GRN163 having pharmaceutically or pharmacologically equivalent telomerase inhibitory activity, or any other biological activity that is (at the relevant time) recognized by the FDA or another Regulatory Authority as the predominant or primary mechanism of action in humans, such as may be reflected in associated product labelling or package insert information at the relevant time) as GRN163 in unconjugated or conjugated form; or (c) a salt, hydrate, solvate, polymorph, stereoisomer, prodrug, or metabolite of any of the foregoing pharmaceutical ingredients or drug substances described in clauses (a) or (b).  For the avoidance of doubt, Active Substances include lipid-conjugated forms of GRN163 with a non-peptide-like chemistry linkage or backbone, such as, for example, GRN163L or the N3’->P5’ thiophosphoramidate of GRN163 covalently linked to a lipid group other than palmitoyl.  For purposes of illustration and for clarity, and notwithstanding the foregoing, all compositions of matter Covered by any claim pending at any time or issued in any Patent Right within the Imetelstat COM Patent Family shall be deemed Active Substances hereunder.

1.5                               “Acquiror” has the meaning set forth in Section 16.1.2.

1.6                               “Additional Development Proposal” has the meaning set forth in Section 4.9.1.

1.7                               “Additional Studies” means those clinical studies set forth in the Work Plan of the CDP other than the Initial Studies.

1.8                               “Affiliate” means, with respect to a designated Party or entity, any entity controlling, controlled by, or under common control with such Party or entity.  For purposes of this definition only, “control” means:  (a) where the entity is a corporate entity, direct or indirect ownership of 50% or more of the stock or shares having the right to vote for the election of directors of such entity; and (b) where the entity is other than a corporate entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.9                               “Aggregate Detail Effort” means the aggregate number of Details determined by Janssen in good faith to be provided by Janssen (and Geron, where Geron has exercised its Co-Promotion Option) in order to Promote a Licensed Product in accordance with the US Promotional Plan during a given Janssen Calendar Year (or portion thereof) following Regulatory Approval of the Licensed Product in the United States during which there is Innovator Protection in the United States for such Licensed Product.

1.10                        “Agreement” has the meaning set forth in the Preamble.

1.11                        “Alliance Manager” has the meaning set forth in Section 3.10.

1.12                        “AML” means acute myeloid leukemia (also known as acute myelogenous leukemia or acute nonlymphocytic leukemia).

1.13                        “Ancillary Agreements” means, collectively, the Manufacturing Agreement, the Pharmacovigilance Agreement, the IND Transfer Agreement(s) (if any), and the Co-Promotion Agreement, each upon execution thereof.

1.14                        “Anti-Corruption Laws” means the FCPA and related regulations in the United States, and equivalent anti-bribery laws and regulations under Applicable Laws in other jurisdictions.

1.15                        “Applicable Laws” means the applicable provisions of any national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits, of or from any court, arbitrator, Regulatory Authority, or Governmental Authority having jurisdiction over or related to the subject item.

1.16                        “Approved Materials” means the promotional materials for a Licensed Product having Regulatory Approval in the Co-Promote Territory, including the Product Label and Insert, and sales force training materials for such Licensed Product, in each case, as approved by Janssen and supplied to Geron, which are to be used by Geron in co-Detailing the Licensed Product in the Co-Promote Territory pursuant to the Co-Promotion Agreement.

1.17                        “Audited Party” has the meaning set forth in Section 9.6.2.

1.18                        “Audited Site” means any site or facility of a Party or any of its Affiliates, Third Party sublicensees, or Third Party contractors (such as under any Existing Third Party Agreement) or subcontractors hereunder, as the case may be, in which any clinical study or manufacturing of Licensed Products for human use is conducted, and which is undergoing an inspection or audit by a Regulatory Authority or a Party as provided hereunder, such as pursuant to Section 4.11.3 or Section 7.4.2.

1.19                        “Auditing Party” has the meaning set forth in Section 9.6.2.

1.20                        “Balance Ceiling” has the meaning set forth in Section 9.8.2.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.21                        “Bankruptcy Code” means Title 11 of the United States Code, as may be amended or superseded from time to time.

1.22                        “Bankruptcy” means, with respect to a Party, that:  (a) the Party has been declared insolvent or bankrupt by a court of competent jurisdiction; or (b) a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the Party and such petition has not dismissed within ninety (90) days after filing; or (c) the Party has made or executed an assignment of substantially all of its assets for the benefit of creditors.

1.23                        “Bioequivalent” means, with respect one drug substance (or active pharmaceutical ingredient) contained in one pharmaceutical product in reference to the drug substance (or active pharmaceutical ingredient) of another pharmaceutical product, that:  (a) the two substances are pharmaceutically or pharmacologically equivalent to each other through the same predominant or primary mechanism of action and their bioavailabilities (rate and extent of availability) after administration in the same molar dose are similar to such a degree that their effects, with respect to both efficacy and safety, can be expected to be essentially the same; or (b) the two substances are or would be recognized by a Regulatory Authority as being biologically equivalent or biosimilar in vivo such that the Regulatory Approval of one such substance could be supported by the reference to the Regulatory Approval of the other.

1.24                        “Breaching Party” has the meaning set forth in Section 14.2.1.

1.25                        “Budget Variance Limit” means an amount that is, on an annual basis, [*] percent ([*]%) of the aggregate budgeted amount for a Janssen Calendar Year pursuant to the Development Budget set forth in the CDP for such year, not taking into consideration: (a) any unexpended amounts under the Development Budget rolled over from the immediately prior Janssen Calendar Year to the applicable Janssen Calendar Year due to delay in the Development activities under the CDP associated with such amounts or underspending with regard to the Development activities under the CDP associated with such amounts; and (b) any increases in the Development Budget due to the acceleration into the applicable Janssen Calendar Year of the timing of Development activities previously planned under the CDP for the subsequent Janssen Calendar Year, provided that such increases are for accelerations limited to [*] ([*]) months or less and provided that the baseline Development Budget for such subsequent Janssen Calendar Year is reduced by such amount accordingly.

1.26                        “Business Day” means a weekday on which banking institutions in the United States are generally open for business.

1.27                        “CAPA” means a written recovery plan or proposal of corrective and preventative actions.

1.28                        “CDP” or “Clinical Development Plan” means the written plan of activities and associated budget as agreed on by the Parties (including by operation of Section 4.8.1) for the overall program of collaborative Development of the Licensed Product toward Regulatory Approval in the Major Market Countries for certain Oncology Indications in the Field, including all clinical studies to be funded together by the Parties at the applicable funding ratio or respective funding percentages as provided hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.29                        “Change of Control” means, with respect to a specified Party:  (a) the acquisition, directly or indirectly, by a Person or “group” (whether in a single transaction or multiple transactions) of more than 50% of the voting power of such Party or of beneficial ownership of (or the right to acquire such beneficial ownership) of more than 50% of the outstanding equity or convertible securities of such Party (including by tender offer or exchange offer); (b) any merger, consolidation, share exchange, business combination, recapitalization, sale of a majority of assets of (i.e., having a fair market value (as determined by the Board of Directors of such Party in good faith) in excess of 50% of the fair market value of all the assets of such Party and its subsidiaries immediately prior to such sale), or similar corporate transaction involving such Party (whether or not including one or more wholly owned subsidiaries of such Party), other than: (i) transactions involving solely such Party and/or one or more Affiliates, on the one hand, and one or more of such Party ‘s Affiliates, on the other hand, and/or (ii) transactions in which the stockholders of such Party immediately prior to such transaction hold at least 50% of the voting power of the surviving company or ultimate parent company of the surviving company; or (c) as a result of a single or multiple transaction(s) by a Person or group, the occupation of a majority of the seats (other than vacant seats) on the board of directors (or similar governing body of such Party) by any directors or Persons who were not (i) members of such body on the Execution Date of this Agreement, (ii) appointed by members of such body on the Execution Date of this Agreement or by members of such body so appointed, or (iii) nominated for election to such body by any Persons described in preceding clauses (i) or (ii); or (d) the adoption of a plan relating to the liquidation or dissolution of such Party.  For purposes of this definition, the terms “group” and “beneficial ownership” shall have the meaning accorded in the U.S. Securities Exchange Act of 1934 and the rules of the U.S. SEC thereunder in effect as of the Execution Date hereof.

1.30                        “Claim” has the meaning set forth in Section 13.1.

1.31                        “Clinical Investigation Laws” means Applicable Laws relating to human clinical investigations, such 21 C.F.R. Parts 50, 54, 56 and 312 and then-current Good Clinical Practice, each as in effect and as amended from time to time.

1.32                        “CMC Know-How” means the Know-How relating to the chemistry, Manufacture, and controls of the Active Substance and/or Licensed Product (such as the data and information typically contained in the CMC section of an NDA), including data, procedures, techniques, and information resulting from any: test method development and stability testing, process development, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, and other related activities, but excluding any Know-How pertaining to assays for measuring telomerase activity and/or telomere length (such as included in the Geron Assay Know-How).

1.33                        “Collaboration Activities” means the Parties’ collaborative activities (performed directly and/or, as may be permitted hereunder, on their behalf through their Affiliates, Third Party sublicensees and/or Third Party subcontractors) performed to the extent expressly provided hereunder:  (a) in the Development Program under the CDP; and (b) in Promoting a Licensed Product under the US Promotional Plan in the event Geron has exercised its US Opt-In Rights.

1.34                        “Combination Product” means: (a) any Licensed Product that includes, in addition to at least one Active Substance, one or more other drug substances or active ingredients;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or (b) a bundling of any Licensed Product with another product in the Field, as a combination sold together for a single invoiced price.

1.35                        “Commercialization” or “Commercialize” means activities directed to marketing, promoting, offering for sale, or selling a product for use in the Field, including commercial Manufacturing, conducting any Post Marketing Studies, developing and coordinating speaker programs, managed care contract sales, Detailing, Medical Affairs activities, and distribution and importation activities in support thereof.

1.36                        “Competing Oncology Product” means, in reference to a particular Licensed Product, any other product that is in clinical development or is approved for a use in the Field for treating an Oncology indication by acting through the same predominant or primary mechanism of action in humans as the Licensed Product or that is substitutable (i.e., on a pharmaceutical formulary) for the Licensed Product in the Co-Promote Territory.

1.37                        “Compliance Working Group” means a Working Group advising the JSC and the JMC with respect to any compliance issues under Health Care Law and Drug Regulation Laws relating to any Co-Promotional matters hereunder.

1.38                        “Confidential Information” has the meaning set forth in Section 11.1.

1.39                        “Continuation Notification” has the meaning set forth in Section 2.1.8.

1.40                        “Control” means, with respect to any designated intellectual property or right pertaining thereto, possession by a Party (whether directly by ownership (either sole or joint) or license from a Third Party, or indirectly through an Affiliate having ownership or license from a Third Party) of the ability to grant to the other Party a license, sublicense, right of access, or other right to or under such intellectual property or intellectual property right as provided herein, without violating the terms of any agreement with any Third Party.

1.41                        “Co-Promote Territory” means the United States.

1.42                        “Co-Promotion” means the Promoting of the Licensed Product under the same tradename or branding by Sales Representatives of either Party in the Co-Promotion Territory.  When used as a verb “Co-Promote” shall mean to engage in Co-Promotion.

1.43                        “Co-Promotion Agreement” means the Agreement to be entered into by and between Geron or its Affiliate and Janssen or its designated Affiliate upon Geron being granted Co-Promotion rights pursuant to Sections 2.2.4 and 5.1, setting forth the terms pursuant to which the Parties will Co-Promote the Licensed Product in the Co-Promotion Territory, including the terms set forth in Article V and such appropriate terms and conditions typically used by Janssen at such time to engage Third Party contract providers of promotional services of its drug products in accordance with its compliance program and policies and Applicable Law.  A copy of such terms and conditions used by Janssen as of the Execution Date is attached as Exhibit N.

1.44                        “Co-Promotion Exercise Notice” has the meaning set forth in Section 5.1.2.

1.45                        “Co-Promotion Exercise Period” has the meaning set forth in Section 2.2.4.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.46                        “Co-Promotion Option” means the option of Geron, effective upon its timely election under Section 5.1 following its exercise of its US Rights Option pursuant to Section 2.2.2, to fulfill its obligation to support twenty percent of the Promoting Costs in the United States by providing twenty percent (20%), subject to any ramp-up as provided in Section 5.2, of the Aggregate Detail Effort with Sales Representatives employed by Geron, in accordance with the terms and conditions of Article V.

1.47                        “Corporate Integrity Agreement” means the Corporate Integrity Agreement Between The Office of Inspector General of the Department of Health and Human Services and Johnson & Johnson dated October 31, 2013, which is publicly available at https://www.janssenbiotech.com/company/pharmaceutical-affiliate-corporate-integrity-agreement.

1.48                        “Cost of Goods” means the applicable Party or its Affiliate’s reasonable and necessary internal and out-of-pocket (paid to Third Parties) costs incurred in Manufacturing the applicable Licensed Product or component thereof supplied hereunder (including, for the avoidance of doubt, costs for acquiring or procuring materials used in Manufacturing, including for purposes of synthesizing any Active Substance or any of its intermediates or precursors, or of formulating an Active Substance into the finished Licensed Product), as determined in accordance with its cost accounting policies that are in accordance with Accounting Standards and consistently applied across such Party’s and its Affiliates manufacturing network to other products that they manufacture.

1.49                        “Cover” means, in reference to a claim of a Patent Right in a particular country or other jurisdiction with respect to particular subject matter (such as a composition of matter, product, manufacturing or other process, or method of use), that the claim (as interpreted under principles of patent law in such jurisdiction) reads on or encompasses such subject matter.

1.50                        “CPR Rules” has the meaning set forth in Section 15.2.2.

1.51                        “Credited Amount” has the meaning set forth in Section 9.8.1.

1.52                        “Contemplated License Activities” has the meaning set forth in Section 1.81.

1.53                        “Cure Period” has the meaning set forth in Section 14.2.1.

1.54                        “Currency Hedge Rate” means the weighted average hedge rate to be used for local currency of each country, other than the United States, of the Licensed Territory as calculated by Janssen based on the outstanding external foreign currency forward hedge contract(s) of Johnson & Johnson’s Global Treasury Services Center (GTJRC) and its Affiliates with Third Party banks.

1.55                        “Current Manufacturing Contracts” means any and all material agreements by and between Geron and any Third Party relating to the Manufacturing of GRN163 or GRN163L drug substance or finished product in effect (including as to any material provisions surviving any termination) as of the Execution Date.  Geron hereby represents and warrants that the contracts identified in Exhibit M constitute all of the Current Manufacturing Contracts (including any amendments) of which Geron is aware as of the Execution Date.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.56                        “Data” means any and all research data, results, pharmacology data, medicinal chemistry data, preclinical data, clinical data (including investigator reports (both preliminary and final), statistical analysis, expert opinions and reports, safety and other electronic databases), in any and all forms, including files, reports, raw data, source data (including patient medical records and original patient report forms, but excluding patient-specific data to the extent required by Applicable Laws) and the like, in each case directed to, or used in the Development, Manufacture or Commercialization of any Licensed Product or Active Substance hereunder.

1.57                        “Detail” means, with respect to a Licensed Product, an interactive face-to-face visit by a Sales Representative for such Licensed Product following its Regulatory Approval for use in the Field with a healthcare professional having prescribing authority or who is able to influence prescribing decisions, within the target audience during which approved uses, safety, effectiveness, contraindications, side effects, warnings and/or other relevant characteristics of the Licensed Product are discussed in an effort to increase prescribing preferences of the Licensed Product for its approved uses.  Details may include First Position Details and Second Position Details (as defined below).  For the avoidance of doubt:  Medical Affairs activities and related activities conducted by medical support staff (such as medical science liaisons) do not constitute Details; and E-details, activities conducted at conventions or similar gatherings, and activities performed by market development specialists, managed care account directors and other personnel not performing face-to-face sales calls or not specifically trained with respect to a Licensed Product will not constitute Details.  “First Position Detail” means a Detail in which the applicable product is Detailed before any other product and the predominant portion of time is devoted to the Detailing of such product.  “Second Position Detail” means a Detail in which the applicable product is Detailed in the second position (i.e., no more than one other product is presented to or discussed with the healthcare professional before such product) and the second most predominant portion of time is devoted to the Detailing of such product.   When used as a verb, to “Detail” or perform “Detailing” means to engage in a Detail.

1.58                        “Develop” means any and all pre-clinical, clinical, and other research activities to study a drug candidate or product and develop it toward Regulatory Approval, (including any such activities conducted after such Regulatory Approval as a condition for the grant of such Regulatory Approval, other than Post-Marketing Studies), for marketing or Commercialization in the Field, including toxicology and ADME tests, analytical method development, stability testing, process development and improvement, process validation, process scale-up prior to first Regulatory Approval, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, pre- and post-approval clinical studies or trials, regulatory affairs, and regulatory activities. For clarity, the definition of “Development” shall include all activities under the Global Development Plan but exclude all Commercialization activities. “Developing” and “Development” shall each have a correlative meaning.

1.59                        “Development Budget” means the written budget as set forth in the CDP (as may be amended from time to time by written agreement of the Parties) or an IDP (as may be amended from time to time by the applicable Party), as the case may be, for conducting the Development activities as described in such development plan, including the budget specifying Supply Costs for clinical supplies used in connection with the applicable Development activities.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.60                        “Development Costs” means the FTE Costs for Development FTEs and Out-of-Pocket Costs incurred by the Parties and their Affiliates in Developing any Licensed Products in the Field in accordance with this Agreement and the Global Development Plan or a CDP or IDP, as the case may be, pursuant to its Development Budget therein, including any such costs directly associated with:  (a) Development (other than Manufacturing) activities performed in direct support of the clinical studies of Licensed Product specified in the Work Plans of the applicable CDP or IDP; (b) Manufacturing activities and Supply Costs (with respect to clinical supply) of Licensed Products used for clinical studies set forth in the applicable CDP or IDP; (c) purchasing or packaging Third Party comparator drugs, or Third Party drugs or devices to be used in combination with a Licensed Product, in each case to be used in a clinical study under the applicable CDP or IDP; (d) disposal of clinical samples in a clinical study under the applicable CDP or IDP; (e) preparing and making Regulatory Filings (such as INDs or NDAs) for Licensed Products in support of clinical studies or other Development activities under the applicable CDP or IDP; (f) performing Manufacturing Development activities under the applicable CDP or IDP relating to chemistry, manufacturing, and controls (CMC) and the development of CMC Know-How for inclusion in a Regulatory Filing such as an NDA, such as (i) manufacturing process, formulation and delivery system development and improvement, validation, and scale-up planning and process design; (ii) stability testing development; (iii) quality assurance/quality control development; and (iv) qualification and validation of Third Party contract manufacturers of clinical supplies of Licensed Products, in each case to the extent required for Regulatory Approval of a Licensed Product; (g) establishing and updating a global safety database for Licensed Products based on data from clinical use of the Licensed Product in the Development Program anywhere in the Territory; and (h) developing any in vitro or companion diagnostics for use with a Licensed Product in accordance with any applicable Work Plan set forth in the applicable CDP or IDP.  For the avoidance of doubt, Development Costs exclude any milestone payments hereunder for any Development milestone events, capital expenditures (such as costs of scaled-up Manufacturing equipment for commercial production), costs associated with further scale-up activities after first Regulatory Approval not under the CDP, and any costs not included in a Development Budget, such as by way of example, costs attributable to general corporate activities, executive management, investor relations, treasury services, business development, corporate government relations, external financial reporting, legal matters (including Patent Costs), and other overhead not already captured in the definition of FTE Rate.

1.61                        “Development FTE” means an FTE employed by a Party or its Affiliate expended in directly performing or supporting any Development activities under the CDP, such as scientific, medical, technical, or other personnel as appropriate for the applicable Development activity, including administrative employees dedicating more than fifty percent (50%) of their FTE time to support Development activities hereunder.  For clarity, such administrative employees include such dedicated personnel in compound development team leadership and project management, but exclude back-office employees such as human resources, accounting, information technology, and legal personnel.

1.62                        “Development Program” means the activities performed by either or both of the Parties and any of their respective Affiliates, Third Party subcontractors, or Third Party sublicensees in the Development of any Licensed Products, including all Development activities under the Global Development Plan.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.63                        “Development Program Invention” means an invention (whether or not patentable) arising in the Development Program directly from any Development activities performed by (directly) or on behalf of (by any Affiliates, Third Party sublicensees, or Third Party subcontractors of) either or both of the Parties or arising directly from any Post Marketing Studies of Licensed Product performed by or on behalf of Janssen, which invention is necessary or useful for the Manufacturing or Development of any Active Substance or Licensed Product, or for the Commercialization of any Licensed Product, including any invention made in the Development Program pertaining to the Manufacture, preparation, formulation, administration, delivery, dosing, or use in the Field of any Active Substance or Licensed Product. Notwithstanding the foregoing, if Janssen (directly or through its Affiliates or Third Party sublicensees) performs during the Term any research activities outside the scope of the activities set forth in the Global Development Plan, which activities result in the discovery of either a novel Active Substance (including through structural modifications of GRN163L to optimize its properties) or novel use in the Field, then such discoveries shall be deemed within the scope of Development Program Inventions hereunder.

1.64                        “Development Program IP” means the Development Program Know-How and Development Program Patent Rights, collectively.

1.65                        “Development Program Know-How” means any and all Know-How generated or developed in the Development Program from any Development activities performed by (directly) or on behalf of (by any Affiliates, Third Party sublicensees, or Third Party subcontractors of) either or both of the Parties or from any Post Marketing Studies of Licensed Product performed by or on behalf of Janssen hereunder, which Know-How directly relates to any Active Substance or Licensed Product, including for purposes of illustration:  any Development Program Inventions; Data and other information relating to any form of an Active Substance or Licensed Product, any method of using an Active Substance or Licensed Product, any process or material for Manufacturing, formulating, or delivering an Active Substance or Licensed Product, the use of any Active Substance in any Combination Product, any companion diagnostic for use in Developing or Commercializing a Licensed Product in the Field, any material or process for making an Active Substance or Licensed Product, any method of using, testing, or characterizing an Active Substance or Licensed Product; and any data and other information contained in any Regulatory Filings relating to any Licensed Product.

1.66                        “Development Program Patent Right” means any Patent Right, Controlled by either or both of the Parties, that includes (as filed or at any other time during its pendency in a Patent Office) any claim Covering (generally or specifically) any Development Program Invention. For purposes of illustration, exemplary Development Program Patent Rights may include one or more claims Covering any Active Substance or Licensed Product form, any method of using any Active Substance or Licensed Product, any process or material for manufacturing, formulating, or delivering any Active Substance or Licensed Product, any Combination Product to the extent it directly relates to an Active Substance hereunder (excluding, for the avoidance of doubt, Patent Rights directed to other active ingredients alone), or any companion diagnostic for use in connection with the Development or Commercialization of the Licensed Product in the Field.

1.67                        “Development Proposal Criteria” means, with respect to a Proposed Trial, a general description of the study design, clinical study endpoints, clinical methodology, and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

monitoring requirements, and the budget estimate of Out-of-Pocket Costs and FTE Costs associated therewith, together with an analysis of projected return on investment of such trial.

1.68                        “Diligent Commercialization Efforts” means, with respect to the efforts to be expended by Janssen following receipt of Regulatory Approval for a Licensed Product in a Major Market Country or any other country in which Janssen has obtained Regulatory Approval for a Licensed Product, expending commercially reasonable efforts, by or on behalf of Janssen (through its and its Affiliates’ and Third Party sublicensees’ collective activities), to Commercialize the Licensed Product in such country that are consistent with the efforts typically expended in the human pharmaceutical industry by similarly resourced companies under similar circumstances (considering, for example, technical challenges, market potential, regulatory requirements, patient population, and competitive position) in such country.

1.69                        “Diligent Development Efforts” means, with respect to the efforts to be expended by a designated Party regarding its Development obligations under this Agreement, expending commercially reasonable efforts, by or on behalf of such Party (through its and its Affiliates’ and Third Party subcontractors’ collective activities) to conduct the applicable Development activities (including in the event of any clinical hold imposed by any Regulatory Authority on any particular IND or clinical trial for a Licensed Product under the Global Development Plan, expending efforts to seek to remove such clinical hold, if, and to the extent, it is commercially reasonable to do so) that are consistent with the efforts typically expended in the human pharmaceutical industry by similarly resourced companies under similar circumstances (considering, for example, technical challenges, market potential, regulatory requirements, patient population, and competitive position).

1.70                        “Dispute” means any dispute, claim, or controversy arising from or regarding this Agreement, including the interpretation, application, breach, termination, or validity of any provision hereof.  For the avoidance of doubt, any matter within the decision-making authority of the JSC or any other Joint Committee shall not be deemed a Dispute merely if a unanimous decision cannot be reached if one of the Parties has the final decision making authority on such matter; however, if a controversy between the Parties arises regarding the interpretation of any provisions hereunder pertaining to any Joint Committee decision that cannot be made due to such controversy, such controversy shall be deemed a Dispute to the extent of such controversy.

1.71                        “Drug Application” means an NDA, MAA, or equivalent application, submitted to a Regulatory Authority in a particular jurisdiction, for marketing approval of a pharmaceutical or drug product.

1.72                        “Drug Regulation Laws” means Applicable Laws regulating drugs and pharmaceutical products, such as the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et. seq., the Prescription Drug Marketing Act of 1987, the Controlled Substances Act, 21 U.S.C. § 801 et. seq., and policies issued by the FDA, each as in effect and as amended from time to time.

1.73                        “Effective Date” means the effective date of this Agreement, which shall be the date (following the Execution Date) that is the first Business Day immediately following the date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereunder have expired or have been terminated.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.74                        “EMA” means the European Medicines Agency or any successor agency for the EU.

1.75                        “EU Major Market Country” means the [*].

1.76                        “European Union” or “EU” means the countries of the European Economic Area, as it is constituted on the Effective Date and as it may be modified from time to time after the Effective Date.

1.77                        “Excess Development Costs” means, (a) prior to the first full Janssen Calendar Year following first Regulatory Approval of a first Licensed Product in the first Major Market Country, the portion of the Development Costs for all of the Additional Studies under the CDP for a given Janssen Calendar Year that, in the aggregate, exceeds the sum of (x) the total Development Costs set forth in the Initial Development Budget for such Additional Studies for such Janssen Calendar Year, plus (y) the Budget Variance Limit, and (b) thereafter, the portion of the Development Costs for the Additional Studies under the CDP for a given Janssen Calendar Year that, in the aggregate, exceeds the sum of (x) the total Development Costs set forth in the annual Development Budget for the Additional Studies for such Janssen Calendar Year, plus (y) the Budget Variance Limit.

1.78                        “Execution Date” has the meaning set forth in the Preamble.

1.79                        “Executive Officers” means (a) for Geron, the Chief Executive Officer of Geron and (b) for Janssen, (i) if a matter pertains to the Development of a Licensed Product, the Global Head of Janssen R&D or the Global Therapeutic Area Head for Janssen Oncology; or (ii) if a matter pertains to the Commercialization of a Licensed Product, the Worldwide Chairman, Pharmaceuticals of Johnson & Johnson, the President of Janssen, or the General Manager, Oncology of Janssen; or (iii) if a matter pertains to the Manufacture of a Licensed Product, the Vice President, Supply Chain of Janssen Supply Group, LLC.  In the event that the position of any of the Executive Officers identified in this Section no longer exists due to a corporate reorganization, corporate restructuring or the like that results in the elimination or modification of the identified position, the applicable Executive Officer shall be replaced with another senior officer with responsibilities and seniority comparable to the eliminated or modified position.

1.80                        “Existing Third Party Agreements” means the (a) Current Manufacturing Contracts; (b) Pre-Existing Licenses to Third Parties; (c) Pre-Existing Licenses from Third Parties; and (d) any and all agreements between Geron and a Third Party in effect as of the Execution Date, other than the [*] or any agreement described in clauses (a) through (c), and which contain any terms relating to the Development, Manufacture, or Commercialization of GRN163 or GRN163L, (collectively, the “Additional Pre-Existing Third Party Agreements”).  Geron represents and warrants that Exhibit B-3 lists all of the material Additional Pre-Existing Third Party Agreements described in clause (d) of this Section, including any amendments thereto, of which Geron is aware as of the Execution Date.

1.81                        “Existing Blocking Third Party Patent Rights” means any issued Patent Rights owned or controlled by a Third Party (and not included in Geron Product Patent Rights) that (i) include one or more claims that would be infringed by the Development, Manufacture (including,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

with respect to any claims of such Patent Rights that Cover any manufacturing processes used in such Manufacture, those process steps or features that are in accordance with those process steps or features of any manufacturing processes as utilized by or on behalf of Geron as of the Execution Date, including under the Current Manufacturing Contracts, but excluding any process steps or features that are changed from such manufacturing processes), or Commercialization of GRN163 or GRN163L, or a Licensed Product due solely to the extent of its inclusion of GRN163 or GRN163L as an active agent (and not to the inclusion of any other active or inactive agent or ingredient in the Licensed Product) (any such Development, Manufacture, or Commercialization activity, the “Contemplated License Activities”), and (ii) which as of the Execution Date, Geron knew or reasonably should have known, include any such claims that would be infringed by any such Contemplated License Activity.

1.82                        “Ex-US Studies” means those clinical studies of Licensed Product set forth in the Global Development Plan that are not US Studies, which for clarity are intended to support Regulatory Approval in one or more countries not including the United States, regardless of where such studies are performed.

1.83                        “Expert Proxy Resolution” means the procedure for obtaining a decision on an issue within the JSC’s authority that requires a unanimous vote of the JSC as expressly provided hereunder, in the event that the JSC does not reach a unanimous decision and, after escalation, the Parties’ Executive Officers also do not reach a mutual decision of the escalated issue, which procedure is set forth in Section 3.11.

1.84                        “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1 et. seq.), as may be amended at the relevant time.

1.85                        “FDA” means the United States Food and Drug Administration or any successor agency thereto for the United States.

1.86                        “Field” means the prevention, treatment, and/or diagnosis of any and all human disorders or medical conditions, including all Indications in Oncology.

1.87                        “Finance Working Group” means a Working Group advising the JSC or any other Joint Committee with respect to the reporting and reconciliation of any Development Costs or US Promotional Costs incurred hereunder.

1.88                        “First Commercial Sale” means, with respect to a Licensed Product in a country, the first commercial sale for monetary value of such Licensed Product by or on behalf of Janssen (or any of its Affiliates, Third Party distributors, or Third Party sublicensees) to a Third Party purchaser for end-use or consumption in the Field following Regulatory Approval in such country.  For the avoidance of doubt, sales of Licensed Product for clinical study purposes, early access programs (such as to provide patients with a Licensed Product prior to Regulatory Approval, for example, pursuant to treatment INDs or protocols, named patient programs and compassionate use programs), and similar uses shall not constitute a First Commercial Sale.  In addition for clarity, a sale of a Licensed Product between (i) Janssen or any of its Affiliates and (ii) Janssen and any of its Third Party sublicensees (such as contract manufacturers, suppliers, or distributors for consignment, where such sale is not a final sale to a wholesaler or retailer) shall not constitute a

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

First Commercial Sale, and in each case the First Commercial Sale shall be deemed to occur upon a subsequent resale by a Third Party sublicensee to a Third Party purchaser for end use.  For clarity, only one such sale transaction (the final sale) with respect to a unit of Licensed Product will be deemed to constitute the First Commercial Sale.

1.89                        “First Indication” has the meaning set forth in Section 1.139.

1.90                        “FTE” means the equivalent of the work of one qualified employee or agent for the applicable activities, full time, for one year (constituting [*] working hours).  For clarity, no more than [*] hours per year (or equivalent pro-rata portion thereof for a period less than 12 months) may be charged for an individual contributing work factoring into any reimbursable FTE costs hereunder, regardless of how much additional work time is contributed by such individual during such period.  An individual contributing work for less than [*] hours per year shall be deemed a fraction of an FTE on a pro-rata basis.

1.91                        “FTE Costs” means the FTE Rate times the number of FTEs expended during the applicable financial period.  The FTE Costs shall be determined based on time (as calculated in pro-rated FTEs) actually spent performing the applicable Development activities, unless another basis is expressly specified herein or otherwise agreed in advance by the Parties in writing.

1.92                        “FTE Rate” means the monetary rate at which FTEs expended by a Party during the applicable financial reporting period will accrue toward such Party’s FTE Costs hereunder.  The Parties agree that the FTE Rate for Development work shall be [*] dollars ($[*]) per allocable FTE, and the FTE Rate for Detailing work by Sales Representatives (the “Sales Force FTE Rate”) shall be [*] dollars ($[*]) per allocable Sales Representative.  Each such FTE Rate shall be adjusted annually, based on changes in the Consumer Price Index (as quoted by the U.S. Department of Labor, Bureau of Labor Statistics) plus [*] percent ([*]%), with the first adjustment taking effect in the 2015 Janssen Calendar Year.  Each Party acknowledges that the foregoing FTE Rate for Development work has been set to include all salary, employee benefits, routine supplies, and other expenses, including support staff and overhead for or directly allocable to an FTE and that the foregoing Sales Force FTE Rate is likewise fully loaded for Sales Representative Detailing work.

1.93                        “GAAP” means United States generally accepted accounting principles applied on a consistent basis.

1.94                        “Generic Erosion” means that a Generic Product alone has, or multiple Generic Products in the aggregate have, attained, on a Licensed Product-by-Licensed Product basis and on a country-by-country basis, at least [*] ([*]%) market share of prescription volume in a Janssen Calendar Quarter of the applicable Licensed Product in the applicable country, as measured by the IMS data or other marketing data issued by a reputable data source acceptable to both Parties.

1.95                        “Generic Product” means, on a Licensed Product-by-Licensed Product basis and on a country-by-country basis, a product that is the same as, or Bioequivalent to, the Active Substance contained within such Licensed Product, and the application for Regulatory Approval for which is submitted through an Abbreviated NDA or foreign equivalent thereof that references

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

any NDA or supplemental NDA or any foreign equivalent thereof for the Licensed Product.  For clarity, Generic Product will not include an authorized (by Janssen) generic of a Licensed Product.

1.96                        “Geron Assay IP” means the Geron Assay Know-How and the Geron Assay Patent Rights, collectively.

1.97                        “Geron Assay Know-How” means any and all Know-How owned (and accordingly Controlled) by Geron (directly or through any of its Affiliates), as of the Execution Date or during the Term, that pertains to any assays for measuring telomerase activity and/or telomere length.  Geron hereby represents and warrants that the Geron Assay Know-How includes the assay methods and materials (other than reagents and kits generally available for commercial purchase without restrictions on use from Third Party vendors) described in the two protocols set forth in Exhibit K.

1.98                        “Geron Assay Patent Rights” means: (a) any and all Patent Rights owned (and, accordingly Controlled) by Geron (directly or through any of its Affiliates), as of the Execution Date or during the Term, that include any claim Covering any assay method or material for measuring telomerase activity and/or telomere length; and (b) the Patent Rights licensed by Geron pursuant to the license agreement dated May 17, 2001 by and between Geron and McMaster University.  The Geron Assay Patent Rights include the Patent Rights listed on Exhibits P-1 and P-2.

1.99                        “Geron Co-Promotion Decision Package” has the meaning set forth in Section 2.2.3.

1.100                 “Geron Decision Package” has the meaning set forth in Section 2.2.1 .

1.101                 “Geron Development Program IP” means the Geron Development Program Know-How and Geron Development Program Patent Rights, collectively.

1.102                 “Geron Development Program Know-How” means the Development Program Know-How Controlled by Geron (directly or through any of its Affiliates), including Geron’s interest in any Joint Development Program Know-How.

1.103                 “Geron Development Program Patent Rights” means the Development Program Patent Rights Controlled by Geron (directly or through any of its Affiliates), including Geron’s interest in any Joint Development Program Patent Rights.

1.104                 “Geron Election Period” has the meaning set forth in Section 2.2.2.

1.105                 “Geron Election Notification” has the meaning set forth in Section 2.2.2.

1.106                 “Geron IDP Trial Costs” has the meaning set forth in Section 4.9.4.

1.107                 “Geron Product IP” means the Geron Product Know-How and Geron Product Patent Rights, collectively.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.108                 “Geron Product Know-How” means (a) any Know-How related to the Development, Manufacture and/or Commercialization of any Active Substance or Licensed Product, including any Active Substance’s or Licensed Product’s Data and properties, Development, uses, synthesis or manufacture, formulation, or administration (including as contemplated by this Agreement), and (b) any Know-How that is incorporated by Geron or any of its Affiliates into the Development, Manufacture, use and/or Commercialization of any Active Substance or Licensed Product during the Term, which Know-How in each case (a) and (b) is either (i) Controlled by Geron (directly or through any of its Affiliates) as of the Effective Date or (ii) developed outside of the Development Program and comes within the Control of Geron (directly or through any of its Affiliates) during the Term, but in all cases excluding [*].

1.109                             “Geron Product Patent Rights” means any Patent Rights, Controlled by Geron (directly or through any of its Affiliates) as of the Effective Date or during the Term, or that come into the Control of Geron (directly or through any of its Affiliates) outside the Development Program but during the Term, that include at any time at least one claim Covering, generically or specifically: (a) any Geron Product Know-How; or (b) any composition, form, formulation, preparation, administration, delivery, or dosing of any Active Substance or Licensed Product, or any method of using any Active Substance or Licensed Product, or any process or material for manufacturing, formulating, preparing, administering, delivering, or dosing any Active Substance or Licensed Product, in each case excluding [*].  The Geron Product Patent Rights include the Patent Rights listed on Exhibits D-1, D-2, and D-3.

1.110                 “[*]” has the meaning set forth in Section 5.5.1.

1.111                 “Geron Promotional Funding Amount” has the meaning set forth in Section 5.5.1.

1.112                 “Geron Promotional Share” means the actual percentage, up to a maximum of twenty percent (20%), of Sales Representative PDEs expended by Geron in Detailing Licensed Product in the United States during any period during which it is Co-Promoting such Licensed Product while there is Innovator Protection in the United States for a Licensed Product following its Regulatory Approval by the FDA.

1.113                 “Geron Reimbursement Amount” has the meaning set forth in Section 4.9.5.

1.114                 “[*]” means the portion of the Geron Reimbursement Amount set forth in Section 4.9.5.

1.115                 “Geron Reimbursement Downpayment” has the meaning set forth in Section 4.9.5.

1.116                 “Global Development Plan” means the CDP and any IDPs, collectively, which together shall provide the written plans and budgets for the overall program of Development of Licensed Product toward Regulatory Approval in the Major Market Countries for any Oncology Indications or other applications in the Field, including Work Plans and Development Budgets (with each Party’s respective allocation of costs, if any) for (a) clinical trials (including any Party-sponsored clinical studies and investigator-initiated clinical studies) and non-clinical

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

studies, (b) regulatory responsibilities for obtaining Regulatory Approval in the applicable countries, and (c) the associated timelines for such activities, all as may be updated or amended from time to time in accordance with the terms of this Agreement.  For clarity, the Global Development Plan shall include any clinical studies initiated by Geron, or any of its Affiliates or Third Party contractors under any Existing Third Party Agreements, before the Execution Date and conducted to any extent during the Term.

1.117                 “Good Clinical Practice” or “GCP” means the current standards for clinical trials for pharmaceuticals, as set forth in the ICH guidelines and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which a Product is intended to be sold to the extent such standards are not less stringent than United States Good Clinical Practice.

1.118                 “Good Laboratory Practice” or “GLP” means the current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which a Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

1.119                 “Good Manufacturing Practice” or “GMP” means the current quality assurance standards that ensure that pharmaceutical products are consistently produced and controlled in accordance with the quality standards appropriate to their intended use as defined in 21 C.F.R. § 210 and 211, European Directive 2003/94/EC, Eudralex 4, Annex 16, and applicable United States, European Union, Canadian and ICH guidance or equivalent laws in other jurisdictions to the extent no less stringent.

1.120                 “Government Health Care Programs” means the Medicare program (Title XVIII of the Social Security Act), the Medicaid program (Title XIX of the Social Security Act), TRICARE, the Federal Employee Health Benefits Program, and other foreign, federal, state and local governmental health care plans and programs.

1.121                 “Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

1.122                 “Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority, or any authority, agency, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

1.123                 “GRN163” means the N3’->P5’ thiosphosphoramidate oligonucleotide having the structure set forth in Exhibit A-1, which is referred to by Geron internally and in certain of its publications as GRN163.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.124                 “GRN163L” means the N3’->P5’ thiosphosphoramidate oligonucleotide having the structure set forth in Exhibit A-2, which reflects GRN163 covalently linked to palmitoyl, or the sodium (or any other) salt thereof, which is also referred to as imetelstat.

1.125                 “Health Care Laws” means Applicable Laws relating to Government Health Care Programs, Private Health Care Plans, privacy and confidentiality of patient health information and human biological materials, including, in the United States, federal and state Applicable Laws pertaining to the federal Medicare and Medicaid programs (including the Medicaid rebate program); federal Applicable Laws pertaining to the Federal Employees Health Benefit Program, the TRICARE program and other Government Health Care Programs; federal and state Applicable Laws applicable to health care fraud and abuse, kickbacks, physician self-referral and false claims (including 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn and the federal Civil False Claims Act, 31 U.S.C. § 3729 et. seq.); the Health Insurance Portability and Accountability Act of 1996; and 45 C.F.R. Part 46, as well as similar Applicable Laws in the Licensed Territory, each as in effect and as amended from time to time.

1.126                 “Hematological Cancer” means any cancer arising in the blood or in bone forming tissues (e.g., bone marrow or lymph nodes), including MDS, MF, leukemia (including AML), lymphoma, or multiple myeloma.

1.127                 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or foreign equivalent thereof under Applicable Law.

1.128                 “HSR Clearance” means, as pertaining to this Agreement, the expiration or termination of all applicable waiting periods and requests for information (and any extensions thereof) under the HSR Act.

1.129                 “HSR Filing” means (a) filings by Janssen and Geron with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto, or (b) equivalent filings with applicable Governmental Authorities having jurisdiction over requests for HSR Clearance.

1.130                 “ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.131                 “IDP” or “Independent Development Plan” means a written plan prepared by or on behalf of a Party hereunder for Development of Licensed Product in the Field to be independently conducted by such Party (directly or through its Affiliates, Third Party sublicensees or Third Party subcontractors) as expressly permitted hereunder (including under Section 4.8 or Section 4.9), at its own expense, including the Work Plans and Development Budget, as may be updated or amended from time to time by such Party.

1.132                 “Imetelstat COM Patent Family” means the series or family of Geron Product Patent Rights which consists of: (a) U.S. Patent No. 7,494,982 and (b) those other Geron Product

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Patent Rights related thereto by way of priority (such as a continuing application thereof, a parent or provisional application serving as a basis of priority therefor, or by claiming a common priority right therewith) under Applicable Law, in each case including foreign counterparts of any of the foregoing.

1.133                 “IND” means an Investigational New Drug Application filed with the FDA, or a similar application filed with a Regulatory Authority outside of the United States for authorization to commence a clinical study, such as a clinical trial application or a clinical trial exemption, or any related regulatory submission, license or authorization.

1.134                 “IND Transfer Agreement” means a written agreement between the Parties relating to a particular IND for a clinical study of GRN163L filed on or before the Effective Date by or on behalf of Geron or a Third Party counterparty to an Existing Third Party Agreement pertaining to such IND or ongoing clinical study thereunder, which written agreement is entered into between the Parties or among the Parties and any such Third Party after the Effective Date hereof and provides for the transfer to Janssen of the IND or any responsibilities of Geron under the Existing Third Party Agreement.

1.135                 “Indemnified Party” has the meaning set forth in Section 13.1.

1.136                 “Indemnified Persons” shall mean, with respect to a Party, such Party and its Affiliates, and their respective officers, directors, employees, and agents.

1.137                 “Indemnifying Party” has the meaning set forth in Section 13.1.

1.138                 “Independent Promotional Plan” means the written plan prepared by Janssen setting forth its plans for Detailing supporting Janssen’s Commercialization of Licensed Product after applicable Regulatory Approval in (a) the United States if Geron does not have US Opt-In Rights, and (b) countries other than the United States, as such plan may be amended or updated from time to time by Janssen.

1.139                 “Indication” means a specific therapeutic or prophylactic indication set forth in labeling for a given drug product (such as a Licensed Product), as approved by a Regulatory Authority, identifying an application for which the drug product, as applicable, may be marketed for use to prevent or treat a particular disease or medical condition.  On a product-by-product and country-by-country basis,  “First Indication” for a specified disease or medical condition means the Indication for such specified disease or medical condition as set forth in the product label for the drug product, as applicable, that receives the first Regulatory Approval in such country based on a pivotal clinical study and is for treating a patient population; and “Second Indication” means an additional Indication for the same specified disease or medical condition as set forth in the First Indication for such drug product, as applicable, which additional Indication receives Regulatory Approval based on a different pivotal clinical study and is for treating an additional patient population (distinct from that treated by the First Indication).

1.140                 “Inferior Rights” means any rights, under any Geron Product Patent Rights not licensed to Janssen under this Agreement that, after the Effective Date and to the extent not

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

prohibited herein, Geron exercises, practices, or otherwise exploits itself or through an Affiliate or grants to any Third Party, that relate to a product other than a Licensed Product.

1.141                 “Inferior Rights Holder” means a holder of Inferior Rights (whether Geron or its Affiliate or Third Party licensee, as the case may be).

1.142                 “Initial Development Budget” means the initial Development Budget for the Development activities in the Work Plans for the Initial Studies and US Studies that would be included in the CDP as set forth in Section 4.8.1 if Geron were to exercise its US Opt-In Rights, as provided to Geron in the Geron Decision Package pursuant to Section 2.2.1.

1.143                 “Initial Global Development Plan” means the Global Development Plan as of the Execution Date, which is attached to this Agreement as Exhibit C and includes:  (a) the initial CDP including the Work Plan and Development Budget for each of the Initial Studies; and (b) Additional Studies that are US Studies planned as of the Execution Date, which shall be incorporated into the CDP if Geron exercises it US Opt-In Rights pursuant to Section 2.2.2, and which shall be incorporated into a Janssen IDP if Geron does not so exercise such rights.

1.144                 “Initial Studies” means both the Lead Phase 2 MF Study and Lead Phase 2 Low-Risk MDS Study.

1.145                 “In-Licensed Geron Product Patent Rights” has the meaning set forth in Section 12.5.8.

1.146                 “Innovator Protection” means, with respect to the applicable Licensed Product having Regulatory Approval in a given country, that either or both of the following protections pertaining to the Active Substance of the Licensed Product is/are in force in such country:  (a) at least one Valid Claim of the Geron Product Patent Rights or Development Program Patent Rights in such country Covers either (i) the Active Substance contained in the Licensed Product as a composition of matter, or (ii) a method of using the Active Substance or the Licensed Product corresponding to its First Indication approved by the Regulatory Authority in such country; and/or (b) Regulatory Exclusivity Rights protect the Active Substance of the Licensed Product (e.g., as a new chemical entity, data exclusivity, pediatric exclusivity, or the like) or its First Indication (e.g., if an orphan drug Indication) approved for the Licensed Product by the Regulatory Authority in such country.

1.147                 “Janssen Alternative Election Period” has the meaning set forth in Section 2.1.8(b).

1.148                 “Janssen Calendar Quarter” means a financial quarter based on a Janssen Calendar Year; provided, however, that the first Janssen Calendar Quarter and the last Janssen Calendar Quarter may be partial quarters as applicable under the relevant Janssen Calendar Year.

1.149                 “Janssen Calendar Year” means a year based on Janssen’s universal calendar for that year used by Janssen for internal and external reporting purposes (a copy of which for the year 2014 and 2015 is attached hereto as Exhibit I); provided, however, that the first Janssen Calendar Year and the last Janssen Calendar Year of the applicable period (such as the Royalty Term) may be a partial year as the case may be.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.150                 “Janssen Development Program IP” means the Janssen Development Program Know-How and Janssen Development Program Patent Rights, collectively.

1.151                 “Janssen Development Program Know-How” means the Development Program Know-How Controlled by Janssen (directly or through any of its Affiliates), including Janssen’s interest in any Joint Development Program Know-How.

1.152                 “Janssen Development Program Patent Rights” means the Development Program Patent Rights Controlled by Janssen (directly or through any of its Affiliates), including Janssen’s interest in any Joint Development Program Patent Rights.

1.153                 “Janssen Election Period” has the meaning set forth in Section 2.1.8.

1.154                 “Janssen IDP Based Regulatory Approval” has the meaning set forth in Section 4.9.5.

1.155                 “Janssen IDP Trial Costs” has the meaning set forth in Section 4.9.5.

1.156                 “Janssen INDs” has the meaning set forth in Section 4.4.1(b).

1.157                 “Janssen Parent” means Johnson & Johnson, a New Jersey corporation.

1.158                 “Janssen Product IP” means the Janssen Product Know-How and Janssen Product Patent Rights, collectively.

1.159                 “Janssen Product Know-How” means any Know-How that is incorporated by Janssen or any of its Affiliates into the Development, Manufacture, use and/or Commercialization of any Active Substance or Licensed Product during the Term, and that either is (a) Controlled by Janssen or any of its Affiliates as of the Effective Date or (b) developed outside of the Development Program and comes within the Control of Janssen or any of its Affiliates during the Term.

1.160                 “Janssen Product Patent Rights” means any Patent Rights, Controlled by Janssen or any of its Affiliates as of the Effective Date or that come into the Control of Janssen or any of its Affiliates outside the Development Program but during the Term, that include at any time at least one claim Covering, generically or specifically: (a) any Janssen Product Know-How; or (b) any composition, form, formulation, preparation, administration, delivery, or dosing of any Active Substance or Licensed Product, or any method of using any Active Substance or Licensed Product, or any process or material for manufacturing, formulating, preparing, administering, delivering, or dosing any Active Substance or Licensed Product, in each case ((a) and (b)) as and to the extent incorporated into the Licensed Product or the Development, Manufacture, use and/or Commercialization of any Active Substance or Licensed Product by Janssen or any of its Affiliates during the Term.

1.161                 “JDC” or “Joint Development Committee” means a joint development subcommittee of the JSC, as further defined in Section 3.1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.162                 “JMC” or “Joint Marketing Committee” means a joint marketing subcommittee of the JSC, as further defined in Section 3.1.

1.163                 “Joint Committee(s)” shall refer (a) in the singular, to each of the Joint Steering Committee, the Joint Development Committee, and the Joint Marketing Committee individually, and (b) in the plural, to the Joint Steering Committee, the Joint Development Committee, and the Joint Marketing Committee collectively.

1.164                 “Joint Development Program Invention” has the meaning set forth in Section 10.2.1.

1.165                 “Joint Development Program Know-How” means any Development Program Know-How owned jointly by the Parties.

1.166                 “Joint Development Program Patent Rights” means any Development Program Patent Rights owned jointly by the Parties.

1.167                 “Joint Steering Committee” or “JSC” means a joint steering committee formed by representatives of each Party that is responsible for providing high-level oversight and decision-making regarding the Collaboration Activities, as further provided in Article III.

1.168                 “Jointly Owned Geron Product Patent Rights” has the meaning set forth in Section 12.5.8.

1.169                 “Know-How” means any and all technical, scientific, and other know-how (whether or not patentable), data, and other information, as well as materials, including:  inventions, trade secrets, research and Development data, plans, procedures, experimental techniques, material specifications, and assay or test protocols; biological, chemical, pharmacological, toxicological, pharmaceutical, pre-clinical, clinical, safety, and quality control data and information; Manufacturing methods and formulas; and molecules, chemical entities, reagents, starting materials, reaction intermediates, building blocks, synthetic products, delivery systems, excipients, ingredients, formulations, and compositions of matter.

1.170                 “Launched Product” has the meaning set forth in Section 14.6.2(h).

1.171                 “Lead Phase 2 Low-Risk MDS Study” means the Phase 2 clinical study of GRN163L for patients with MDS at low risk of progression to AML, based on International Prognostic Scoring System (IPSS) and/or the World Health Organization 2008 classification for MDS, or any such other classification scheme as may be agreed upon by the JSC, that is set forth in the initial CDP.

1.172                 “Lead Phase 2 MF Study” means the Phase 2 clinical study of GRN163L for MF that is set forth in the initial CDP.

1.173                 “Lead Phase 2 MF Study Data Package” means the de-identified clinical trial results in the form of the protocol-specified primary analysis from the Lead Phase 2 MF Study as identified in the CDP.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.174                 “Lead Phase 2 MF Study Read-Out” means the date of the JSC’s delivery of the Lead Phase 2 MF Study Data Package to both Parties.

1.175                 “Lead Phase 2 MF Study Suspension Period” has the meaning set forth in Section 2.1.8(b).

1.176                 “Licensed Product” means a product for use in the Field comprising an Active Substance, alone or in combination with other ingredients, such as excipients and other inactive ingredients as well as any other active ingredients.

1.177                 “Licensed Territory” means the entire world, including all of its countries and their possessions and territories.

1.178                 “Losses” means damages, losses, liabilities, costs (including costs of investigation and defense), fines, penalties, Government Orders, taxes, expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses), resulting from a Claim in an Action of a Third Party or Governmental Authority, and incurred by a Party (or other Indemnified Person as provided in Article XIII) as a result of such Action.

1.179                 “MAA” means (a) a marketing authorization application filed with (i) the EMA under the centralized EMA filing procedure or (ii) a Regulatory Authority in any European country if the centralized EMA filing procedure is not used; or (b) any other equivalent or related regulatory submission, in either case to gain approval to market a Product in any country in the European Union, in each case including, for the avoidance of doubt, amendments thereto and supplemental applications.

1.180                 “Major Market Country” means any of the [*].

1.181                 “Manufacturing Agreement” means a written agreement signed by both Parties including the agreed-upon plan, and terms and conditions, for procuring for the applicable Party (with respect to its IDP) or Parties (with respect to the CDP), as the case may be, including through the engagement of any Third Party contract manufacturers, suppliers of starting materials and reagents, Active Substances and Licensed Products of sufficient quality in amounts adequate to meet the demands as needed for conducting the clinical studies of Licensed Products pursuant to the Global Development Plan, including a plan of activities aimed to promptly transition to Janssen responsibility for Manufacturing, and having Manufactured, Active Substances and Licensed Products for Development purposes under the CDP and any IDPs, provided that (for clarity), (a) the Supply Costs for procuring such supplies for each clinical study under the CDP shall be allocated pro rata in accordance with each Party’s respective percentage share of Development Costs for such clinical study as provided hereunder (such as in Section 7.2), and (b) the Supply Costs for procuring such supplies for each clinical study under a Party’s IDP shall be borne by such Party (subject to any right of reimbursement that may arise pursuant to the terms hereof, such as Section 4.9).

1.182                 “Manufacturing” means, in reference to a Licensed Product, activities performed to manufacture such Licensed Product into final form for end use in the Field, including producing starting materials used to manufacture the Active Substance of the Licensed Product,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

manufacturing (including through multiple synthesis steps) such starting materials into Active Substance (e.g., in bulk form), formulating the Active Substance into Licensed Product in finished dosage form, filling, finishing, packaging, labeling, performing quality assurance testing and release, and shipping and storing the packaged Licensed Product.

1.183                 “Mayo IST Contract” means the Investigator Sponsored Trial Agreement between Geron and the Mayo Clinic dated October 5, 2012, as amended April 4, 2013, June 13, 2013, August 14, 2013, October 17, 2013 and May 2, 2014 (as may be further amended from time to time), which has been superseded by the Clinical Trial Agreement by and between Geron and Mayo Clinic, dated July 31, 2014, as amended September 2, 2014 and September 16, 2014 (as may be further amended from time to time) under which a clinical study of GRN163L entitled “A Pilot Open-Label Study of the Efficacy and Safety of Imetelstat (GRN163L) in Myelofibrosis and other Myeloid Malignancies,” has been and is being, as of the Execution Date, performed by the Mayo Clinic under the direction of Dr. Tefferi (IND No. 116129).

1.184                 “MDS” means myelodysplastic syndrome.

1.185                 “Medical Affairs” means medical affairs activities performed by or on behalf Janssen and its Affiliates and any sublicensees, in connection with any Licensed Product sold by or on behalf of Janssen hereunder, including providing medical scientific liaison support, coordinating the distribution of medical and scientific information and materials relating to the Licensed Product, developing and conducting medical education programs relating to the Licensed Product for healthcare providers, overseeing field based medical science liaisons, and coordinating medical communications and field medical education.

1.186                 “MF” means myelofibrosis.

1.187                 “MHLW” shall mean the Ministry of Health, Labour and Welfare of Japan and any successor agency thereto.

1.188                 “Named Indications” means, individually and collectively, MF, MDS and AML.

1.189                 “NDA” means a new drug application or biologics license application submitted to the FDA for purposes of obtaining Regulatory Approval for a new drug in the United States, for a particular Indication, including, for the avoidance of doubt, amendments thereto and supplemental applications.

1.190                 “Net Sales” means, with respect to a Licensed Product following its Regulatory Approval and commencing with the First Commercial Sale, the gross amounts invoiced on sales of the approved Licensed Product by or on behalf of a specified Party (directly or through any of its Affiliates or Third Party sublicensees) to a Third Party purchaser for end use in an arms-length transaction, less the following customary deductions, determined in accordance with Accounting Standards and standard internal policies and procedures consistently applied throughout the organization of the Party recording such sales to calculate revenue for financial reporting purposes, to the extent specifically and solely allocated to the sale of such Licensed Product to such purchaser and actually taken, paid, accrued, allowed, included, or allocated based on good

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

faith estimate, in the gross sales prices with respect to such sales (and consistently applied as set forth below):

(a)                       normal and customary [*] in the form of [*] with respect to sales of such Licensed Product (to the extent not already reflected in the amount invoiced) [*];

(b)                       [*] to the extent included [*] (but specifically excluding, for clarity, [*]);

(c)                        [*] to the extent included in the price and separately itemized on the invoice price;

(d)                       [*] on sales of such Licensed Product [*] pursuant to Applicable Law by reason of [*];

(e)                        [*] actually granted upon [*] of such Licensed Product, [*];

(f)                         [*] actually granted to [*]; and

(g)                       [*] associated with [*].

All aforementioned deductions shall only be allowable to the extent they are commercially reasonable, and shall be determined, on a country-by-country basis, as incurred in the ordinary course of business in type and amount consistent with the Party’s, the Affiliate’s, or sublicensee’s (as the case may be) business practices consistently applied across its product lines and in compliance with Accounting Standards and verifiable.  All such discounts, allowances, credits, rebates and other deductions shall be fairly and equitably allocated to such Licensed Product and other products of the Party and its Affiliates and sublicensees such that such Licensed Product does not bear a disproportionate portion of such deductions.  For clarity, sales of a Licensed Product by and between a Party and its Affiliates and sublicensees (including those that are distributors), or between the Parties (or their respective Affiliates or sublicensees), are not sales to Third Parties and shall be excluded from Net Sales calculations for all purposes so long as such Licensed Product is subsequently resold to a Third Party end-user.  For the avoidance of doubt, sales of a Licensed Product for use in conducting clinical trials of such Licensed Product in a country in order to obtain the first Regulatory Approval of such Licensed Product in such country shall be excluded from Net Sales calculations for all purposes.  Also, notwithstanding anything to the contrary above, sales of a Licensed Product for any compassionate use or named patient sales shall be excluded from Net Sales calculations.  Additionally for clarity, only a single sales transaction with respect to a particular unit of Licensed Product, made at the time Janssen or any of its Affiliates or sublicensees sells such Licensed Product to a Third Party purchaser for end use in an arms-length transaction, will qualify as the basis for determining the Net Sales amount for such unit.  The calculation of Net Sales for any Combination Product shall be adjusted pursuant to Section 8.3.4(c) below.

1.191                 “Non-Breaching Party” has the meaning set forth in Section 14.2.1.

1.192                 “Notice of a Claim” has the meaning set forth in Section 13.2.1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.193                 “Oncology” means any type or form of Hematological Cancer or Solid Tumor Cancer.

1.194                 “Ongoing Studies” means the clinical studies of GRN163L initiated by or assumed by Geron, prior to the Execution Date and identified in Exhibit Q.

1.195                 “Out of Budget Modification” has the meaning set forth in Section 3.7.1(c).

1.196                 “Out-of-Pocket Costs” means amounts paid by a Party or its Affiliates to any Third Party subcontractors hereunder, for services or materials provided by such subcontractors to directly support the applicable Development or Promoting activities co-funded (to any extent) by the Parties, or clinical supply activities, as expressly provided hereunder, to the extent such services or materials apply directly to activities under the applicable CDP or IDP, or the US Promotional Plan, or the Manufacturing Plan, as the case may be.  The specific allocation of each Party’s share of co-funded Out-of-Pocket Costs is otherwise specified in this Agreement.  For clarity, Out-of-Pocket Costs do not include payments for a Parties’ or its Affiliates’ internal:  salaries or benefits; facilities; utilities; general office or facility supplies; insurance; or information technology, capital expenditures or the like.

1.197                 “Party” and “Parties” have the meaning set forth in the Preamble.

1.198                 “Patent Controversy” means any Dispute between the Parties to the extent that it involves an issue relating to the inventorship, claim scope or interpretation, infringement, enforceability, patentability, or validity of any Patent Right hereunder, and including any such issues relevant to any Prosecution activities hereunder.

1.199                 “Patent Costs” means all out-of-pocket costs reasonably incurred by or on behalf of a Party (such as a designated Affiliate) in Prosecuting applicable Patent Rights.

1.200                 “Patent Office” means the United States Patent and Trademark Office, European Patent Office, or other Governmental Authority responsible for the examination of patent applications or granting of patents in a country, region, or supra-national jurisdiction.

1.201                 “Patent Representative” means the patent attorney or agent representing a Party as described in Section 3.3.

1.202                 “Patent Rights” means, in reference to a designated invention, all original (priority establishing) patent applications claiming such invention filed anywhere in the world, including provisionals and nonprovisionals, and all related applications thereafter filed, including any continuations, continuations-in-part, divisions, or substitute applications, any patents issued or granted from any such patent applications, and any reissues, reexaminations, renewals or extensions (including by virtue of any supplementary protection certificates) of any such patents, and any confirmation patents or registration patents or patents of addition based on any such patents, and all foreign counterparts or equivalents of any of the foregoing.

1.203                 “Patent Term Extension” means an extension of the term of any issued patent, or a right of protection equivalent to such an extension, granted under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Protection Certificate

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of the member states of the EU, or another similar law or regulation in any other country or jurisdiction.  For clarity, a pediatric extension obtained by application to or through approval of a Patent Office extending the term of any patent shall be deemed a Patent Term Extension.

1.204                 “Patent Working Group” means the Working Group that advises the Joint Committee on any patent matters as more fully set forth in Section 3.3.

1.205                 “PDE” means a primary detailing equivalent contributed by a Sales Representative to Detailing of Licensed Product.

1.206                 “Person” means any individual, entity or Governmental Authority.

1.207                 “Pharmacovigilance Agreement” means a written pharmacovigilance agreement between the Parties executed hereunder pursuant to Section 4.6.4.

1.208                 “Phase 3 High-Risk MDS Study” means a Phase 3 clinical study of a Licensed Product for patients with MDS at high risk of progression to AML, based on International Prognostic Scoring System (IPSS) and/or the World Health Organization 2008 classification for MDS, as generally outlined in the CDP.

1.209                 “Phase 1” means, in reference to a clinical study (or trial) of a Licensed Product, that such study is conducted in healthy human subjects or patients to generate information on product safety and tolerability (as a primary purpose), and as applicable pharmacological activity or pharmacokinetics, as more fully described in US federal regulation 21 C.F.R. § 312.21(a) and its equivalents in other jurisdictions.  For purposes of illustration, Phase 1 Development of a Licensed Product may include a Phase 1b study designed to assess the safety and pharmacokinetics of a Licensed Product as a single agent or in combination with other standard of care agents used to treat a particular Indication.

1.210                 “Phase 2” means, in reference to a clinical study of a Licensed Product following one or more Phase 1 studies, that such study is conducted in the target patient population for an Indication for determining the safety, efficacy, and dose-ranging of the Licensed Product, which study is prospectively designed to generate sufficient data (if successful) to commence a Phase 3 study or to file for accelerated marketing approval, as more fully described in US federal regulation 21 C.F.R. § 312.21(b) and its equivalents in other jurisdictions.  For clarity, the Lead MF Phase 2 Study and the Lead Phase 2 Low-Risk MDS Studies shall be deemed Phase 2 studies (and not Phase 3 or Phase 2/3 studies).

1.211                 “Phase 3” means, in reference to a clinical study of a Licensed Product following one or more Phase 2 studies, that such study is a pivotal study in human patients to establish the safety and efficacy of the Licensed Product for a particular Indication, which study is prospectively designed to demonstrate with statistical significance that the Licensed Product is sufficiently safe and effective for use in the Indication to support the filing of a Drug Application for approval to market such Licensed Product for such Indication in any jurisdiction, as more fully described in US federal regulation 21 C.F.R. § 312.21(c) and its equivalents in other jurisdictions.

1.212                 “Post Marketing Studies” means any clinical trials or studies conducted with a Licensed Product after receipt of Regulatory Approval of the Licensed Product, which are

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

conducted voluntarily in order to enhance marketing or scientific knowledge of the Licensed Product and are not required by Regulatory Authorities or are not intended to support Regulatory Approval of a Licensed Product for a new Indication or other material change to the Product Label and Insert.

1.213          “Pre-Existing Licenses from Third Parties” means any and all agreements by and between Geron and any Third Party, in effect as of the Execution Date, and pursuant to which the Third Party grants (by express terms, whether or not using the word “license”) Geron any license or sublicense (or use or other exploitation) rights to or under any Third Party’s Patent Rights or Know-How that are necessary or useful for Developing, Manufacturing, or Commercializing any Active Substance or Licensed Product, but excluding any Current Manufacturing Contracts and the [*].  Geron represents and warrants that the Pre-Existing Licenses from Third Parties pertaining to GRN163 and/or GRN163L of which Geron is aware as of the Execution Date are listed on Exhibit B-2.

1.214      “Pre-Existing Licenses to Third Parties” means any and all agreements by and between Geron and any Third Party, in effect as of the Execution Date, and pursuant to which Geron grants (by express terms, whether or not using the word “license”) such Third Party any license or sublicense (or use or other exploitation) rights to or under any Geron Product IP, but excluding any Current Manufacturing Contracts.  Geron represents and warrants that the Pre-Existing Licenses to Third Parties of which Geron is aware as of the Execution Date are listed on Exhibit B-1.

1.215      “Prior CDAs” means, collectively, (a) the Mutual Confidential Disclosure Agreement effective October 31, 2013, entered into between Janssen’s Affiliate, Janssen Global Services, LLC, and Geron, as amended on March 20, 2014; (b) the Confidential Disclosure Agreement dated June 18, 2014, entered into between Geron, Janssen Global Services, LLC and [*]; and (c) the Confidential Disclosure Agreement dated June 18, 2014, entered into between Geron, Janssen Global Services, LLC and [*].

1.216      “Private Health Care Plans” means non-governmental Third Party health care payors and plans, including insurance companies, health maintenance organizations and other managed care organizations, Blue Cross and Blue Shield plans, and self-funded employers.

1.217      “Product Infringement” has the meaning set forth in Section 10.4.2.

1.218      “Product Label and Insert” means, with respect to a Licensed Product for use in the Field, (a) any display of written, printed or graphic matter upon the container in which the Licensed Product is immediately contained, outside container, wrapper or other packaging of the Licensed Product, and (b) any written, printed or graphic material on or within the package from which the Licensed Product is to be dispensed, including any package insert or other patient information provided with the product.

1.219      “Product Trademark Rights” means any Trademark Rights pertaining to an Active Substance or Licensed Product Controlled by a Party hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.220      “Promoting” means Detailing in promotion of a Licensed Product being sold for use in the Field (excluding, for the avoidance of doubt, any Medical Affairs activities).

1.221      “Promoting Costs” means the total costs incurred by either or both of the Parties in carrying out Promoting under the US Promotional Plan as determined by: (a) multiplying the Sales Force FTE Rate times the total Sales Rep PDE Value of the applicable Party’s/Parties’ Sales Representatives or (b) using other accounting methodology in accordance with Applicable Law and Accounting Standards as the JSC may establish under advice of the JMC and the Finance Working Group.

1.222      “Promotional Budget Variance Ceiling” means an amount that is [*] percent ([*]%) of the Geron Promotional Funding Amount for a Janssen Calendar Year pursuant to the budget for the Promoting Costs set forth in the US Promotional Plan.

1.223      “Proposed Publications” has the meaning set forth in Section 11.6.2.

1.224      “Proposed Resolution” has the meaning set forth in Section 3.11.2.

1.225      “Proposed Trial” means a clinical study of Licensed Product for an Oncology Indication, other than a Named Indication, that is not, at the time proposed, supported by the scope of Development activities under the CDP or any IDP.

1.226      “Proposing Party” has the meaning set forth in Section 4.9.1.

1.227      “Prosecuting” means, in reference to a designated Patent Right, preparing a Patent Right in application form for filing in any Patent Office, or performing activities associated with filing, prosecuting, maintaining, defending, or correcting the Patent Right in any Patent Office proceeding or with appeal of a Patent Office decision therefrom, including with respect to any post-grant proceeding, supplemental examination, post-grant review, inter parte review, reexamination, reissue, interference, or opposition proceeding in any Patent Office.  For the avoidance of doubt, Prosecuting excludes any infringement suit or other legal Action to enforce a Patent Right or declaratory judgment suit or other legal Action initiated by a Third Party to challenge in court the validity or enforceability of a Patent Right.  “Prosecute” and “Prosecution” shall each have a correlative meaning.

1.228      “Prosecuting Party” means the Party with the current right to Prosecute the applicable Patent Right as set forth in Section 10.3.

1.229      “Prosecution Contact” means a Party’s designated patent attorney or agent identified in a notice to the other Party (as may be updated from time to time) as its contact for communications between the Parties regarding the Prosecuting of any Geron Product Patent Rights or Development Program Patent Rights.

1.230      “Publishing Party” has the meaning set forth in Section 11.6.2.

1.231      “QA Working Group” means a Working Group advising the JSC or JDC with respect to quality assurance matters pertaining to lots or batches of Licensed Product that are Manufactured for clinical trials set forth in the Global Development Plan.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.232      “Regulatory Approval” means the approval of the applicable Regulatory Authority necessary for the marketing and sale of a pharmaceutical or drug product for an Indication in the Field in a country, including any and all approvals that may be required in such country for pricing and reimbursement.  For purposes of illustration, in addition to approval of a Drug Application: Regulatory Approval in [*] includes approval of a [*]; Regulatory Approval in [*] includes [*]; Regulatory Approval in [*] includes [*]; Regulatory Approval in [*] includes [*]; and Regulatory Approval in the [*] includes [*].

1.233      “Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing and sale of a pharmaceutical product in a country, such as the FDA in the United States, EMA in the EU, and MHLW in Japan.

1.234      “Regulatory Exclusivity Right” means a right or protection, granted by a Regulatory Authority in a jurisdiction, providing with respect to a Licensed Product in such jurisdiction:  (a) marketing exclusivity that prevents the Regulatory Authority from accepting or approving a Drug Application (whether new or abbreviated), submitted by a party other than Janssen (or any of its Affiliates or Third Party sublicensees), for a generic or competing version of a pharmaceutical product comprising a compound that is a Bioequivalent to the Active Substance in the Licensed Product, such as through new molecular entity or orphan drug exclusivity granted by the FDA, or an exclusive right to sell pursuant to the data exclusivity provisions under EC Directives 2004/27/EC and 2001/83/EC and Regulation 726/2004/EC, or marketing exclusivity granted in respect of pediatric studies under Regulation 1901/2006, or Section 505A(a) of the FDC Act; or (b) data protection for regulatory data submitted by Janssen relating to the Licensed Product against unfair commercial use or public release consistent with, or no less stringent than, TRIPs Article 39.3.

1.235      “Regulatory Filing” means any documentation comprising or relating to or supporting any filing or application with any Regulatory Authority with respect to a Licensed Product, or its use or potential or investigative use in humans, including any documents submitted to any Regulatory Authority and all supporting Data, including INDs, supportive documents enabling a clinical program, NDAs and MAAs, and all correspondence with any Regulatory Authority with respect to any Licensed Product (including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).

1.236      “Requesting Party” has the meaning set forth in Section 11.5.2.

1.237      “Reverted Licensed Products” has the meaning set forth in Section 14.6.2(c).

1.238      “Reviewing Party” has the meaning set forth in Sections 11.5.2 and 11.6.2.

1.239      “Right of Reference” has the meaning set forth for such term in 21 C.F.R. § 314.3(b) or any equivalent thereto under any Applicable Law in jurisdictions outside the United States.

1.240      “Royalty Term”, as applicable to Net Sales of each particular Licensed Product in a given country, has the meaning set forth in Section 8.3.1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.241      “Sales Force FTE Rate” has the meaning set forth in Section 1.92.

1.242      “Sale Rep FTE Contribution” means, with respect to a particular Sales Representative who Details a Licensed Product in the United States during a given Janssen Calendar Year, the total time, not exceeding one full-time FTE, equal to the summation of {each Detail visit of such Sales Representative times the Sales Rep PDE Value for such Detail made during such Janssen Calendar Year}.

1.243      “Sales Rep PDE Value” means, with respect to a particular Sales Representative who Details a Licensed Product in the United States during a given Janssen Calendar Year, the allowance (as reflected in the following sentence) for Detailing time expended by such Sales Representative toward the Aggregate Detailing Effort pursuant to the US Promotional Plan in such Janssen Calendar Year, to determine the value of a physician Detailing equivalent (“PDE”).  Notwithstanding the foregoing, the determined Sales Rep PDE Value for a full-time Sales Representative who Details a Licensed Product for one Janssen Calendar Year in the United States shall be: (a) [*]% to the extent such Sales Representative Details the Licensed Product as the First Position Detail; and (b) [*]% to the extent such Sales Representative Details the Licensed Product as the Second Position Detail.  For the avoidance of doubt, if a Sales Representative Details the Licensed Product in different positions in different Details (e.g., First Position Detail in a portion of the Details and Second Position Details in other Details), then a pro rata share of the foregoing percentages will be used to determine the Sale Rep PDE Value for calculating the Sales Rep FTE Contribution.

1.244      “Sales Representative” means a sales representative of a Party (or, in the case of Janssen, its Affiliate) who performs Details of Licensed Product.

1.245      “Second Indication” has the meaning set forth in Section 1.139.

1.246      “Solely Owned Geron Product Patent Rights” has the meaning set forth in Section 12.5.8.

1.247      “Solid Tumor Cancer” means any cancer other than Hematological Cancers.

1.248      “Supply Costs” means:  (a) in reference to any clinical supplies of Licensed Product (in bulk or finished product form) that may be supplied through a Third Party contract manufacturer, with JSC approval, by a Party for any clinical studies under the Global Development Plan, such Party’s Out-of-Pocket Costs incurred in having such supplies Manufactured on its behalf; and (b) in reference to any clinical supplies of Licensed Product (in bulk or finished product form) that may be manufactured, with JSC approval, by Janssen or any of its Affiliates for any clinical studies under the Global Development Plan, Janssen’s or the applicable Affiliate’s Cost of Goods for such supplies plus a mark-up of [*] percent ([*]%).

1.249      “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).

1.250      “Term” means the term of this Agreement as set forth in Section 14.1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.251      “Third Party Product Liability Action” has the meaning set forth in Section 13.4.1.

1.252      “Third Party” means any person, entity, or other party other than a Party to this Agreement or any of its Affiliates.

1.253      “Trademark Rights” means all registered and unregistered trademarks (including all common law rights thereto), service marks, trade names, brand names, logos, taglines, slogans, certification marks, internet domain names, trade dress, corporate names, business names and other indicia of origin, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions, and renewals thereof throughout the world, and all rights therein provided by international treaties and conventions.

1.254      “United States”, “US” or “U.S.” means the United States of America, including its territories and possessions.

1.255      “US Promotional Budget” means the written budget as developed by Janssen for Detailing activities in the United States described in the US Promotional Plan.

1.256          “US Promotional Plan” means the written plan as developed by Janssen for the Detailing activities supporting Janssen’s Commercialization of Licensed Product in the United States after its Regulatory Approval by the FDA while there is Innovator Protection for such Licensed Product in the U.S., as such plan may be amended, supplemented, or updated from time to time.  The initial US Promotional Plan shall include the Aggregate Detail Effort and number of Details to be conducted by Janssen, or, where Geron has exercised its Co-Promotion Option, by each Party, consistent with the Geron Promotional Share for the period following Regulatory Approval of the Licensed Product in the United States through the end of the first full Janssen Calendar Year thereafter.

1.257      “US Opt-In Rights” has the meaning set forth in Section 2.2.2.

1.258      “US Studies” means those clinical studies of Licensed Product that, as set forth in the Global Development Plan, are intended to support Regulatory Approval of the Licensed Product in the United States, whether or not also supportive of Regulatory Approval in any other countries and regardless of where such studies are performed.

1.259      “[*]” means the [*], between [*].

1.260      “Valid Claim” means a claim of any unexpired patent issued or granted by a Patent Office that has not been revoked or held unenforceable or invalid by a decision of a court or Governmental Authority of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise.

1.261      “Work Plans” means the portion of the CDP or IDP, as the case may be, constituting the written plans (including any GANTT charts) for the Development of Licensed Product describing the activities to be performed by the Parties (and their respective responsibilities therefor) or a Party, as the case may be.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.262      “Working Group” means a joint team composed of representatives of the Parties with appropriate background and experience formed to advise the JSC or any other Joint Committee hereunder on matters of a particular nature, such as those specified herein.

ARTICLE II:  LICENSE GRANTS AND GERON OPT-IN RIGHTS

2.1          Geron Grants.

2.1.1      Development License.  Subject to the terms and conditions of this Agreement, Geron hereby grants to Janssen an exclusive (even as to Geron, except to the extent Geron expressly retains or is expressly granted back rights under this Agreement), worldwide license, with the right to sublicense in accordance with Section 2.1.6, under the Geron Product IP and Geron Development Program IP, to Develop and have Developed Active Substances and Licensed Products in the Field and to make and Manufacture, have made and Manufactured, use, have used, and import Active Substances and Licensed Products for such purposes.  The license rights granted under this Section 2.1.1 shall commence on the Effective Date and run throughout the Royalty Term, and continue thereafter on a fully paid-up basis, subject to the termination provisions under Section 2.1.8 (c) and Article XIV.

2.1.2      Commercialization License.  Subject to the terms and conditions of this Agreement, Geron hereby grants to Janssen an exclusive (even as to Geron, except to the extent Geron expressly retains or is expressly granted back rights under this Agreement), worldwide license, with the right to sublicense in accordance with Section 2.1.6, under the Geron Product IP and Geron Development Program IP, to Commercialize and have Commercialized, offer for sale and sell, and have offered for sale and sold, Active Substances and Licensed Products for use in the Field and to make, have made, use, have used, and import Active Substances and Licensed Products for such purposes.  The license rights granted under this Section 2.1.2 shall commence on the Effective Date and continue, on a Licensed Product-by-Licensed Product and country-by-country basis, throughout the Royalty Term for a particular Licensed Product in a particular country, and continue thereafter on a fully paid-up basis with respect to such Licensed Product in such country, subject to the termination provisions under Section 2.1.8 (c) and Article XIV.

2.1.3       License under Geron Assay IP.  Subject to the terms and conditions of this Agreement, Geron hereby grants to Janssen a non-exclusive, worldwide license, with the right to sublicense in accordance with Section 2.1.6, under the Geron Assay Patent Rights, to make, use, and import the Geron Assay Know-How to perform any assays for measuring telomerase activity and/or telomere length to characterize any Active Substance or Licensed Product or assess nonclinical or clinical samples solely in connection with Janssen’s Development, Manufacture and Commercialization of Active Substances and Licensed Products in accordance with the licenses granted to it under Section 2.1.1 and/or Section 2.1.2.

2.1.4       Certain Limitations.  Geron represents and warrants that the Geron Product Patent Rights existing as of the Effective Date set forth on Exhibit D-2 are jointly owned by Geron and the Third Parties identified in such Exhibit and that, subject to Applicable Laws, Geron has an equal, undivided interest in each such Geron Product Patent Right.  Janssen acknowledges that the exclusive rights granted by Geron to Janssen pursuant to Sections 2.1.1 and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.1.2 under the Jointly Owned Geron Product Patent Rights are only with respect to Geron’s joint ownership interest in and to such Geron Product Patent Rights, subject to Applicable Laws.

2.1.5       Pre-Existing Licenses.  Geron represents and warrants that it has provided Janssen with true copies of the Pre-Existing Licenses to Third Parties set forth on Exhibit B-1, and that no other agreements exist between Geron and any Third Party which impact any of the rights Geron is able to license to Janssen under the Geron Product IP.  Janssen acknowledges that the exclusive rights granted by Geron with respect to the Geron Product Patent Rights under Sections 2.1.1 and 2.1.2 are subject to the terms of the Pre-Existing Licenses to Third Parties listed on Exhibit B- 1, as such agreements are in effect as of the Execution Date.

2.1.6       Sublicensing.  In the event that Janssen grants any sublicense of the license rights granted to Janssen under this Section 2.1 to any Affiliates or any Third Parties, Janssen shall remain responsible for its obligations under this Agreement and shall be responsible for the performance of the relevant sublicensee and the compliance by such sublicensee with the terms and conditions of this Agreement.

2.1.7       Study Data and Lead Phase 2 MF Study Data Package.  Each Party shall provide the JSC promptly with de-identified data and other results received from clinical studies of any Licensed Product conducted under the Global Development Plan for which it, or its Affiliate or Third Party subcontractor or sublicensee, holds the IND.  Upon the JSC’s compilation of the complete Lead Phase 2 MF Study Data Package it shall make available a copy to each Party and advise each Party of such availability.

2.1.8      Janssen License Continuation Election.

(a)        Janssen Continuation Election.  If Janssen wishes to retain its license rights granted under Section 2.1, then within the period ending on the earlier of:

(i)            the date that is [*] ([*]) days after the Lead Phase 2 MF Study Read-Out; and

(ii)           the date that is [*] ([*]) months after dosing of a Licensed Product in the [*] patient in the first Phase 3 MF study conducted under the Global Development Plan; (the “Janssen Election Period”),

Janssen shall provide Geron with written notice electing to continue the Development of the Licensed Product (in this case, a “Continuation Notification”).

(b)        Janssen Alternative Continuation Election in Event of Study Termination or Clinical Hold.  In the event that the Lead Phase 2 MF Study has been either terminated early pursuant to Section 3.7.3 or placed on clinical hold or suspended by a Regulatory Authority for a consecutive [*] ([*])-month period (such [*] ([*])-month period, the “Lead Phase 2 MF Study Suspension Period”) and, a first Phase 3 MF study has not been (or is not able to be) initiated under the Global Development Plan prior to the termination of the Lead Phase 2 MF Study or prior to or during the [*] ([*])-month period that the Lead Phase 2 MF trial is on clinical hold or suspended, then, unless such clinical hold or suspension is lifted prior to the expiry of such

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*] ([*])-month period, Janssen shall retain its license rights granted under Section 2.1, if, within the period (such period, the “Janssen Alternative Election Period”) ending:

(i)            the date that is twenty-four (24) months after dosing of the Licensed Product in the [*] patient in the Lead Phase 2 MDS Study; or

(ii)           if the Lead Phase 2 MDS Study has not commenced as of (x) [*] ([*])-months after the termination of the Lead Phase 2 MF Study, or (y) expiry of the Lead Phase 2 MF Study Suspension Period, (1) the date that is twenty-four (24) months after the termination pursuant to Section 3.7.3 of the Lead Phase 2 MF Study or commencement of the Lead Phase 2 MF Study Suspension Period,

Janssen provides Geron with written notice electing to continue the Development of the Licensed Product (in this case, also a “Continuation Notification”).

(c)             Effect of Election.  Geron shall notify Janssen in writing of the date of commencement of the Janssen Election Period or Janssen Alternative Election Period, as the case may be.  In the event Janssen timely delivers a Continuation Notification pursuant to Section 2.1.8(a) or 2.1.8(b), Geron’s option to exercise US Opt-in Rights pursuant to Section 2.2 below shall come into effect upon Geron’s receipt of such notice.  In the event Janssen fails to provide Geron with a Continuation Notification within the applicable election period under Section 2.1.8(a) or 2.1.8(b), then in the absence of Janssen providing a notice of termination under Section 14.5.1, Janssen shall be deemed to have provided Geron with written notification to terminate this Agreement under Section 14.5.2 effective on the first day following the end of the Janssen Election Period or Janssen Alternative Election Period, as the case may be.  In the event that the Janssen Election Period and Janssen Alternative Election period are both running, then Janssen shall be deemed to have provided a timely Continuation Notification so long as it provides such notice prior to the expiry of the last-to-expire of the Janssen Election Period or Janssen Alternative Election Period.  For example, if the Lead Phase 2 MF Study has been placed on clinical hold or suspended by a Regulatory Authority for a consecutive [*] ([*])-month period, but such hold is lifted and the study resumes after expiry of the Lead Phase 2 MF Study Suspension Period, then Janssen may provide a continuation notice during the Janssen Election Period or Janssen Alternative Election Period.

2.2          Geron Options for the United States.

2.2.1      Geron Decision Package.  In the event Janssen provides a Continuation Notification under Section 2.1.8 above, then within [*] ([*]) days thereafter Janssen shall provide to Geron the following, to the extent such items are in the possession of Janssen and its Affiliates by the date of delivery of any Continuation Notification and have not yet been provided to Geron, directly or through the JSC:  (i) preliminary and/or interim (as the case may be under the applicable trial protocol) de-identified data, results and analysis from the Lead Phase 2 Low Risk MDS Study; (ii) a proposed Work Plan setting forth the design and synopsis (and associated Development Budget) for those Additional Studies which are US Studies and that would be included, pursuant to Section 4.8.1, under the CDP if Geron were to exercise its US Opt-In Rights, whether or not such Additional Studies have been initiated by Janssen as of such time; (iii) the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

then-projected date of First Commercial Sale in the U.S. of the Licensed Product being developed under the CDP along with a preliminary estimate of the average annual Promoting Costs in the U.S. for the Licensed Product; and (iv) the following Development Cost information associated with any Development activities under the Global Development Plan (only to the extent that such activities have been initiated by Janssen as of such time) for any Additional Studies that are US Studies that, pursuant to Section 4.13.1(b), would become incorporated into the CDP upon Geron’s exercise of its US Opt-In Rights: (x) the total Development Costs, if any, incurred through the end of the last full Janssen Calendar Quarter immediately preceding the date of the Geron Decision Package; (y) a good faith estimate of the Development Costs incurred since the last day of the last full Janssen Calendar Quarter immediately preceding the date of the Geron Decision Package; and (z) a good faith projection of the Development Costs anticipated to be incurred during the period between the date of the Geron Decision Package and the end of the Geron Election Period, in each case under the Development Budget associated with such Additional Studies (collectively, the “Geron Decision Package”).  For the avoidance of doubt, the Initial Development Budget for any such Additional Studies that are US Studies referenced in clause (ii) above shall not become subject to the annual Budget Variance Limit, and Geron shall owe to Janssen no part of the Development Costs incurred thereunder, or any part of the Development Costs described in clause (iv) above, unless and until Geron exercises its US Opt-In Rights and thereupon such studies and the Initial Development Budget are incorporated into the CDP.

2.2.2      Geron Election for US Opt-In Rights.  Within [*] ([*]) days after receiving the complete Geron Decision Package (the “Geron Election Period”), Geron shall notify Janssen in writing (a “Geron Election Notification”) as to whether Geron elects to:  (i) co-fund with Janssen the further Development of Licensed Product beyond the Initial Studies of the Licensed Product (including all Additional Studies that are US Studies) toward Regulatory Approval in the United States, with Geron responsible for twenty percent (20%) of the total Development Costs (including Supply Costs) of the Parties for such Development activities, including the US Studies, as set forth in the CDP; and (ii) support twenty percent (20%) of the Promoting activities under the US Promotional Plan for Licensed Product in the United States, either through contribution of twenty percent (20%) of the Sales Representative Details upon Geron’s exercise of its Co-Promotion Option under Section 5.1 and its qualification to Co-Promote under Section 5.1.3, or reimbursement of 20% of the Promoting Costs incurred by Janssen under the US Promotional Budget, as the case may be, with reconciliation for such ramp-up time during which such percentage of Details described in clause (ii) is less than 20% as set forth in Section 5.5.4 (such rights and obligations under clauses (i) and (ii) collectively, the “US Opt-In Rights”).

2.2.3      U.S. Co-Promote Decision Package.  In order to facilitate Geron’s determination of whether to exercise the Co-Promotion Option granted under Section 2.2.4 below, within [*] ([*]) days of Janssen’s receipt of a Geron Election Notice exercising US Opt-In Rights under Section 2.2.2 above, Janssen shall provide Geron with:  (a) any updates to the Geron Decision Package information provided under Section 2.2.1; and (b) a preliminary promotional plan for such Licensed Product summarizing at a high level the Promotional activities planned for such Licensed Product in the United States, including an estimate of the average annual Aggregate Detailing Effort for Promoting Licensed Product in the U.S. following the then-projected date of First Commercial Sale in the U.S. (the “Geron Co-Promotion Decision Package”).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.2.4    Geron U.S. Co-Promote Option.  If, and only if, Geron has provided a Geron Election Notification exercising its US Opt-In Rights in accordance with Section 2.2.2 above, then upon such exercise Janssen shall and hereby does grant Geron the Co-Promotion Option, exercisable by notice to Janssen at any time during the period running from the date of such Geron Election Notification through the date that is [*] ([*]) days from the date of receipt of Geron’s Co-Promotion Decision Package pursuant to Section 2.2.3 (the “Co-Promotion Exercise Period”), to Co-Promote Licensed Product in the Co-Promote Territory during the period of Innovator Protection in the United States for such Licensed Product, subject to the terms and conditions of Article V hereof.

2.3          Geron Rights for Development Program and Co-Promotion.

2.3.1       Development Program.  Janssen hereby grants Geron a non-exclusive worldwide license under the applicable Geron Product IP, Geron Development Program IP, Janssen Development Program IP and Janssen Product IP, in each case during the term of the Development Program hereunder, to Develop and have Developed, use, have used, and import Licensed Products in the Field pursuant to the Global Development Plan, and to make and Manufacture, and have made and Manufactured Licensed Product pursuant to the Manufacturing Agreement for use in Development activities pursuant to the Global Development Plan and pursuant to the Manufacturing Agreement, the Pharmacovigilance Agreement, and the IND Transfer Agreement(s), if any.

2.3.2            Co-Promotion.  Effective only in the event Geron exercises the Co-Promotion Option pursuant to Section 5.1 below other terms and conditions of Article V hereof, Janssen shall grant back to Geron a non-exclusive limited license under the applicable Geron Product IP and Geron Development Program IP, and Janssen shall grant to Geron a non-exclusive limited license under the applicable Janssen Development Program IP and Janssen Product IP, in each case without any right to sublicense to Third Parties or Affiliates, solely for Geron to Co-Promote Licensed Product, following Janssen’s receipt of Regulatory Approval therefor in the United States, by providing 20% of the Aggregate Detail Effort in the Co-Promote Territory during the Period of Innovator Protection therein pursuant to the US Promotional Plan, subject to the terms and conditions of Article V hereof and the Co-Promotion Agreement.  Notwithstanding anything to the contrary herein, the foregoing limited Co-Promotion rights granted to Geron under this Section shall not be assignable or otherwise transferable by Geron (but, for clarity, shall be subject to Section 5.16.2 in the event of a Change of Control of Geron).

2.4          Licenses Constitute IP under Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement, including Section 2.1 hereof, are rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code.  Each Party hereby acknowledges, on behalf of itself and its Affiliates, “embodiments” of intellectual property pursuant to the Bankruptcy Code include the following:  (a) Data from the research and Development of Licensed Products, (b) Active Substance and Licensed Product samples and inventory, (c) Licensed Product formulations, (d) laboratory notebooks and records from either Party’s research relating to any Active Substance or Licensed Product, including from the Development Program, (e) results from clinical studies of Licensed Products, (f) Regulatory Filings and Regulatory Approvals relating to Licensed Products, and (g) marketing, advertising and promotional materials relating to Licensed Products.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.5          No Trademark Licenses.  Geron represents and warrants that, as of the Effective Date, it does not own or otherwise control any Product Trademark Rights pertaining to GRN163L.  Janssen therefore acknowledges that this Agreement does not grant Janssen any license rights under any Trademark Rights of Geron.

2.6          No Other Rights.  No rights other than those expressly set forth in this Agreement are granted by one Party to the other Party hereunder, and no additional rights shall be deemed granted to either Party by implication, estoppel, or otherwise, with respect to any Patent Rights, Know-How, or other intellectual property rights.

2.7          Geron Covenants.  Except as expressly permitted under this Agreement, Geron shall not, directly or through any Affiliate or Third Party, during the Term hereof: (a) make, have made, or import, or grant any Third Party any right under the Geron Product IP or Geron’s interest in any Development Program IP to make, have made, or import, GRN163, GRN163L, or any Licensed Product containing GRN163 or GRN163L, except for Development purposes hereunder and for any transitional Manufacturing activities in accordance with Article VII; (b) develop, commercialize, offer for sale or sell, or grant any Third Party any right under the Geron Product IP or Geron’s interest in any Development Program IP to develop, commercialize, offer for sale or sell, GRN163, GRN163L, or any Licensed Product containing GRN163 or GRN163L, for any use, whether inside or outside the Field, alone or in combination with any other product; (c) commercialize, or grant any Third Party any right to commercialize, any Active Substance that is Covered at any time by any claim of the Imetelstat COM Patent Family for any use; (d) commercialize, or grant any Third Party any right to commercialize, under the Geron Product IP or Geron’s interest in any Development Program IP, any Active Substance that is for a use identified in the literature or generally known to be based on its telomerase inhibitory activity or otherwise through the same predominant or primary mechanism of action as the Licensed Product; or (e) conduct, or fund or otherwise support any Third Party in the conduct of, any clinical trial outside the Development Program involving the use of any Active Substance or Licensed Product.

ARTICLE III:  OVERSIGHT OF COLLABORATIVE ACTIVITIES

3.1          Establishment of JSC and Subcommittees.  Promptly after the Effective Date, the Parties shall establish a Joint Steering Committee (JSC), as well as a Joint Development Committee (JDC) that shall report to the JSC, each composed of three (3) representatives from Geron and three (3) representatives from Janssen (which may include, for clarity, any employees or agents of its Affiliates), as quorum members.  In the event Geron exercises its US Opt-In Rights under Section 2.2.2, then the Parties shall promptly thereafter establish a Joint Marketing Committee (JMC) that shall also report to the JSC, composed of three (3) representatives from Geron and three (3) representatives from Janssen as quorum members.  The JSC may, as necessary or appropriate and agreed to by the JSC, establish additional subcommittees and delegate tasks within its authority as expressly provided for hereunder to such subcommittees, and any such additional subcommittees shall constitute Joint Committees hereunder.  The JMC and JDC each may, as necessary or appropriate, establish one or more Working Groups and assign tasks to such Working Group to develop advice to facilitate such Joint Committee and the JSC’s decision-making within its authority (for the avoidance of doubt, no Working Group shall have

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

any decision-making authority).  The members of the Joint Committees shall be appropriately qualified and experienced in order to make a meaningful contribution to meetings and render decisions within its scope of authority hereunder.  Each Party may replace its representatives on any Joint Committee by written notice to the other Party.  In addition to any specific Working Groups referenced hereunder, the JSC may establish additional Working Groups composed of representatives of the Parties with appropriate functional expertise to advise the JSC on any matter within its authority hereunder.  For the avoidance of doubt, no decision within the authority of the JSC or another Joint Committee may be delegated to a Working Group.

3.2          JSC Responsibilities.

3.2.1    For Development of Licensed Products.  With respect to Development of Licensed Products hereunder, the JSC, directly or through delegation to the Joint Development Committee, shall, subject to Section 3.7, have authority to:

(a)           oversee and monitor the Collaboration Activities of the Parties with respect to the Lead Phase 2 MF Study, the Lead Phase 2 Low-Risk MDS Study under the CDP and any other studies (co-funded by the Parties pursuant to the terms hereof at any respective percentage share or ratio) under the CDP, including any Additional Studies under the CDP in support of Development toward or to maintain Regulatory Approval in the United States in the event Geron exercises US Opt-In Rights pursuant to 2.2.2;

(b)           monitor the activities of each Party under its respective IDP (if any);

(c)           review the results and progress of the Development Program under the Global Development Plan, including periodic reviews of preliminary, interim and final data, results and analyses from the studies under the Global Development Plan, including clinical, regulatory and safety data, results, reports and analyses (including those contained in Janssen’s global safety database);

(d)           review and approve from time to time any modifications or amendments to the CDP Work Plans and associated Development Budgets (for co-funded studies, whether Initial Studies or Additional Studies) within the Budget Variance Limit;

(e)           for other desired modifications to the CDP not within the scope of authority of the JSC (such as any modification that would increase the Development Budget for co-funded studies in excess of the Budget Variance Limit, or a substantial modification of the design of the Lead Phase 2 MF Study or the Lead Phase 2 Low-Risk MDS Study), propose to the Parties, for consideration and potential agreement by the Parties, any amendments to the CDP;

(f)            recommend to the Parties any Development Program Inventions for claiming in new Development Program Patent Rights;

(g)           discuss potential publication strategies with respect to any Development Program results (subject to any subcontractual obligations to any Third Party subcontractors pertaining to publications of their results); and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h)           under the advice of the QA Working Group, monitor and oversee the Manufacture of Active Substances and Licensed Products for clinical studies under the Global Development Plan, order audits of Manufacturing sites for clinical supplies intended for use in the Development Program and monitor the implementation of any CAPA plans, and, subject to Section 3.7.6, accept or reject any source of lots of Licensed Product Manufactured for clinical supply based on suitability for use in any clinical study under the CDP.

3.2.2    For Promoting of Licensed Products.  With respect to the Promoting of Licensed Products hereunder following Geron’s exercise of its US Opt-In Rights, the JSC, directly or through delegation to the Joint Marketing Committee, shall have authority to:

(a)           oversee and monitor the Promoting activities of Janssen, or the Parties if Geron has been granted Co-Promoting Rights pursuant to Sections 2.2.4 and 5.1, under the US Promotional Plan;

(b)           monitor the activities of Janssen under the Independent Promotional Plan;

(c)           recommend to the Parties proposed modifications to the US Promotional Plan;

(d)           if Geron has been granted Co-Promoting Rights, perform any other oversight function with respect to Co-Promotion of Licensed Products in the Co-Promote Territory as may be specifically delegated to the JSC in the Co-Promotion Agreement (if any);

(e)           review and discuss Janssen’s Promotional plans for the Licensed Product in the US and all other Major Market Countries in which the Licensed Product obtains Regulatory Approval; and

(f)        where Geron has exercised its Co-Promote Option, review and discuss Janssen’s Medical Affairs plans in the Co-Promote Territory, including (i) field-based medical education activities and grant-based medical education programs; (ii) any Post Marketing Studies; and (iii) the scientific presentation and publication strategy relating to the Licensed Products.

Notwithstanding anything to the contrary herein, neither the JSC nor JMC shall have authority to modify the US Promotional Plan or US Promotional Budget (as developed pursuant to Section 5.4.2), and Janssen shall have sole responsibility for all Commercialization decisions, including with respect to designing and approving all promotional materials for Licensed Products to be used by Sales Representatives who Detail such Licensed Products and all other promotional activities and programming in support of Licensed Products, all Medical Affairs activities, and the design and implementation of any Post Marketing Studies.

3.3          Patent Working Group.  Each Party shall establish and appoint its members to a patent Working Group comprising three to five representatives from each of Geron and Janssen (the “Patent Working Group”), including a patent attorney or agent designated by such Party as its lead contact (“Patent Representative”), for discussing any patent matters coming before any Joint Committee pertaining to the Development, Manufacture, or Promoting of any Licensed

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Products hereunder.  No Joint Committee or other Working Group shall discuss any issue relating to any Geron Product Patent Rights, Development Program Patent Rights, or any Patent Rights of Third Parties relevant to the Development, Manufacture, or Promoting of any Licensed Products (including with respect to any of their scope, patentability, validity, Prosecution, or infringement), unless both Parties’ Patent Representatives are present, and the Patent Working Group may hold meetings separate from or in connection with the meetings of any Joint Committee or Working Group as appropriate to discuss such issues relating to any such Patent Rights.  The Parties’ Patent Representatives shall be solely responsible for documenting at their discretion any issues discussed by any Joint Committee or other Working Group relating to any Patent Rights, which documents and the content of such discussions shall be held in strict confidence by the Parties to protect their common interests and preserve the privileged status of any attorney-client communication, advice, or legal opinion reflected therein.  The Parties acknowledge that the Patent Working Group is established for purposes of advising the Joint Committees, and that Article X governs responsibilities for Prosecuting and enforcing the Geron Product Patent Rights and Development Program Patent Rights.

3.4          Joint Committee Meetings.  The JSC shall meet quarterly for as long as the Parties are conducting Collaboration Activities under this Agreement, and at such other times as the Parties may agree.  The JSC shall determine the frequency and schedule of any other Joint Committee Meetings, provided that the JDC, and the JMC, if established, shall meet every quarter or more frequently as the Parties otherwise agree.  The first meeting of the JSC shall be held as soon as reasonably practicable, but in no event later than [*] ([*]) days after the Effective Date.  Meetings shall be held at such place or places as are mutually agreed or by teleconference or videoconference, provided that at least the quorum members of each Party are present at any Joint Committee meeting.  Each Party may from time to time invite a reasonable number of participants in addition to its representatives on a Joint Committee (such as Working Group members), to attend any Joint Committee meeting, which additional participants shall not be members and shall attend the Joint Committee meeting on an ad hoc basis in a non-voting capacity.  The Joint Committee meetings will be chaired by Janssen.  The chairperson shall set agendas for Joint Committee meetings in advance, provided that the agendas will include any matter within the authority of the Joint Committee hereunder reasonably requested by Geron to be addressed.  The Parties will rotate the responsibility for recording, preparing and, within a reasonable time, issuing draft minutes of each Joint Committee meeting to each Party’s members for review, and the chairperson shall issue to the Parties final minutes signed or otherwise approved in writing (such as via an electronic signature) by a Janssen Joint Committee representative and a Geron Joint Committee representative.

3.5          Meeting Expenses.  Each Party shall bear its own costs, including travel expenses, incurred by its Joint Committee members or by any additional non-member participants of such Party in connection with their attendance at Joint Committee meetings and other activities related to any Joint Committee; for the avoidance of doubt, such costs shall not be included in Development Costs.

3.6          Decision-making.  Decisions of a Joint Committee within its scope of authority hereunder shall be made by unanimous vote, with Janssen’s representatives to the Joint Committee collectively having one (1) vote and Geron’ representatives to the Joint Committee collectively having one (1) vote.  Decisions of any Joint Committee reporting to the JSC shall be memorialized

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

in its meeting minutes, but not become effective until ratified by the JSC by unanimous vote.  Decisions of the JSC shall be memorialized in its meeting minutes.  If the JSC fails to reach unanimous decision on a matter within its authority that has been pending in excess of [*] ([*]) days (or such other period as the Parties may agree in writing), the matter shall be referred to applicable Executive Officers of the Parties, who shall attempt to reach a mutual decision.  In the event that the Executive Officers cannot reach a mutual decision with regard to such matter, then Janssen shall have the deciding vote, subject to Section 3.7.

3.7          Certain Limitations on Decision-Making.

3.7.1      Modifications to Work Plans and Budgets; Budget Variance Limit.

(a)           Ongoing Studies and Initial Studies.  The Work Plans and Development Budgets for the Ongoing Studies and Initial Studies as of the Effective Date are part of the CDP under the Initial Global Development Plan.  Any proposed modification to the Work Plan or Development Budget for any Ongoing Study or Initial Study (whether prior to or after any decision by Geron to exercise its Opt-In Rights) shall be subject to the approval of the JSC and the decision making authority set forth in Section 3.6, provided, however that Janssen shall not have the deciding vote thereon, and provided that (i) Geron shall not unreasonably withhold its consent to any of modifications proposed by Janssen in good faith to the Work Plan or Development Budget with respect to the Initial Studies, and (ii) the Parties’ decision-making with respect to the Initial Studies is subject to Sections 3.7.2 and 3.7.3.

(b)           Additional Studies.  The Work Plan and Development Budget for the Additional Studies as of the Effective Date are part of the Initial Global Development Plan.  Prior to Geron’s exercise of its US Opt-In Rights, Janssen shall have the right to modify the Work Plan and/or related Development Budget with respect to the Additional Studies as set forth in Section 4.1.  Upon Geron’s exercise of its US Opt-In Rights, the Initial Development Budget and associated Work Plan(s) provided in the Geron Decision Package for the Additional Studies that are US Studies shall be part of the Development Budget and Work Plan(s) under the CDP, and subsequently, the approval of any proposed modification (other than any Out of Budget Modifications, which are subject to Section 3.7.1(c)) to the Work Plan or Development Budget with respect to any Additional Study in the CDP (including any modification to any study in the then-current CDP or the addition of any new US Study required or deemed advisable for Regulatory Approval of a Named Indication, but not including any Proposed Trials, the decision making mechanism for which is set forth in Section 4.9) shall be subject to the approval of the JSC and the decision making authority set forth in Section 3.6.

(c)           Out of Budget Modifications for Additional Studies.  Upon Geron’s exercise of its US Opt-In Rights, the Initial Development Budget provided in the Geron Decision Package for the Additional Studies that are US Studies shall be the Development Budget under the CDP going forward thereafter, subject to the Annual Budget Variance Limit as it pertains to JSC decision making hereunder. Any proposed modification to the then current CDP Work Plans and associated Development Budget with respect to the Additional Studies that has the effect of increasing the aggregate budgeted amount for such Additional Studies under the Development Budget allocated for any particular Janssen Calendar Year by more than the Budget Variance Limit shall be deemed an “Out of Budget Modification” and shall be outside the JSC’s

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

decision-making authority pursuant to Section 3.6.  Upon either Party’s request, the JSC shall prepare for the Parties’ consideration a draft amendment to the CDP Work Plans and Development Budget to reflect any such proposed Out of Budget Modification, to enable the Parties to better understand and evaluate such proposed Out of Budget Modification.  No such Out of Budget Modification shall become effective, however, unless and until it is memorialized in writing and signed by both Parties.  Notwithstanding the foregoing, Geron shall not unreasonably withhold its consent to any of Janssen’s proposed Out of Budget Modifications to the Development Budget of the CDP that are due to: (a) increases in projected Development Costs, based on more current information or updated assumptions, to be incurred in the normal course of completing any Additional Studies or related activities set forth in the then-current Work Plan in excess of any Development Costs in the Development Budget for such activities; (b) any new studies required by the FDA or deemed advisable by the JSC for the Regulatory Approval of the Licensed Product in one (1) or more Named Indication(s); and/or (c) the addition of a Work Plan and associated Development Budget to perform supplemental activities proposed by Janssen that are reasonably necessary as ancillary activities to the conduct and completion of any Additional Study, in accordance with its then-current protocol, in each case as set forth in the then-current CDP, provided that, as of the [*] full Janssen Calendar Year following [*] Regulatory Approval of the [*] Licensed Product in the [*] Major Market Country only, Geron may, at its discretion, withhold its consent in its sole determination if any such proposed Out of Budget Modification during any such Janssen Calendar Year either (x) is, or (y) causes the aggregate Out of Budget Modifications for such Janssen Calendar Year to be, in excess of [*] US dollars ($[*]) in aggregate (and, for clarity, such [*] US dollars ($[*]) cap shall not apply to any Out of Budget Modifications proposed before the end of the [*] full Janssen Calendar Year following the [*] Regulatory Approval of the [*] Licensed Product in such Major Market Country).

3.7.2       Material Modifications of the Protocol of an Initial Study.  Any material modification of the protocol for an Initial Study regarding its study design, including with respect to patient enrollment criteria, statistical analysis plan, clinical pharmacology and bioanalytical methods, PK/PD assessments, endpoints, and size and timing of readouts, but excluding any change in dosage of Licensed Product, shall be made only by the unanimous decision of the JSC, which decision shall not be subject to Janssen’s final decision-making authority under Section 3.6 in the event of the failure of the JSC or the Parties’ Executive Officers to reach a unanimous decision; provided, however, that Geron’s JSC representatives shall not unreasonably withhold its consent, including with respect to any such material modification which is required by any Regulatory Authority.  If the JSC and the Parties’ Executive Officers fail to reach a unanimous decision with respect to any other proposed material modification (i.e., not required by any Regulatory Authority), excluding a Licensed Product dosage change, to the protocol for an Initial Study, the Parties shall refer such issue to Expert Proxy Resolution in accordance with Section 3.11.  For clarity, (a) Section 3.7.3, and not this Section 3.7.2, shall apply to any proposed or required discontinuation or early termination of an Initial Study and (b) the foregoing provisions of this Section 3.7.2 shall not be construed as otherwise limiting Janssen’s final decision-making authority in the event a unanimous decision cannot be reached for other matters within the scope of the JSC’s authority.  For clarity, a change in dosage of Licensed Product in any protocol for an Initial Study shall not constitute a material modification of the protocol and Janssen shall retain its final decision-making authority under Section 3.6 in the event of failure of the JSC or the Parties’ Executive Officers to reach a unanimous decision with respect to such a dosage change.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.7.3       Discontinuation of an Initial Study.  Except as provided in Section 4.14, any proposed discontinuation or early termination of an Initial Study by a Party (other than any clinical hold or suspension of the study by a Regulatory Authority), including by ceasing enrollment of additional patients required by the protocol, shall be made only by the unanimous decision of the JSC, which decision shall not be unreasonably withheld or delayed, and subject to escalation to the Executive Officers pursuant to Section 3.6.   In the event of failure of the Parties’ Executive Officers to reach a unanimous decision, notwithstanding Section 3.6, such unresolved issue shall not be subject to Janssen’s final decision-making authority, except in the case where either (a) such discontinuation is required by any Regulatory Authority, (b) the continuation (or continued enrollment of additional patients) of a particular Initial Study would be unethical or unreasonable due to a safety-related reason such that, based on the good-faith assessment by Janssen of relevant data, continuation of such Initial Study has resulted in, or has a significant risk of resulting in, the occurrence of a safety or tolerability finding that would raise material concerns regarding the clinical benefit of the Licensed Product for its target population in such Initial Study (for example, harm significantly in excess of an acceptable side-effect profile), or (c) if the continuation (or continued enrollment of additional patients) of such Initial Study would be unethical due to insufficient efficacy based on a futility analysis for such Initial Study (as may be set forth in the applicable protocol).  With respect to any unresolved issue regarding a proposed discontinuation of an Initial Study which is other than that described in the foregoing clauses (a), (b) or (c), if the Executive Officers cannot agree upon such discontinuation, then such issue regarding the proposed discontinuation of the Initial Study shall be subject to the Expert Proxy Resolution under Section 3.11.

3.7.4       Prosecution of Geron Product Patent Rights and Development Program Patent Rights Governed by Article X.  Notwithstanding any other provision of this Agreement to the contrary, decisions regarding the Prosecution of any Geron Product Patent Rights or Development Program Patent Rights shall not be within the JSC’s authority, and the provisions of Article X of this Agreement shall govern Prosecution of such Patent Rights.

3.7.5            Accounting Methodology for Promoting Costs.  Notwithstanding any other provision of this Agreement to the contrary, any failure of the JSC and, if referred to them under Section 3.6, the Parties’ Executive Officers, to reach a unanimous decision regarding the particular accounting methodology to be used to determine the Promoting Costs as set forth in Section 1.221(b) shall be subject to Janssen’s final decision-making authority under Section 3.6, provided that the particular accounting methodology determined as a result of the application of such final decision making, under advice of the Finance Working Group, is compliant with Accounting Standards and Applicable Law and consistent with accounting methodology for similar promotional costs as consistently applied by Janssen.

3.7.6            Acceptability of Existing Clinical Lots.  Notwithstanding any other provision of this Agreement to the contrary, any failure of the JSC and the Parties’ Executive Officers to reach a unanimous decision regarding the acceptability of any unexpired batches or lots of Licensed Product that were Manufactured on behalf of Geron before the Effective Date in compliance with GMPs and other Applicable Laws and remain within specifications shall not be subject to Janssen’s final decision-making authority under Section 3.6.  In the event of any such failure, the Parties shall refer such issue for Expert Proxy Resolution pursuant to Section 3.11.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.8          No Authority to Modify Agreement.  Notwithstanding anything to the contrary herein, neither the JSC nor any other Joint Committee (nor any Working Group) shall have any authority to:  (a) modify any provision set forth in the body of this Agreement, including any payment conditions or terms or obligations of the Parties, which provisions may be modified only by written agreement of the Parties; or (b) resolve any Disputes.

3.9          Dissolution of JSC.  Notwithstanding anything to the contrary above, in the event Geron has not exercised its US Opt-In Rights under Section 2.2.2, and provided that (or upon) the Lead Phase 2 MF Study and Lead Phase 2 Low-Risk MDS Study have been completed or otherwise terminated, then:  (a) the JSC and all of its subcommittees (including the JDC and JMC) shall dissolve; (b) the Parties shall form a joint oversight committee composed of from one to three representatives of each Party, which will meet on at least a quarterly basis until the First Commercial Sale of a Licensed Product in the United States and thereafter on a semi-annual basis; (c) Janssen shall provide to Geron in confidence at each such meeting of such joint oversight committee a reasonable overview of the results of and plans for Janssen’s Development and Commercialization activities hereunder; and (d) Janssen shall provide Geron in confidence with quarterly written progress reports summarizing Janssen’s Development and Commercialization activities hereunder.  On reasonable request of Geron, but no more than once per year during the Term, Janssen shall supplement such reports by providing reasonable information to facilitate Geron’s assessment of whether Janssen is complying with the diligence obligations under this Agreement.  All information provided in any joint oversight committee meetings or reports under this Section shall be treated as Janssen’s Confidential Information hereunder.

3.10        Alliance Managers.  Each Party shall designate a single alliance manager for coordinating interactions between the Parties regarding any activities contemplated under this Agreement (“Alliance Manager”).  Such Alliance Managers will be responsible for the day-to-day worldwide coordination of the Collaboration Activities and will serve to facilitate routine communication between the Parties.  Such Alliance Managers shall have experience and knowledge appropriate for managers with such project management responsibilities.  Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.

3.11        Expert Proxy for Undecided JSC Matters Requiring Unanimous Vote.

3.11.1     Any issue within the JSC’s decision-making authority that is not subject to Janssen’s final decision-making authority under Section 3.6 and requires a unanimous vote of the JSC as expressly provided in Section 3.7, for which the JSC fails to reach a unanimous decision and further for which the Parties’ Executive Officers fail to reach a mutual decision of the escalated issue pursuant to Section 3.6, shall be resolved pursuant to the procedures set forth in this Section 3.11 (“Expert Proxy Resolution”).

3.11.2     Any decision to be made on behalf of the Parties by Expert Proxy Resolution will be made as follows.  Upon the failure of the JSC and Parties’ Executive Officers to reach a decision of an applicable issue described in Section 3.7, the JSC shall notify the Parties of the issue to be submitted for Expert Proxy Resolution.  Following receipt of such notice, the Parties shall confer and attempt in good faith to mutually select and engage a single external expert to resolve the issue.  Such expert shall be neutral and independent of both Parties and all of their

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

respective Affiliates, shall have significant experience and expertise in clinical development, product manufacturing, and/or regulatory affairs pertaining to pharmaceutical products and appropriate for considering the unresolved issue.  If the Parties cannot agree on such single expert within [*] ([*]) days of the JSC notice, then each Party shall select one (1) such expert and the two (2) experts selected by the Parties shall appoint a third expert, and the decision shall be rendered by the 3-expert panel, provided, that all such three (3) experts must meet the foregoing criteria and shall be mutually engaged by the Parties under a written contract acceptable to both Parties within [*] ([*]) days of each expert’s selection or appointment.  Within [*] ([*]) days after the expert(s) is/are selected or appointed (as the case may be), each Party will deliver to the expert(s) and the other Party a written memorandum setting forth the unresolved issue, its proposed decision, relevant information and supporting arguments or rationale (each a “Proposed Resolution” of the applicable Party), such memorandum not to exceed [*] ([*]) pages in length (with double-spaced typeface of least 10 point font).  The Parties will also provide the expert (s) with a copy of this Agreement, as may be amended at such time.  Within [*] ([*]) days after receipt of the other Party’s Proposed Resolution, each Party may submit to the expert(s) (with a copy to the other Party) a response to the other Party’s Proposed Resolution, such response not to exceed [*] ([*]) pages in length (with double-spaced type face of at least 10 point font).  Neither Party may have any other communications (either written or oral) with any expert(s) other than as expressly permitted in this Section; provided, that the expert(s) may convene a hearing if the expert(s) so choose(s) to ask questions of the Parties.  Within [*] ([*]) days after appointment or selection of the required expert(s), the expert(s) will render a written decision selecting one of the proposed decisions set forth in the Proposed Resolutions (without modification unless the Parties mutually agree).  The decision of the expert(s) shall be final and memorialized by the JSC as its own, and the Parties shall share equally the out-of-pocket costs incurred in engaging the expert(s).

3.11.3     For the avoidance of doubt, Expert Proxy Resolution does not apply to the resolution of any Dispute, and the expert(s) shall have no power or authority to award either Party any relief or render any decision other than as expressly provided in Section 3.7.

ARTICLE IV:  DEVELOPMENT

4.1          Clinical Development Plans.  All Development of the Licensed Product shall be conducted pursuant to either the CDP or an IDP.  The Initial Global Development Plan as of the Effective Date (attached hereto as Exhibit C) includes: (a) the Work Plan and Development Budget of the initial CDP for each of the Initial Studies; (b) the proposed Work Plan and Development Budget for Additional Studies which are US Studies intended as of the Execution Date to support the Regulatory Approval of a Licensed Product containing GRN163L in one or more Named Indications by the FDA and planned for future implementation depending on the Parties’ evaluation of clinical data and other results from ongoing studies; (c) certain Work Plans and Development Budgets for the Ongoing Studies, which shall remain the sole financial responsibility of Geron unless the Parties expressly agree in writing to co-fund any Development Costs incurred after the Effective Date to conduct, complete and/or close out any such Ongoing Studies, as specified in the associated Development Budget(s) for the applicable Ongoing Studies as set forth in the CDP; and (d) the Work Plans and Development Budgets for any new US Studies intended to support further Development of Licensed Product for Regulatory Approval in the United States, regardless of whether or not Geron ultimately elects to exercise its US Opt-in Rights.  The Parties acknowledge that the Initial Global Development Plan is preliminary and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provides high-level Work Plans and estimated Development Budgets for both the Initial Studies and certain Additional Studies.  The Parties, through the JSC, shall use commercially reasonable efforts to agree upon an updated and more detailed CDP of the Global Development Plan in due course after the Effective Date and prior to the beginning of the Geron Election Period as further information develops, subject to Sections 3.7.1, 3.7.2, and 3.7.3.  For clarity, until such time, if ever, that Geron exercises its US Opt-In Rights, Janssen shall have sole discretion to update and modify the Work Plans and associated Development Budget for the Additional Studies under the Global Development Plan, provided that it keeps the JSC apprised of such updates or modifications.

4.2          Development Diligence.

4.2.1      Janssen shall use Diligent Development Efforts to Develop at least [*] Licensed Product toward a [*] Regulatory Approval in each of the Named Indications, and if such Development is successful, to seek Regulatory Approval for each such Named Indication for each of the Major Market Countries.  Janssen shall also use Diligent Development Efforts to initiate or have initiated, at a commercially reasonable time, any Additional Study of a Licensed Product for each other Indication to the extent specified in the then-current CDP, considering at such time circumstances such as the evolving data and other results from prior or ongoing clinical studies of the Licensed Product and other data pertaining to the developability of the Licensed Product.

4.2.2      Without limiting Section 4.2.1, each Party shall use Diligent Development Efforts to perform its respective Development activities under the CDP.  Each Party (and its Affiliates and Third Party subcontractors) shall conduct its Development activities in good scientific manner and in compliance with Applicable Law, including laws and regulations regarding environmental, safety, and industrial hygiene, Good Laboratory Practice, Good Clinical Practice, Informed Consent, Institutional Review Board requirements, pharmacovigilance, and all applicable requirements relating to the protection of human subjects of clinical studies.  Notwithstanding anything to the contrary herein, a Party shall not be obligated to undertake or continue any Development activities with respect to a Licensed Product if such Party reasonably determines that performance of such Development activity would violate Applicable Law or pose an unacceptable safety risk to clinical study subjects.

4.2.3            Without limiting the obligations set forth in Section 4.2.1 and 4.2.2, promptly following the Effective Date and the finalization of the protocols for the Initial Studies, Janssen shall commence, and each Party shall use Diligent Development Efforts to conduct, each of the Initial Studies, all in material accordance with the CDP, including the associated Development Budget.  For clarity, each Party acknowledges that any timelines reflected in the CDP for the Initial Studies are good-faith approximations only, and shall not be construed as imposing an obligation to strictly adhere to any such timelines, subject to the foregoing in this Section 4.2.

4.3          Transfer of Know-How.

4.3.1      From Geron’s Prior Work.  After the Effective Date, and notwithstanding anything to the contrary in any written plans of the Parties (whether or not appended to this Agreement as an Exhibit), Geron shall provide to Janssen, on a reasonable rolling

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

basis, copies of, or access to, at mutually agreed times during normal business hours on Business Days and upon reasonable notice, and permit Janssen to make copies at Janssen’s expense of, Geron Product Know-How relating to GRN163L arising from Geron’s and its Affiliates’ and Third Party contractors’ activities before the Effective Date recorded in any form (including laboratory notebook entries, database entries, monographs, reports, and slide presentations); provided that (i) Geron shall prioritize the transfer of any particular Geron Product Know-How set forth in any written plans of the Parties that may be appended hereto or otherwise agreed upon, and (ii) copies of any laboratory notebook entries of such Geron Product Know-How may be provided promptly after Janssen delivers a Continuation Notification, provided that until such time Geron shall provide copies of any such laboratory notebook entries relating to certain of such Know-How as may be reasonably requested by Janssen.  Thereafter during the Term, Geron shall use reasonable efforts to promptly provide Janssen upon its reasonable request with copies of any other Geron Product Know-How.

4.3.2      From Work in Development Program.  To the extent that Geron is performing or otherwise involved in any Development activities hereunder (including through the JDC), (i) Janssen shall provide to Geron, directly or through meetings of the Joint Development Committee or JSC, copies of any Development Program Know-How developed by or on behalf of Janssen that is necessary or useful for the performance of any Development activities to be performed by or on behalf of Geron under the CDP or a Geron IDP, and (ii) Geron shall provide to Janssen, directly or through meetings of the Joint Development Committee or JSC, copies of all Development Program Know-How developed by or on behalf of Geron, including any Development Program Know-How that may be necessary or useful for making, using, Developing under the CDP or a Janssen IDP, Manufacturing, or Commercializing any Licensed Product.

4.4          Responsibility for Regulatory Filings; Responsibility for CMC Development.

4.4.1       INDs and Other Regulatory Filings.  The provisions of this Section 4.4.1 shall apply to the clinical Development Program.

(a)        Existing Geron-held INDs.

(i)            Ongoing Clinical Studies.  With respect to each IND for an Ongoing Study listed in Exhibit O, the Parties shall use commercially reasonable efforts to enter into a mutually acceptable IND Transfer Agreement to enable Janssen to assume responsibility for performing the activities set forth in Exhibit O and such activities as may be hereafter agreed by the Parties in any IND Transfer Agreement.  Geron shall remain responsible in all cases for all costs and liabilities arising in connection with its performance of, or failure to perform, any activities or obligations with respect to any Ongoing Study (x) prior to the Effective Date and thereafter until IND transfer for such Ongoing Study, and (y) regardless of the date of such IND transfer as specified or assigned in Exhibit O for Geron’s performance, in both cases (x) and (y) in relation to each Ongoing Study listed on Exhibit O, unless the Parties agree otherwise in any IND Transfer Agreement.  Geron shall reimburse Janssen for the Development Costs expended by Janssen in connection with its performance of the activities or obligations set forth in Exhibit O and any IND Transfer Agreement, unless such IND Transfer Agreement provides otherwise.  Until such time (if any) that the Parties are able to enter into a mutually acceptable IND Transfer Agreement with respect to any such IND described in this subsection, at Geron’s request, Janssen

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall use commercially reasonable efforts to expend the FTE resources necessary to assist Geron (as Geron’s designee) in performing any activities specified in Exhibit O for Geron’s performance, such as by preparing Regulatory Filings for review and submission by Geron, and Geron shall (x) remain responsible for all costs and liabilities arising from acts, or any failure to act, in relation to such Geron-held INDs, and (y) shall reimburse Janssen for the Development Costs expended by Janssen in connection with its performance of such requested activities.  For clarity, Exhibit O is intended to assign to the Parties their respective internal operational responsibilities hereunder (and not, e.g., allocate or transfer any liabilities or costs), and in the event of any inconsistency between the terms of Exhibit O and the body of this Agreement, the body of this Agreement shall control.

(ii)           Publication of Results from Ongoing Studies and Other Studies.  For clarity, Section 11.6 shall apply to the clinical studies listed in Exhibit C, Exhibit O, and Exhibit Q.

(b)        INDs for New Clinical Studies. Unless otherwise agreed in writing by the Parties, Janssen shall be responsible for filing and maintaining (directly and through its Affiliates and any Third Party subcontractors) all new INDs, and/or maintaining (directly and through its Affiliates and any Third Party subcontractors) all INDs transferred to Janssen pursuant to any IND Transfer Agreement(s), for any new clinical studies of any Licensed Product initiated after the Effective Date under the CDP, including the Initial Studies (the “Janssen INDs”).  Geron shall use commercially reasonable efforts upon Janssen’s request to cooperate, and have any of Geron’s applicable Third Party contractors subject to any applicable Existing Third Party Agreements cooperate, to facilitate Janssen’s establishment of a sponsorship IND and/or assumption of responsibility for any transferred IND, and its electronic updating, for clinical studies under the CDP.  Unless the JSC decides otherwise or an IND Transfer Agreement otherwise provides, the Party having an IDP shall be responsible for filing and maintaining (directly or through any Affiliates or Third Party subcontractors) all INDs for any clinical studies of any Licensed Product initiated after the Effective Date under such Party’s IDP (and, to the extent necessary for a Geron IDP, Janssen shall provide Geron a right of cross-reference to Janssen’s INDs).  As between the Parties, except as expressly provided otherwise hereunder or in any IND Transfer Agreements, as of the Effective Date Janssen shall be solely responsible for interactions with any Regulatory Authorities with respect to Licensed Product under any Janssen IND for any new clinical studies of any Licensed Product initiated after the Effective Date under the CDP and any IND and clinical study transferred by Geron to Janssen pursuant to any IND Transfer Agreement, and the filing and maintaining (directly or through a designated Affiliate or Third Party subcontractor or, where necessary, Geron) of Regulatory Filings for Licensed Product under such Janssen INDs.  Janssen shall own all Regulatory Filings made in connection with the Development of, or seeking Regulatory Approval for, any Licensed Products under any Janssen IND.  Janssen shall own and hold any Regulatory Approvals for a Licensed Product.

(c)        Ownership of INDs.  For clarity, with regard to INDs for a Licensed Product filed or sponsored by a Party in the conduct of the Development activities hereunder, such Party shall be deemed to own each such IND filed in its name except as otherwise may be set forth in any IND Transfer Agreement.  Additionally, in accordance with Section 4.12, Geron hereby grants to Janssen, and Janssen shall have (directly and through its Affiliates), a Right of Reference with respect to each such IND held by or on behalf of Geron, for use by Janssen for

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Development purposes hereunder, and accordingly Regulatory Authorities considering any Regulatory Filing relating to a Licensed Product being Developed hereunder shall be permitted to rely on and otherwise use the applicable information in such Geron-held INDs.

4.4.2      CMC Development.  Janssen shall have responsibility for managing all Collaboration Activities relating to the development of chemistry, manufacturing, and controls technology and associated Know-How for the Manufacture of Licensed Products, which activities for clarity do not include actual production and testing of clinical supplies, which Manufacturing activities are governed by Section 7.1 below.  Except as may be otherwise provided herein or in the CDP, Geron’s role in performing any such Collaboration Activities (excluding any obligations under its Current Manufacturing Contracts and any other Existing Third Party Agreements) shall be to provide Janssen, upon Janssen’s reasonable request and pursuant to a CDP Work Plan and associated Development Budget, FTE assistance for the design, conduct, and troubleshooting of such chemistry, manufacturing, and control Know-How development activities and related Development studies, and any costs incurred by or on account of Geron in connection with such assistance shall be deemed Development Costs under the CDP and reimbursed at the FTE Rate.

4.5          Regulatory Meetings.  Janssen shall be responsible (directly and through its Affiliates and any sublicensees and, where necessary, through Geron) for all interactions with Regulatory Authorities in connection with its Regulatory Filings hereunder.  Subject to Applicable Law, however, Geron shall have the right to designate a silent observer to attend all material meetings, conferences and discussions by Janssen or its Affiliate with Regulatory Authorities pertaining to Development of the Licensed Products in the Field under the CDP, and such observer shall treat all information observed or discussed therein relating to any Licensed Products as Janssen’s trade secret Confidential Information.  Janssen shall provide Geron with reasonable advance notice of all such meetings or conferences with any Regulatory Authorities.

4.6          Regulatory Reporting; Safety Database.

4.6.1      Responsibility.  After the filing of an IND by Janssen (or the transfer of an IND by Geron to Janssen, as applicable) for an Initial Study of a Licensed Product under the CDP, as between the Parties, any reports (including adverse event reports) made to any Regulatory Authority in connection with any Development activities, conducted or sponsored by or on behalf of either or both of the Parties hereunder for any Licensed Product, shall be made exclusively by Janssen in accordance with the terms and conditions of the Pharmacovigilance Agreement.  In the case that Geron has contributed to any information or data in the report being submitted to a Regulatory Authority, Janssen shall provide Geron with a copy of such report for comment in advance, unless time does not reasonably permit, considering the circumstances, Janssen to do so.

4.6.2      Adverse Event Reporting.  Promptly (such as within [*] Business Days) after a Party becomes informed of any serious adverse event (“SAE”) in any clinical trial involving a Licensed Product, it shall notify the other Party and such notifying Party shall thereafter continue to provide additional information to the other Party relevant to such SAE, including to the extent necessary for such other Party to comply with all Applicable Laws (including securities laws or regulations and the applicable rules of any public stock exchange).  Geron acknowledges and agrees that Janssen, as the Party having the right to hold any Drug Application for any Licensed Product hereunder, may be required to submit information and file

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

reports to various Regulatory Authorities on a Licensed Product under clinical investigation, a Licensed Product proposed for Promoting, and/or a marketed Licensed Product, including such information as typically required at the time of initial filing for investigational use in humans and at the time of a request for Regulatory Approval of a new Licensed Product.  In addition, Janssen may be required to provide supplemental information on a Licensed Product at periodic intervals and to report adverse events or drug experiences at more frequent intervals depending on the severity of the experience and whether or not the event is unexpected.  With respect to any Development activities conducted by or on behalf of Geron under the Global Development Plan, upon reasonable request of Janssen, Geron shall:  (a) provide Janssen with all adverse event information and safety-related data available to or within the Control of Geron from any pre-clinical laboratory, animal toxicology, pharmacology studies, or clinical studies, as reasonably may be necessary or expected to be necessary for Janssen to comply with all Applicable Laws pertaining to the Licensed Product; and (b) report and provide such information to Janssen in such a manner and time so as to enable Janssen to comply with all Applicable Laws.

4.6.3      Global Safety Database.  Janssen shall establish a global safety database for such Licensed Product, including for storing safety data from clinical studies of Licensed Product under INDs held by Janssen and for storing safety data within the Geron Product Know-How.  For each Licensed Product Developed under the CDP or any Janssen IDP, Janssen shall maintain in the global safety database information relating to adverse events and pregnancy reports for such Licensed Product, which shall include serious adverse event data (and any other information relating to other adverse events Janssen decides to include at its reasonable discretion), which Janssen may use for regulatory reporting and responding to safety queries from Regulatory Authorities.  Promptly after the Effective Date and during the Term, to the extent Geron is conducting or has conducted any Development activities under the CDP or any Geron IDP, Geron shall, and shall cause its Affiliates and Third Party contractors to, disclose all information relating to adverse events and pregnancy reports from clinical use of Licensed Product in its or their possession and Control to Janssen for inputting into its global safety database within a mutually agreed period of time.  Each Party shall handle all serious adverse events information and other safety data that comes into its possession during Development and Commercialization of any Licensed Product hereunder in accordance with all Applicable Laws.  During the time Geron is the regulatory sponsor for any IND under the Global Development Plan, or has continuing obligations as set forth in Exhibit O, with respect to a Licensed Product, upon Geron’s good faith request Janssen shall promptly make available to Geron such information from Janssen’s global safety database for the Licensed Product as Geron deems necessary in good faith to fulfill Geron’s pharmacovigilance reporting and other compliance obligations under Applicable Law to the applicable Regulatory Authority(ies) in connection with such sponsorship, and to enable Geron to fulfill its obligations as set forth in Exhibit O.

4.6.4      Pharmacovigilance Agreement.  Within [*] ([*]) days of the Effective Date, each Party shall identify its safety representative to the other Party to lead negotiations between the Parties regarding the processes and procedures for sharing adverse event information, which processes and procedures shall be documented in a written pharmacovigilance agreement signed by the Parties (the “Pharmacovigilance Agreement”) not later than [*] ([*]) days of the Parties’ identification of their respective safety representatives or such other time as the Parties may otherwise agree.  The Pharmacovigilance Agreement shall define safety data exchange procedures concerning adverse events, including adverse drug reactions, with respect to any

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Licensed Products, sufficient to permit each Party and its Affiliates and subcontractors or sublicensees, as the case may be, to comply with requirements of Applicable Laws pertaining to drug safety and pharmacovigilance, including, to the extent applicable, those obligations contained in Health Care Laws imposed by Regulatory Authorities.  The Pharmacovigilance Agreement shall reflect that Janssen shall own and maintain a comprehensive (global) safety database of adverse events, pregnancy reports, and other safety data reported anywhere in the world from human use of any Licensed Products anywhere in the Licensed Territory.

4.7          Conditional Subcontracting.  A Party may subcontract any of its Development activities hereunder to any Third Party, provided that: (a) such Party executes a written subcontract agreement with such Third Party that contains, in all material respects, the applicable obligations and covenants hereunder; and (b) a Party may not subcontract to a Third Party for its sponsorship of any clinical study (including any investigator initiated study) of Licensed Product under the CDP without the JSC’s prior written approval, except as expressly provided in the CDP; and (c) Geron may not subcontract to a Third Party for its sponsorship of any clinical study (including any investigator initiated study) of Licensed Product under a Geron IDP without the JSC’s prior written approval.  A Party engaging any subcontractor shall be responsible for the performance of the subcontractor, and hereby warrants its compliance with the material terms hereof.

4.8          Geron’s US Opt-In Rights

4.8.1      Division of IDP and CDP Studies based on Geron Opt-In Decision.  In the event Geron exercises its US Opt-In Rights within the Geron Election Period pursuant to Section 2.2.2, then the Work Plan and Development Budget for all Additional Studies which are US Studies, at such time included in the Global Development Plan shall be deemed to have been and be included in the CDP, effective for purposes of allocating responsibility for costs under Section 4.13 as of the initiation of activities under such Work Plan.  For the avoidance of doubt, the Work Plans and Development Budgets for any Ex-US Studies that may at such time be included in the Global Development Plan, other than any set forth in a Geron IDP, shall be included in an IDP of Janssen.

4.8.2      Effect of Failure to Exercise.  In the event Geron elects not to exercise its US Opt-In Rights or fails to make a timely election within the Geron Election Period, then the Work Plans and Development Budgets for all US Studies that are at such time included in the Global Development Plan and any other studies set forth in the CDP at such time, other than the Initial Studies, shall be deemed to have been and be incorporated into an IDP of Janssen.  In addition, any Ex-US Studies in the Global Development Plan intended to be conducted by or on behalf of Janssen, its Affiliates and/or sublicensees shall also be included in one or more IDP(s) of Janssen.  For the avoidance of doubt, if Geron does not exercise its US Opt-In Rights as provided in Section 2.2.2, then (i) Janssen’s license rights to Commercialize Licensed Products in the United States under Section 2.1.2 above shall become and remain exclusive (even as to Geron), and Janssen shall be solely responsible for all activities and costs associated therewith as set forth in Section 4.13.2, and (ii) Geron shall have no right to undertake any Development of Licensed Product other than as provided in the CDP or any Geron IDP.

4.8.3      Janssen Independent Development Activities.  For the avoidance of doubt, nothing herein shall restrict Janssen from independently undertaking any Development

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

activities for a Licensed Product (including initiating any new clinical study) or repeating any clinical study previously conducted under the CDP or any IDP that failed to meet its primary endpoints, provided that: (i) in the event Janssen independently undertakes any such activities, they shall be deemed within the scope of the Development Program and the terms of this Agreement shall continue to apply thereto; (ii) in the event Geron exercises its US Opt-In Rights, Janssen shall first propose any activities for a Proposed Trial not already subject to an IDP or the CDP to the JDC pursuant to Section 4.9.1; and (iii) all of Janssen’s Development activities under this Agreement shall be performed pursuant to the CDP or one or more IDPs, regardless of whether Geron exercises its US Opt-In Rights.

4.9              Additional Development for Proposed Trials.

4.9.1      Additional Development Proposals. If, (i) Janssen, before Geron exercises its US Opt-In Rights, or (ii) either Party, after Geron exercises its US Opt-In Rights, desires to undertake any Proposed Trial of Licensed Product, then such Party shall submit to the JDC a written proposal for the addition of such trial to the CDP (an “Additional Development Proposal”).  Each Additional Development Proposal shall include the Development Proposal Criteria for the Proposed Trial and such other general content as the JSC may require; provided, however, that if the Party proposing such Proposed Trial (the “Proposing Party”) does not have all the information required to complete the Development Proposal Criteria package, it shall submit such information as it then has available in connection with the Additional Development Proposal, and the JDC may elect to form a preclinical Working Group to evaluate the Proposed Trial of the Licensed Product for such Oncology Indication and direct such Working Group to complete the information lacking from such Development Proposal Criteria, and thereafter the completed Additional Development Proposal shall be submitted to the JDC for review.  The JDC shall promptly consider the Additional Development Proposal and, no later than [*] ([*]) days of its receipt, forward it to the JSC along with the JDC’s consensus comments, including its decision as to whether it believes that there is a high degree of confidence that the conduct of the Proposed Trial or its results will not adversely affect other Development or Commercialization of the Licensed Product.  The JSC shall within [*] ([*]) Business Days (or such other time as may be agreed by the Parties) of its receipt of the Additional Development Proposal and the JDC’s comments, render the JSC’s decision to the Parties as to whether or not it unanimously recommends that the Parties amend the CDP (including the Development Budget) to include the Proposed Trial.

4.9.2      Adoption of Additional Development Proposals.  If the JDC unanimously recommends the adoption of any Additional Development Proposal and the JSC ratifies such recommendation, the Parties shall thereafter enter into good-faith negotiations to modify, by a written amendment to this Agreement, the CDP (and the Development Budget) based on such Additional Development Proposal, its associated budget, and the allocation of the Development Costs for such Proposed Trial between the Parties (with, unless otherwise agreed in the amendment, twenty percent (20%) of such Development Costs being allocated to Geron if Geron has exercised its US Opt-In Rights under Section 2.2.2).  Upon the Parties executing such written amendment to the CDP, the Proposed Trial shall be deemed to be an Additional Study within the scope of the Development activities thereunder and the Development Costs for such trial shall be allocated between the Parties as specified in such written amendment.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.9.3      Effect of Failure to Agree.  If the JDC does not unanimously recommend the adoption of any Additional Development Proposal, or if the JSC recommends against inclusion of the Proposed Trial in the CDP, or the Parties are unable to reach a written agreement to amend the CDP to include a Proposed Trial within [*] ([*]) days of the JSC’s recommendation under Section 4.9.2, then, provided that the JDC and JSC each have decided that there is a high degree of confidence that the conduct of the Proposed Trial (considering its potential results or outcomes) by the Proposing Party will not adversely affect other Development or Commercialization of the Licensed Product, the Proposing Party may, upon notice to the other Party, elect to conduct the Proposed Trial independently at its own expense, and the Proposed Trial shall be deemed within the scope of the Development Program and the Global Development Plan (but not the CDP, for clarity) and the terms of this Agreement shall continue to apply thereto, and:  (a) the Proposing Party shall provide the JSC and the other Party with an IDP for such trial, as may be updated from time to time; and (b) the JSC (and JDC) shall have no decision-making authority with respect to the conduct of such Proposed Trial, although it shall have authority to monitor the Proposing Party’s progress and review the results from the Proposed Trial under the IDP.  For the avoidance of doubt, this Section 4.9.3 provides the only means by which Geron may conduct any Development activities with respect to any Active Substance or Licensed Product independent of the CDP, and Geron may not conduct any clinical trials of any Active Substance or Licensed Product except pursuant to the CDP or a Geron IDP hereunder.

4.9.4      Geron Additional Development.  In the case that Geron is the Proposing Party under Section 4.9.3 and successfully conducts a Proposed Trial under a Geron IDP (for clarity, excluding the clinical trials identified in Exhibits O and Q) at its expense, it shall notify Janssen in writing and provide a reasonably detailed accounting of Geron’s Out-of-Pocket Costs and FTE Costs reasonably incurred in conducting the Proposed Trial under Geron’s IDP (collectively, the “Geron IDP Trial Costs”).  Upon receipt of such notice, and notwithstanding anything to the contrary herein, Janssen shall promptly seek Regulatory Approval in any Major Market Country in which registration is supported by the final data available upon completion of the Proposed Trial under the Geron IDP based on data from such Geron trial (such as to expand any Licensed Product labeling to include a new Oncology Indication supported by the Proposed Trial) and shall pay Geron an amount equal to [*] percent ([*]%) of the difference resulting from (x) the Geron IDP Trial Costs minus (y) the FTE Costs and Out-of-Pocket Costs incurred by Janssen in seeking Regulatory Approval, which amount will be due upon Janssen’s receipt of Regulatory Approval for such expanded Licensed Product labeling and payable within [*] ([*]) days thereafter.

4.9.5       Janssen Additional Development.  In the event Geron exercises its US Opt-In Rights under Section 2.2.2 and in the case that Janssen is the Proposing Party under Section 4.9.3 and successfully conducts a Proposed Trial ( which, for clarity, would not include any Ex-US Study) under a Janssen IDP at its expense and obtains Regulatory Approval based on data from such trial (such as to expand any Licensed Product labeling to include a new Oncology Indication supported by the trial) (such Regulatory Approval, a “Janssen IDP Based Regulatory Approval”), it shall so notify Geron in writing of such Janssen IDP Based Regulatory Approval, and provide a reasonably detailed accounting of Janssen’s Out-of-Pocket Costs and FTE Costs reasonably incurred in conducting such Proposed Trial (for clarity, other than an Ex-US Study) under Janssen’s IDP (the “Janssen IDP Trial Costs”), in which event Geron shall pay Janssen an amount equal to [*] percent ([*]%) of the Janssen IDP Trial Costs (the “Geron Reimbursement

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amount”), which Geron Reimbursement Amount will be due upon Janssen’s receipt of the Janssen IDP Based Regulatory Approval and payable as follows:  at Geron’s election by notice to Janssen provided within [*] ([*]) days of Geron’s receipt of the notice of the Janssen IDP Based Regulatory Approval for a particular Additional Study under a Janssen IDP, Geron shall pay, within [*] ([*]) days of such notice and Janssen’s provision of an invoice, an amount (the “Geron Reimbursement Downpayment”) that is the lesser of:  (i) the full Geron Reimbursement Amount; or (ii) an amount equal to the greater of [*] US dollars ($[*]) and [*] percent ([*]%) of the total amounts paid by Janssen to Geron in the prior [*] ([*]) months in the form of upfront or milestone payments or royalties.  With such payment of the Geron Reimbursement Downpayment, Geron shall and hereby does grant Janssen a credit and right of offset for [*] as assessed pursuant to Section 9.9 (the [“*”]), which credit Janssen may thereafter apply in accordance with Section 9.8.1, for any [*].  Notwithstanding anything to the contrary herein, Geron’s right under this Section 4.9.5 to [*] shall be subject to Section 9.8, including the Balance Ceiling under Section 9.8.2.

4.9.6      Suspension of Independent Trial.  If, at any time after the commencement of a Proposed Trial under an IDP by a Party, the other Party determines reasonably and in good faith that such trial is reasonably likely to adversely affect the Development or Commercialization of any Licensed Product in the Field, such Party shall so notify the Party conducting the trial and it shall be promptly thereafter discontinued (subject to such ethical obligations to continue support of patients already enrolled in the clinical trial under the IDP as the Party conducting it may in good faith determine), unless and until the JSC decides that such trial should be permitted to resume or continue.

4.10        Progress Reports

4.10.1    Day-to-Day Responsibility.  Each Party shall be responsible for day-to-day implementation of the Development activities for which it (or its Affiliate) has or otherwise is assigned responsibility under the CDP or any IDP and shall keep the JDC and the other Party reasonably informed as to the progress of such activities and results (including Development Program Know-How) therefrom.

4.10.2    Development Reports.  At each meeting of the Joint Development Committee, each Party will report on the Development activities such Party and its Affiliates has performed or caused to be performed since the last meeting of the JDC, including periodic reviews of preliminary, interim and final data, results and analyses from the studies under the Global Development Plan.  In addition, each Party shall provide the JDC with such other information as may be reasonably requested by the JDC or the other Party with respect to such Development activities.  If a Party fails to adequately provide such report at a meeting of the Joint Development Committee, or at any other time upon the reasonable request of either Party, the other Party may request, and such Party will provide to such other Party, a written progress report that includes information regarding Development activities in support of clinical studies, such as regarding accrual, site initiation, progress on protocol writing, meeting requests and briefing documents, and any other information within its Control as is reasonably necessary to convey a reasonably comprehensive understanding of the status or results of the applicable Development activity.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.11        Auditing.

4.11.1    Compliance Inspections.  With respect to any facility or site at which a Party, its Affiliate or its Third Party contractor or subcontractor conducts any Manufacturing, clinical, or regulated (e.g., under GLP, GCP, or GMP) Development activities pursuant to this Agreement, the other Party shall have the right, as permitted by and subject to the terms and conditions of any applicable Existing Third Party Agreement or as otherwise expressly permitted by the applicable Third Party Manufacturer, at its expense, upon reasonable written notice to such Party (and if applicable, such Affiliate or contractor or subcontractor), and during normal business hours, to inspect such site and facility and any records relating thereto, once per year or more often with cause, to verify the other Party’s compliance with the terms of this Agreement and with all Applicable Laws, including GLP, GCP, and GMP, and current standards for pharmacovigilance practice.  Such inspection shall be subject to the confidentiality provisions set forth in Article XI.  Each Party agrees to use commercially reasonable efforts to include in any contract or other written arrangement with its subcontractors, a clause permitting the other Party to exercise its rights under this Section 4.11.1.

4.11.2    Site Audits.  Janssen (through Janssen R&D Global Research & Development Quality Assurance or any successor organization responsible for quality assurance for Janssen and its Affiliates) will be responsible for establishing audit plans for each clinical study assigned to a Party in the CDP.  The provisions of Section 7.4.2 below shall govern audits of sites Manufacturing clinical supplies of Licensed Products.

4.11.3    Regulatory Audits.  The Parties shall cooperate in good faith in the event any Regulatory Authority inspects any site where clinical studies or Manufacturing of clinical supplies of Licensed Products are conducted by or on behalf of a Party pursuant to this Agreement, whether such Audited Sites is such Party’s or its Affiliate’s or contractor’s (such as, in the case of Geron, under an Existing Third Party Agreement) or subcontractor’s hereunder as permitted by and subject to the terms and conditions of any applicable Existing Third Party Agreement or as otherwise expressly permitted by the applicable Third Party.  Each Party shall notify the other Party within [*] ([*]) Business Days after receiving notification of any Regulatory Authority inspection at any site where clinical studies or Manufacturing of clinical supplies of the Active Substance and/or Licensed Products are conducted. Each Party shall be given a reasonable opportunity (taking into account the timing and notice provided by the applicable Regulatory Authority and the terms of any applicable Existing Third Party Agreement) to assist in the preparation of the other Party’s Audited Site for inspection, where appropriate, and to attend any inspection by any Regulatory Authority of the other Party’s Audited Site, and the summary, or wrap-up, meeting with a Regulatory Authority at the conclusion of such inspection.  If such attendance would result in the disclosure of the other Party’s or its Audited Site’s Confidential Information unrelated to the subject matter of this Agreement, the Parties shall enter into a confidentiality agreement covering such unrelated subject matter.  In the event that any Audited Site is found to be non-compliant with one or more Applicable Laws, Good Laboratory Practice, Good Clinical Practice, Good Manufacturing Practice, or current standards for pharmacovigilance practice, the non-compliant Party (or, in the case of Geron, its applicable contractor under an Existing Third Party Agreement) shall submit to the other Party a CAPA plan within [*] ([*]) Business Days after receiving notification of such non-compliance from the non-compliant Audited Site and shall use commercially reasonable efforts to cause such non-compliant Audited Site to implement such CAPA plan promptly after submission.  Each Party agrees to use commercially reasonable efforts to include in any agreement or other written arrangement

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(including any amendment to any applicable Existing Third Party Agreement), entered into after the Effective Date, with its applicable contractors or subcontractors (as the case may be), a clause permitting the other Party to exercise its rights under this Section 4.11.3.

4.12        Rights of Reference and Access to Data.  Janssen shall have a Right of Reference to Geron’s or its Affiliate’s drug master file, if any, and any other Regulatory Filings (whether made before or during the Term hereof) Controlled by Geron anywhere in the world related to any Licensed Products, and Janssen shall also have a right to review, access and request copies of such Regulatory Filings and any Know-How (including data) therein and use such Know-How in connection with the performance of Janssen’s obligations and exercise of its rights under this Agreement, including inclusion of such Know-How in its own Regulatory Filings for Licensed Products; provided, however, that with respect to Know-How obtained from a trial conducted under an IDP at Geron’s expense in accordance with Section 4.9 above, Janssen’s right to cross-reference or include such Know-How obtained at Geron’s expense shall be subject to satisfaction of the payment obligation set forth in Section 4.9.4, if applicable.  Geron hereby grants to Janssen a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) in the United States, or an equivalent exclusive right of access/reference in any other country or region of the world, to any Regulatory Filing, including Geron’s or its Affiliate’s clinical dossiers, Controlled by Geron that relates to any Licensed Product, for use by Janssen in exploitation of its Development and Commercialization rights relating to Licensed Products in the Field pursuant to this Agreement.  Geron or its Affiliate shall provide a signed statement to this effect, if requested by Janssen, in accordance with 21 C.F.R. § 314.50(g)(3) or the equivalent as required in any other country or region of the world, or otherwise provide appropriate notification of such right of Janssen to the applicable Regulatory Authority.  In the event Geron conducts any Development activities under a Geron IDP, Geron shall have a similar Right of Reference to Regulatory Filings Controlled by Janssen and Know-How therein solely to the extent needed for purposes of conducting Geron’s activities under the Geron IDP, in the same manner as such rights are granted to Janssen under this Section 4.12, and this Section 4.12 shall apply to the Parties with respect thereto, mutatis mutandis.

4.13        Sharing of Costs of Development Program.

4.13.1    CDP Cost Allocation.

(a)           50/50 Sharing.  Subject to Sections 4.13.3 and 4.13.4 below, the Development Costs (including Supply Costs) incurred collectively by the Parties in connection with the Lead Phase 2 MF Study and Lead Phase 2 Low-Risk MDS Study pursuant to the CDP shall be borne fifty percent (50%) by Janssen and fifty percent (50%) by Geron.  For clarity, should Janssen elect to conduct any Additional Studies set forth in the Global Development Plan prior to the end of the Geron Election Period, Janssen shall bear one hundred percent (100%) of all Development Costs (including Supply Costs) incurred in connection with the conduct of any such Additional Studies, subject to reimbursement of a portion of such costs as set forth in Section 4.13.1(b) in the event Geron exercises its US Opt-In Rights.

(b)           80/20 Sharing.  Upon Geron’s exercise of its US Opt-In Rights under Section 2.2.2, then, subject to Section 4.8.1, the Development Costs (including Supply Costs) incurred by the Parties in connection with any Additional Studies or other Development

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

activities described in the CDP (whether initiated on or before the date of Geron’s exercise of the US Opt-In Rights, but for clarity excluding any Ex-US Studies or other studies under any IDP) shall be borne eighty percent (80%) by Janssen and twenty percent (20%) by Geron.  Accordingly, if any Development activities under a Work Plan for any Additional Studies that become incorporated into the CDP as of Geron’s exercise of its US Opt-In Rights were initiated by Janssen prior to such exercise, and Janssen paid any Development Costs incurred under the Development Budget associated therewith, including any Manufacturing costs not related to the Initial Studies, then Janssen shall provide Geron with a report of such Development Costs as part of the Geron Decision Package (as set forth in Section 2.2.1) and the Finance Working Group shall review such Janssen Development Costs incurred through the time of Geron’s exercise and advise the JDC of any true-up payment, which such payment shall be owed to Janssen within [*] ([*]) days of invoice therefor, in order to satisfy Geron’s obligation to contribute twenty percent (20%) of such Development Costs incurred prior to such exercise. For clarity, the date upon which any such true-up payment due from Geron becomes payable may not be [*].

4.13.2    IDP Costs.  As provided in Section 4.9.3 above and subject to Section 4.13.3(d) below, the Party performing any Development Program activities under its IDP shall be solely responsible for all costs associated therewith, subject to Janssen’s payment with respect to any Proposed Trial under a Geron IDP under Section 4.9.4, or Geron’s payment to Janssen with respect to any Proposed Trial under a Janssen IDP under Section 4.9.5.  For clarity, in the event Geron exercises its US Opt-In Rights, while the Parties shall share the Development Costs under the CDP as set forth in Section 4.13.1(b), Janssen shall bear one hundred percent (100%) of all Development Costs (including Supply Costs) for the Ex-US Studies as such costs are incurred under one or more Janssen IDPs. For further clarity, if Geron does not exercise its US Opt-In Rights, Janssen shall bear one hundred percent (100%) of the Development Costs incurred in connection with activities conducted by or on behalf of Janssen, its Affiliates and/or its sublicensees for further Development activities as such activities are conducted under the Janssen IDP.

4.13.3    Development Budget Updates and Cost Reporting.

(a)        The Parties shall use commercially reasonable efforts to update, on an annual basis, the Development Budget of the CDP for the upcoming year of the Development Program, to be approved by the JSC or agreed on in writing by the Parties (as the case may be under Section 3.7.1) no later than December 1st of each applicable year.

(b)        The Finance Working Group shall advise the JDC, who shall establish reasonable financial procedures consistent with Accounting Standards and Applicable Laws for the Parties to determine estimated Development Costs for updating the Development Budget under the CDP each Janssen Calendar Quarter before its end, to enable each Party to appropriately accrue its share of Development Costs for financial reporting purposes.  Each Party shall record its itemized Development Costs incurred by it and its Affiliates, and maintain such records, in accordance with Accounting Standards and in a manner to permit the Party to comply with the financial reporting procedures established by the Joint Development Committee, under the advice of the Finance Working Group, which procedures shall be consistent with the financial reporting requirements of the Parties and Applicable Laws.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)        The Finance Working Group shall also review and advise the JDC of potential discrepancies and other finance and accounting matters related to Development Costs under the CDP.  Within [*] ([*]) days after the end of each applicable Janssen Calendar Quarter, each Party shall submit to the Finance Working Group and the Joint Development Committee a report, in accordance with the established financial procedures, of all Development Costs under the CDP incurred by such Party during such Janssen Calendar Quarter.  Within [*] ([*]) days following the receipt of such report, each Party shall have the right to request reasonable additional information and documentation related to the other Party’s and its Affiliates’ Development Costs during such Janssen Calendar Quarter in order to confirm that such other Party’s spending is in conformance with the then-current Development Budget.

(d)           Notwithstanding anything to the contrary herein, any license payments (including any fees, milestones, or royalties) due from Geron to any Third Party under any Pre-Existing Licenses from Third Parties or any Additional Pre-Existing Third Party Agreements (but not including any such payments resulting from modified terms under any written amendments to any such agreements entered into after the Effective Date hereof, provided that Janssen provided express written approval in advance for Geron to enter into each such amendment including the modified terms thereof, and further provided that such payments are expressly included as shared Development Costs under the CDP under this Agreement), on account of any Development of Licensed Product hereunder shall be a sole expense of Geron, and not be deemed Development Costs allocable to any extent to Janssen hereunder.  In addition, any license payments (including any fees, milestones, or royalties) due under any Unblocking License Agreement shall be a sole expense of Geron (and may be treated as Credited Amounts pursuant to Section 9.8), and not be deemed Development Costs allocable to any extent to Janssen hereunder.

4.13.4    Reconciliation to Allocate Development Costs; [*] Geron Excess Development Costs.

(a)        If one Party (with its Affiliates) incurs in a Janssen Calendar Quarter more than its share as provided for in Section 4.13.1 (after considering applicable financial reports as provided in Section 4.13.3) of the total actual Development Costs under the Development Budget set forth in the CDP, then such Party shall provide the other Party with an invoice for the portion of Development Costs incurred that are allocable hereunder to the other Party, and the other Party shall reimburse the invoicing Party to reconcile the allocation of Development Costs incurred in such Janssen Calendar Quarter consistent with Section 4.13.3.  Any such amounts shall be due and payable [*] ([*]) days from receipt of an invoice for the applicable amount due.  In addition, if any validation batches or lots of Licensed Product made under the CDP are later sold by Janssen or its Affiliates or sublicensees as commercial supply, then Janssen shall refund Geron its share of the Development Costs previously allocated under the Development Budget to the Manufacture of such batches later used for Commercialization.

(b)           Notwithstanding the provisions of Section 4.13.4(a) above, if, Excess Development Costs accrue with regard to an approved Out of Budget Modification for the Development Budget for any Additional Studies in the CDP, then Geron shall have the right, upon notice to Janssen within [*] ([*]) days of Geron’s receipt of an invoice for Development Costs that include any Excess Development Costs, to [*], in which event [*].  For clarity, the rights granted to Geron [*] under this Section 4.13.4(b) shall be limited to [*].  Notwithstanding anything to the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

contrary herein, Geron’s right under this Section 4.13.4(b) [*] shall be subject to Section 9.8, including the Balance Ceiling under Section 9.8.2.  For further clarity, the provisions of this Section 4.13.4 shall not apply to any Development Costs associated with the Initial Studies.

4.14        Suspension of Clinical Study for Safety Reason.  Notwithstanding anything to the contrary herein, if an Independent Safety Board determines that any clinical study of a Licensed Product ongoing in the Development Program would pose an unacceptable safety risk for any subjects or patients participating in such study, then neither Party shall be obligated to continue such clinical study.  Notwithstanding Section 3.7.3, either Party may delay or suspend any Development activities with respect to an ongoing clinical study of a Licensed Product if such Party reasonably believes that such clinical study would pose such an unacceptable safety risk.   For clarity, permanent discontinuance of any Initial Study (including after such study has been delayed or suspended in accordance with this Section 4.14) shall be subject to Section 3.7.3.

4.15        Records.

4.15.1    Maintenance of Research Records.  Each of the Parties shall maintain, or cause to be maintained, records of any of its respective Collaboration Activities conducted by it in material compliance with Applicable Law (including the requirements of GCP, GLP and GMP, in each case to the extent applicable), and the requirements of its corporate records retention policies consistent therewith.  Such records shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the foregoing activities in a manner appropriate for any regulatory purpose and, when applicable and permitted under this Agreement, for use in connection with the filing of Patent Rights and the Prosecution of Patent Rights.  Such records shall be retained for the longer of either: (a) such period as is required by such retaining Party’s corporate record retention policies; (b) such period as may be required by Applicable Law; or (c) the Term of this Agreement, unless a Party first offers to deliver such records to the other Party for its keeping, and delivers to such Party any records it may reasonably request, before destroying or disposing of such records.

4.15.2    Access to Records.  Subject to the terms and conditions of this Section, each Party shall have the right, at mutually agreed times during normal business hours on Business Days and upon reasonable notice, to obtain from the other Party access to and copies (at its own cost) of the records maintained by the other Party pursuant to Section 4.15.1 solely to the extent relating to any Active Substance, Licensed Product, or any Development, Manufacturing, or Commercialization activities hereunder, or any intellectual property or associated rights licensed or obtained hereunder, including (a) to enable the requesting Party to conduct reasonable diligence on matters potentially giving rise to liability on the part of the requesting Party according to Applicable Law or the requirements of this Agreement, or to conduct a defense of itself with respect to any such liability, if and to the extent that a fact, circumstance or event has arisen that gives the requesting Party a reasonable basis to believe that it has or may incur such liability; (b) to meet its obligations to Regulatory Authorities with respect to a Licensed Product; (c) to Prosecute or enforce any Patent Rights hereunder; or (d) otherwise exploit any rights hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE V:  OPTIONAL CO-PROMOTION

5.1          Geron’s Determination and Exercise of Co-Promotion Option.

5.1.1      The terms of this Article V shall apply to the Parties’ Co-Promoting of Licensed Product hereunder following Geron’s exercising of its Co-Promotion Option granted under Section 2.2.4 to Co-Promote Licensed Product by providing 20% of the Aggregate Detail Effort in the Co-Promote Territory during the Period of Innovator Protection therein, pursuant to Section 5.1.2 below.

5.1.2      At any time during the Co-Promotion Exercise Period, which for clarity shall expire [*] ([*]) days from receipt of the Geron Co-Promotion Decision Package unless extended by written agreement of the Parties, Geron shall have the right to provide Janssen with written notification (the “Co-Promotion Exercise Notice”) electing to exercise Geron’s Co-Promotion Option under Section 2.2.4, which notice for election shall include a written certification that Geron or any Affiliate of Geron does not as of such time possess, or have any option to obtain, any rights to market or promote any pharmaceutical ingredient or drug substance which constitutes a Competing Oncology Product at the time of such election.  For clarity, any written certification under the foregoing sentence shall be deemed a warranty by Geron hereunder that, to the best of its knowledge at the time of Geron’s exercise of its Co-Promotion Option, neither Geron nor any Affiliate that Geron has at such time possesses, or has an option to obtain, any rights to market or promote a pharmaceutical ingredient or drug substance which constitutes a Competing Oncology Product at the time of such election.  For further clarity, the Parties acknowledge that the relevant time for determining whether a particular product, for which Geron then has an option or other right to in-license, or an outright license, under an agreement with a Third Party, qualifies as a Competing Oncology Product under this Section 5.1.2, is not the Effective Date, but rather the date upon which Geron provides Janssen with such Co-Promotion Exercise Notice.

5.1.3      Following receipt of a Co-Promotion Exercise Notice from Geron as provided in Section 5.1.2, Janssen and Geron shall use good faith and commercially reasonable efforts to promptly negotiate a mutually acceptable Co-Promotion Agreement consistent with the provisions of this Article V and the terms and conditions of Exhibit N, as may be reasonably updated by Janssen.  Upon the Parties’ execution of the Co-Promotion Agreement and following Janssen’s receipt of Regulatory Approval for Licensed Product in the Co-Promote Territory, Geron shall have the right to Co-Promote Licensed Product in the Co-Promote Territory pursuant to the US Promotional Plan (including any timeline set forth therein for Geron’s commencement of Detailing activities in accordance with Section 5.2) in accordance with the terms set forth in this Article V and the Co-Promotion Agreement, provided, however, that Geron shall not permit any of its Sales Representatives to contribute any Details in the Co-Promote Territory until such time that Janssen determines, which determination shall not be unreasonably withheld or delayed, that such Geron Sales Representatives are appropriately trained and otherwise qualified to Co-Promote in accordance with Applicable Law and policies, standards, and Government Orders applicable to Janssen’s own Detailing activities.

5.2          Geron Promotional Share Ramp-Up.  If Geron exercises its Co-Promotion Option, then following Janssen’s determination that Geron’s Sales Representatives are qualified as set forth in Section 5.1.3, Geron shall, subject to this Section 5.2, use commercially reasonable efforts, according to a timeline and plan set forth in the US Promotion Plan, which shall be reasonably developed by Janssen after good-faith discussion with Geron and Janssen’s consideration of Geron’s comments, to ramp up the number of Geron Sales Representatives to

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

twenty percent (20%) of the Aggregate Detail Effort for Licensed Product in the Co-Promote Territory (such percentage, at a given time, constituting the “Geron Promotional Share”).  In the event the Geron Promotional Share for any given period while Geron has Co-Promotion rights is less than twenty percent (20%) of the Aggregate Detail Effort under the US Promotional Plan, then Section 5.5.4 shall apply (for reconciliation purposes).  For clarity, in lieu of a ramp-up of the Geron Promotional Share, with Geron’s consent (which shall not be unreasonably withheld or delayed), the US Promotional Plan may provide for Geron’s commencement of its share of the Aggregate Detail Effort at some time other than the actual date of First Commercial Sale of Licensed Product in the Co-Promote Territory, for example, in the event Geron is not capable of providing an adequate proportion of the Aggregate Detail Effort in the Co-Promote Territory upon Regulatory Approval therein of a Licensed Product for a [*] Indication, then, if the date of Geron’s Co-Promotion Exercise Notice is less than [*] year before the projected First Commercial Sale of a Licensed Product in the Co-Promote Territory, the US Promotional Plan may provide that such commencement occur on a date that is up to [*] ([*]) months after such Regulatory Approval for the [*] Indication or that follows Regulatory Approval of a Licensed Product for a [*] Indication in the Co-Promote Territory.

5.3          Booking of Sales.  For the avoidance of doubt, Janssen (or its Affiliate or Third Party sublicensee, as applicable) will book all sales generated through Geron’s Co-Promoting activities in the Co-Promote Territory.

5.4          Governance of Co-Promotion; US Promotional Plan.

5.4.1      The JMC shall have oversight responsibility for the Parties’ Detailing activities in the Co-Promote Territory under the Co-Promotion Agreement and the US Promotional Plan, and shall be composed of senior sales managers, marketing managers, and healthcare compliance representatives from each Party having knowledge about Promoting drug products in the Co-Promote Territory, including with respect to compliance with Health Care Laws.  Promptly after the Parties execute the Co-Promotion Agreement, the JMC shall establish, and each Party shall appoint an equal number of representatives to, a Compliance Working Group reporting to the JMC to advise it and the JSC on Health Care Laws and Drug Regulation Laws pertaining to Co-Promotional activities of the Parties, including with respect to the implementation of measures for adherence to Janssen’s compliance program and policies.

5.4.2      Following the execution of the Co-Promotion Agreement, the Joint Marketing Committee shall in due course review and discuss the US Promotional Plan as developed by Janssen, and shall, subject to the terms and conditions hereof, recommend to the Parties any amendments or updates thereto, including for purposes of reasonably allocating responsibilities toward the Aggregate Detail Effort between the Parties’ respective Sales Representatives based on the Geron Promotional Share.  The US Promotional Plan for a given Janssen Calendar Year, following Geron’s exercise of Co-Promotion rights and the First Commercial Sale of a Licensed Product in the Co-Promote Territory, shall include the Aggregate Detailing Effort as well as the share (number of Details) to be contributed by each Party, accounting for any ramp-up to a 20% Geron Promotional Share pursuant to Section 5.2.  The US Promotional Plan shall further address the allocation of Details in the Co-Promote Territory based on reasonable factors (strategic or otherwise) such as geographic/regional considerations and lists of healthcare providers to be targeted for Detailing, with Janssen using reasonable efforts to

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provide Geron’s Sales Representatives with a reasonable opportunity for Detailing to high value prescribers, subject to Janssen’s overall sales deployment strategy.

5.5          Allocation and Payment of Promoting Costs.

5.5.1      Allocation without Co-Promotion.  If Geron has exercised its US Opt-In Rights, but does not have Co-Promotion rights hereunder (e.g., because it did not exercise such Co-Promotion rights or did not qualify for such Co-Promotion, or because such Co-Promotion rights have terminated), then Janssen shall remain responsible for eighty percent (80%), and Geron shall remain responsible for twenty percent (20%), of the Promoting Costs incurred by Janssen in Promoting Licensed Products in the United States pursuant to the US Promotional Plan while there is Innovator Protection therein (the “Geron Promotional Funding Amount”).  Janssen shall invoice Geron for such Geron Promotional Funding Amount at the end of each Janssen Calendar Quarter, and Geron shall pay such invoice within [*] ([*]) days of receipt thereof.  Notwithstanding the foregoing, if Janssen makes any changes to the US Promotional Plan that in the aggregate result in a percentage increase to the Geron Promotional Funding Amount for a given Janssen Calendar Year above the Promotional Budget Variance Ceiling, then Geron shall have the right, upon notice to Janssen within [*] ([*]) days of Geron’s receipt of such invoice, to [*], in which case [*].  Notwithstanding anything to the contrary herein, Geron’s right under this Section 5.5.1 [*] shall be subject to Section 9.8, including the Balance Ceiling under Section 9.8.2.

5.5.2      No Reimbursement with Full Co-Promotion.  Where Geron is exercising its Co-Promotion rights hereunder, in any Janssen Calendar Quarter in which the Geron Promotional Share is twenty percent (20%) of the Aggregate Promotion Effort under the US Promotional Plan, Janssen shall be responsible for its Promoting Costs or any other costs it incurs in providing its requisite eighty percent (80%) of the Aggregate Promotion Effort under the Co-Promotion Agreement, and Geron shall be responsible for all Promoting Costs or any costs it incurs in providing its requisite twenty percent (20%) of the Aggregate Promotion Effort under the US Promotional Plan.  For clarity, each of (i) Geron, and (ii) Janssen except for Geron’s obligation to reimburse any Promoting Costs due under Section 5.5.4 if the Geron Promotional Share is less than 20%, shall have sole responsibility for all costs and expenses incurred in connection with activities and other work performed by such Party’s Sales Representatives hereunder, including salaries, travel expenses and other expenses, providing benefits, deducting federal, state and local payroll taxes, FICA contributions, FUI, DUI and any similar taxes and paying workers’ compensation premiums, unemployment insurance contributions and any other payments required by Applicable Laws to be made on behalf of such Party’s employees.  Nothing in the Agreement shall be construed to conclude that any of a Party’s Sales Representatives are agents or employees of the other Party.  Without limiting any of its obligations hereunder, each Party shall have sole authority over the terms and conditions of employment of its Sales Representatives, including their hiring, supervision, compensation (including from any incentive plans), discipline, and discharge.

5.5.3      Responsibility for Compensating Sales Representatives.  For the avoidance of doubt, if Geron timely delivers a Co-Promotion Exercise Notice, Geron and Janssen each shall be solely responsible for any additional costs incurred in support of Geron’s Sales Representatives, or Janssen’s Sales Representatives, which are other than those Promoting Costs that are consistent with the US Promotional Budget (including Sales Representative training and supplies of Approved Materials).  Each Party shall be solely responsible for any compensation that

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

is due to its Sales Representatives in connection with their work hereunder.  Each Party hereby represents and warrants that its compensation programs for its Sales Representatives will not, during the time of any Promotion of Licensed Product hereunder, provide financial incentives that, to its knowledge, facilitate the Promotion or Detailing of Licensed Product in violation of any Applicable Law.  Geron shall not use a materially different compensation structure for its Sales Representatives than Janssen’s compensation structure for its respective Sales Representatives co-Detailing Licensed Products in the Co-Promote Territory hereunder.

5.5.4      Reconciliation for Co-Promoting Ramp-Up or Shortfall.  Geron shall provide Janssen with a report for each Janssen Calendar Quarter during which Geron’s Sales Representatives performed any Details hereunder, in accordance with Detailing reporting procedures to be established by the JMC under advice of the Finance Working Group, itemizing the Details contributed by Geron under the US Promotional Plan.  The Finance Working Group shall review Geron’s quarterly Detail reports for a given Janssen Calendar Year while there is Innovator Protection in the Co-Promote Territory, and advise the JMC of any true-up of Promoting Costs owed to Janssen to satisfy Geron’s obligation to contribute the equivalent of 20% of the Sales Representative Details during such year in which any Co-Promoting occurs hereunder.  Subject to Section 5.5.1, Janssen shall invoice Geron for such Promoting Costs due for each such Janssen Calendar Year, which shall be payable by Geron within [*] ([*]) days of receipt thereof.

5.6          No Subcontracting.  Geron’s right to Co-Promote by providing Sales Representatives for Detailing under its US Opt-In Rights hereunder is personal and limited to Geron, and may not be delegated to, or otherwise performed under contract by, any Third Party, except as otherwise may be agreed upon by the Parties in the Co-Promote Agreement or otherwise.

5.7          Co-Promotion Diligence; Projected Detail Shortfalls.

5.7.1      Each Party shall use commercially reasonable efforts to perform its Detailing activities (including those involving use of any Approved Materials or Product Samples) in the Co-Promote Territory according to the requirements of the US Promotional Plan, the Co-Promotion Agreement, and in accordance with all Applicable Laws, including Health Care Laws.  All Details carried out hereunder by Geron shall be (a) by employees on the payroll of Geron and (b) of a quality equivalent to that provided by Janssen as measured by the same performance standards.  No employer-employee relationship shall exist between Janssen and any of Geron’s Sales Representatives.

5.7.2      If a Party believes or expects that it will be unable to provide through its Sales Representatives’ Details meeting its share of the Aggregate Detailing Effort required to be provided by it for a Janssen Calendar Year pursuant to the US Promotional Plan, it shall promptly notify the other Party and the JMC.

5.8          Training.  At a location to be mutually selected by the Parties, Janssen shall provide, at Geron’s expense, training (including provision of training materials) to all Geron Sales Representatives on the Detailing of any Licensed Product in the Co-Promote Territory at a level comparable to the training provided to Janssen’s own Sales Representatives promoting such Licensed Product in the Co-Promote Territory.  Geron shall be responsible for ensuring that its own Sales Representatives are able to perform Detailing as trained, and able to comply with this

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreement and the Co-Promote Agreement, all Applicable Laws, industry codes of conduct, and Janssen’s policies regarding Detailing, before permitting them to engage in Detailing of the Licensed Product in the Licensed Territory.  Notwithstanding the foregoing, Janssen shall have the right to have Geron suspend Detailing of Licensed Products by any of its Sales Representatives if Janssen, in its sole, good faith and reasonable judgment, has any concern regarding their performance with respect to any such compliance matter.

5.9          Promotional Materials.  Janssen shall provide Geron, at Geron’s expense, with sufficient quantities of Approved Materials to enable Geron’s Sales Representatives to perform the Co-Promotional Details in the Co-Promote Territory in accordance with the US Promotional Plan; provided, however, that Janssen shall not be obligated to provide any quantities of Approved Materials beyond those quantities that are sufficient to provide each Sales Representative of Geron with the same quantity of such materials as are provided to each of Janssen’s Sales Representatives.  Janssen shall have sole responsibility for developing any Approved Materials to be used under the US Promotional Plan so as to be in compliance with all Applicable Laws.  Geron shall use only the Approved Materials as provided by Janssen, and Geron shall not alter or in any way modify any of the Approved Materials, nor shall it supplement or substitute any such Approved Materials with its own materials.

5.10        Product Samples.  Janssen shall provide Geron with sufficient quantities of Licensed Product samples to enable Geron’s Sales Representatives to perform the Co-Promotional Details in accordance with the US Promotional Plan; provided, however, that Janssen shall not be obligated to provide any quantities of samples beyond those quantities that are sufficient to provide each Sales Representative of Geron with the same quantity of samples as are provided to each of Janssen’s Sales Representatives.  Janssen shall have sole responsibility for manufacturing such samples in compliance with Applicable Laws, including cGMP requirements.  Geron shall not alter or in any way modify any of the samples (including their packaging and labeling), nor shall it supplement or substitute any such Janssen samples with its own samples.  Each Party shall distribute samples and promotional materials in compliance with all Applicable Laws, and in furtherance thereof, each Party shall establish, maintain, and adhere to written procedures for Detailing in the Co-Promote Territory to assure that such Party and its Sales Representatives comply with all legal requirements.  Geron shall notify Janssen promptly upon learning that any samples shipped by Janssen have been lost or have not been received as scheduled.  Geron shall maintain Co-Promotion records as required by Applicable Law and shall allow representatives of Janssen to inspect such records on request.  Upon [*] ([*]) days written notice to Geron, Janssen shall be entitled to conduct an inspection and audit of Geron’s sample distribution practices by its Sales Representatives and any facilities where samples are stored by Geron.  Such inspection and audit shall be made in accordance with Applicable Laws, no more than once per year.  Janssen shall be responsible for supplying Sales Representatives with Approved Materials and samples for use in Detailing under the US Promotional Plan.

5.11        Promoting Limitations.  Each Party shall instruct its Sales Representatives to do, and shall monitor its Sales Representatives so that such personnel do, the following: (a) limit claims of efficacy and safety for any Licensed Product to those claims that are consistent with approved promotional claims in (and not add, delete, or modify claims of efficacy and safety in the promotion of the Licensed Product in any respect from those claims of efficacy and safety that are contained in) the product labeling for the Licensed Product as approved by the applicable

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Regulatory Authority; (b) not make any changes in Approved Materials provided by Janssen, and use the Approved Materials in a manner that is consistent with both Applicable Law and with the product labeling for the Licensed Product as approved by the applicable Regulatory Authority; and (c) promote and Detail the Licensed Product in adherence in all material respects with all Applicable Laws and, to the extent consistent therewith, corporate policies applicable to Detailing and applicable industry standards in the Co-Promote Territory.

5.12        Risk Management; Returns; Customer Support; Compliance Matters.

5.12.1    Risk Management Systems. Each Party shall cause its Sales Representatives to act in strict adherence with any applicable risk management systems maintained by Janssen for the Licensed Product, to the extent Geron is made aware of such risk management system by Janssen (including through meetings of the JMC or the Compliance Work Group).

5.12.2    Returns; Customer Support. For the avoidance of doubt, Janssen (directly or through any of its Affiliates or Third Party sublicensees) shall be responsible for handling all returns of any Licensed Product being Commercialized by or on behalf of Janssen hereunder.  If any such Licensed Product is returned to Geron, then Geron shall promptly ship such Licensed Product, with all other information and materials as received, to Janssen or its designated Affiliate.  Geron, if requested by Janssen, shall inform any customer returning such a Licensed Product that it has been returned to Janssen.  Janssen (directly or through any of its Affiliates or Third Party sublicensees) shall be responsible for providing all customer support, handling medical queries, and responding to product and medical complaints relating to any Licensed Product Commercialized by or on behalf of Janssen hereunder.

5.12.3    Efforts.  Each Party shall use commercially reasonable efforts to execute and to perform, or cause to be performed, the Co-Promotion activities assigned to it under the US Promotional Plan in a diligent manner in compliance with Applicable Laws, including Health Care Laws and the then-current standards for pharmacovigilance practice.  Notwithstanding anything to the contrary contained herein, a Party shall not be obligated to undertake or continue any Co-Promotion activities with respect to the Licensed Products if such Party reasonably determines that performance of such Co-Promotion activity would violate Applicable Laws, in which event it shall promptly notify the other Party and the JMC, who shall thereafter convene a meeting in the presence of the Compliance Working Group to discuss potential remedial measures (including by way of any amendment to the US Promotional Plan).

5.12.4    Compliance with Applicable Laws.  Each Party shall cause its Sales Representatives to comply with Applicable Laws related to the performance of its obligations under this Agreement and the Co-Promote Agreement, including Drug Regulation Laws, the Federal and State Anti-Kickback Statutes, and all applicable regulations thereunder, applicable AMA and PhRMA Guidelines, as well as any relevant codes of practice.

5.13        Co-Promotion Progress Reports.

5.13.1    Day-to-Day Responsibility.  Each Party shall be responsible for day-to-day implementation of its Co-Promotion activities for which it (or with respect to Janssen only, its

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Affiliate) has or otherwise is assigned responsibility under the US Promotional Plan and shall keep the JMC and the other Party reasonably informed as to the progress of such activities.

5.13.2    Reports.  Each Party shall provide the JMC a report for each Janssen Calendar Quarter during which such Party’s Sales Representatives performed any Co-Promoting hereunder, in accordance with Detailing reporting procedures to be established by the JMC under advice of the Compliance Working Group and Finance Working Group, itemizing the Details contributed by the Party under the US Promotional Plan.  If a Party fails to adequately provide such report at a meeting of the Joint Marketing Committee, the other Party may request, and such Party will provide to such other Party, a written progress report that includes information regarding Co-Promotion activities in support of Janssen’s Commercialization in the Co-Promote Territory and any other information within its Control as is reasonably necessary to convey a reasonably comprehensive understanding of the status or results of the Co-Promotion activities and compliance with the terms hereof and the Co-Promote Agreement.

5.14            Medical Affairs Responsibility.  Janssen shall have sole responsibility for Medical Affairs activities, including responding to all medical questions or inquiries related to any Licensed Product directed to any Party’s personnel, such as any that may arise during the performance by Geron of the Co-Promotion Detailing hereunder.  Janssen shall ensure that the field based medical science liaisons for each Licensed Product are equally distributed to the Parties’ respective Sales Representatives on a pro-rata basis.

5.15        Voluntary Termination of Co-Promotion.  Geron may elect to cease its Detailing of the Licensed Products and terminate the Co-Promotion Agreement upon one hundred eighty (180) days advance written notice to Janssen.  After any such election, Geron shall cooperate with Janssen, at Janssen’s reasonable request, to transition responsibility for providing the then-current Geron Promotional Share of such Detailing of the Licensed Product in the Co-Promote Territory from Geron to Janssen, and thereafter Geron will no longer have the right or obligation to Detail such Licensed Product in the Co-Promote Territory and instead Geron shall reimburse Janssen for twenty percent (20%) of the Promoting Costs incurred by Janssen as provided in Section 6.5.1 (after Geron discontinues its Detailing activities), as if as of such time Geron had not exercised its Co-Promotion Option and had only exercised its US Opt-In Rights.

5.16        Termination of Co-Promotion for Cause.  Without limitation of any rights or recourse otherwise provided under this Agreement or any remedy that may be available under Applicable Law, Janssen shall have the right to terminate, upon written notice to Geron, Geron’s right to Co-Promote in the Co-Promote Territory and the Co-Promotion Agreement, as follows (in each case upon each occurrence of the specified event with respect to Geron or its permitted successor):

5.16.1          in the event there has occurred a material breach by Geron of any of its obligations under Article V hereof (including in regards to its Co-Promotional Detailing) or the Co-Promotion Agreement, provided that Janssen shall have provided, promptly after becoming aware of such breach, notice thereof to Geron identifying such breach and Geron shall have failed to cure such breach or default (if curable) within [*] ([*]) days from the date Geron received such notice;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.16.2                              in the event there is a Change of Control of Geron (or any permitted successor in interest or a controlling Affiliate thereof), except in the event that either (a) at the time of such Change of Control Geron is contributing, and for at least [*] ([*]) successive months has been contributing, twenty percent of the Aggregate Sales Effort to Co-Promotional Detailing of Licensed Product in the Co-Promote Territory, or (b) such Change of Control of Geron involves the acquisition by, or merger, consolidation, share exchange, business combination, recapitalization, sale of a majority of assets or similar transaction with, an un-Affiliated entity (the “Acquiror”) that, together with such entity’s Affiliates existing as of the time immediately preceding the Change of Control, has fewer than [*] ([*]) sales representatives detailing human pharmaceutical products on behalf of itself, its Affiliates, and/or any Third Parties, provided that in such event described in subsection (b), Geron shall continue to carry on its Co-Promoting obligations under the US Co-Promotion Plan in the Co-Promote Territory using previously qualified Sales Representatives employed by Geron immediately before such Change of Control, until the party (whether Geron or the Aquiror) employing such Sales Representatives upon the Change of Control enters into a Co-Promotion Agreement with Janssen (which upon execution shall supersede the prior Co-Promotion Agreement) and assumes Geron’s obligations under this Article V, whether through any such previously qualified Sales Representatives and/or newly qualified Sales Representatives, provided that, in addition to the exceptions set forth above, in the event such Change of Control results from an event described in Section 1.29(c), Janssen may exercise its termination right under this Section 5.16.2 only if the directors constituting the majority of the seats (other than vacant seats) on the board of directors (or similar governing body of Geron) immediately after such Change of Control event are affiliated with or employed by a pharmaceutical or biotechnology company;

5.16.3                              in the event of Geron’s Bankruptcy;

5.16.4                              in the event Geron or an Affiliate thereof (a) is developing in Phase 2 or later clinical trials a Competing Oncology Product in the Field for one or more Indication(s) for which the Licensed Product is then being Developed or has obtained Regulatory Approval, or (b) is offering for sale, selling, marketing, or promoting a Competing Oncology Product, or (c) is collaborating with or assisting a Third Party to so develop or so commercialize such a Competing Oncology Product (in each case (a), (b) or (c), including the conduct of such activities by Geron or its Affiliate with respect to any particular product which first qualifies as a Competing Oncology Product due to a change in the identification of the primary or predominant mechanism of action of such a product, causing such product to so qualify as a Competing Oncology Product, provided that in such case Geron or its Affiliate shall have at least [*] ([*]) days to cease the activities set forth in (a), (b) or (c) before Janssen shall have the right to terminate Geron’s right to Co-Promote in the Co-Promote Territory and the Co-Promotion Agreement hereunder); or

5.16.5                              in the event that, after Geron fails to contribute at least [*] percent ([*]%) of its share of the Aggregate Detail Efforts toward Detail targets as specified in the US Promotional Plan for two or more consecutive Janssen Calendar Quarters, Janssen notifies Geron in writing of such Detail shortfall, and Geron fails to remedy such Detail shortfall within [*] ([*]) days of Janssen’s notice of the Geron Detail shortfall.

5.17                        Records.  On a monthly basis, Geron shall provide Janssen with a comprehensive electronic medium record of its Details during the prior month and reflecting Geron’s district and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

regional configuration in the Co-Promote Territory, and Details actually delivered or performed compared to the Details required under the US Promotional Plan.  Each such monthly Co-Promotion Report shall be due to Janssen within [*] ([*]) days after the end of each month while there is Innovator Protection in the Co-Promote Territory.

5.18                        Oversight of Co-Promotion. Promptly after delivery of the Co-Promotion Exercise Notice, the JMC shall establish, and each Party shall appoint an equal number of representatives to, a Working Group reporting to the Joint Marketing Committee, which shall have oversight responsibility for the Parties’ Detailing activities in the Co-Promote Territory under the Co-Promotion Agreement and the US Promotional Plan, and shall be composed of senior sales managers, marketing managers, and healthcare compliance representatives from each Party having knowledge about Promoting drug products in the Co-Promote Territory, including with respect to compliance with Health Care Laws.

ARTICLE VI:  COMMERCIALIZATION

6.1                               Commercial Diligence.  On a country-by-country basis, until expiration of the Royalty Term, commencing upon Janssen obtaining [*] Regulatory Approval for a Licensed Product in any country, Janssen shall use Diligent Commercialization Efforts to Commercialize such Licensed Product in such country.

6.2                               Responsibilities.  Subject to Geron’s Co-Promotion Option and except as may be otherwise expressly set forth in this Agreement, including Article V, or the Co-Promotion Agreement, Janssen shall be solely responsible (directly and through its Affiliates and any sublicensees) for all Commercialization activities in the Territory with respect to any Licensed Products in exploitation of its license rights granted under Section 2.1 as well as all business decisions in connection therewith, subject to the terms of this Agreement, including Geron’s Co-Promote Option rights, including those relating to the Manufacturing, distribution, price, and packaging of the Licensed Product.  Subject to Section 6.1, each decision whether and when to commercially launch a Licensed Product in any particular country or jurisdiction of the Territory shall be within the discretion of Janssen (acting directly or through its Affiliates and sublicensees).  Janssen, directly and through its Affiliates and Third Party sublicensees, will book all sales of Licensed Products made hereunder.  Geron acknowledges that nothing herein prohibits Janssen from donating supplies of Licensed Product for humanitarian or charitable purposes.

6.3                               Trademarks.  Janssen (directly or through its Affiliates and sublicensees) will select its own trademarks under which it will market Licensed Products hereunder and will own the Trademark Rights associated therewith.

6.4                               Promotional Plans and Marketing Plans.

6.4.1                   Promotional Plans Where Geron has Exercised US Opt-In Rights.  In the event Geron has exercised its US Opt-In Rights, then (a) the Joint Marketing Committee shall in due course review and discuss the US Promotional Plan as developed by Janssen, subject to the terms and conditions hereof, and (b) for any and all countries, other than the United States, for which Regulatory Approval of a Licensed Product is obtained by Janssen (directly or through any of its Affiliates and Third Party sublicensees), Janssen shall develop the Independent Promotional

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Plan, a summary of which shall be provided to Geron on an annual basis.  If Geron has exercised its US Opt-In Rights, then in the case that Geron has not exercised its Co-Promotion Option then the initial US Promotional Plan shall include the Aggregate Detail Effort and number of Details to be conducted by Janssen, or in the case that Geron has exercised its Co-Promotion Option then the initial US Promotion Plan shall include the Aggregate Detail Effort and number of Details to be conducted by each Party consistent with the Geron Promotional Share, in each case for the period following Regulatory Approval of the Licensed Product in the United States through the end of the [*] full Janssen Calendar Year thereafter, as follows (unless otherwise agreed by the Parties in writing):  (a) at least [*] percent ([*]%) of the Details for Licensed Product in United States for the [*] year following the First Commercial Sale of the Licensed Product therein will be First Position Details and the remaining [*] percent ([*]%) will be Second Position Details; and (b) at least [*] percent ([*]%) of the Details for such Licensed Product in the United States for the [*] year following such First Commercial Sale will be First Position Details and the remaining [*] percent ([*]%) will be Second Position Details.  For the avoidance of doubt, the foregoing sentence does not prohibit either Party’s Sales Representatives from detailing any product other than a Licensed Product as a Third Position Detail.

6.4.2                   Promotional Plans Where Geron has not Exercised US Opt-In Rights.  In the event Geron has not exercised its US Opt-In Rights, then (a) for both the United States and for any countries, other than the United States, for which Regulatory Approval of a Licensed Product is obtained by Janssen (directly or through any of its Affiliates and Third Party sublicensees), Janssen shall develop the Independent Promotional Plan, a summary of which shall be provided to Geron on an annual basis.

6.4.3                   Marketing Plans.  Regardless of whether or not Geron has exercised its US Opt-In Rights, following Regulatory Approval of a Licensed Product for any Major Market Country, Janssen shall provide to Geron a report on an annual basis summarizing on a high level, to the extent permitted by Applicable Law, Janssen’s marketing plans for the Licensed Product in such country pertaining to medical affairs, launch preparation, and branding.

6.5                               Shared Promoting Costs in the United States.

6.5.1                   80/20 Allocation.  Upon Geron’s exercise of its US Opt-In Rights, and where Geron has not timely delivered a Co-Promotion Exercise Notice or during such time that Geron is not providing any Sales Representatives toward Detailing in the Co-Promote Territory if it has exercised its Co-Promotion Option, then the Promoting Costs incurred thereafter by Janssen in connection with Detailing in the US under the US Promotional Plan pursuant to the US Promotional Budget shall be borne eighty percent (80%) by Janssen and twenty percent (20%) by Geron while there is Innovator Protection in the US and thereafter (upon expiration of Geron’s Co-Promotion rights if exercised) borne solely by Janssen.

6.5.2                   Reporting of Promoting Costs.  Upon Geron’s exercise of its US Opt-In Rights, the Finance Working Group shall advise the JMC, who shall establish reasonable financial procedures consistent with Accounting Standards and Applicable Laws for the determination of estimated Promoting Costs for updating the US Promotional Budget under the US Promotional Plan each Janssen Calendar Quarter before its end, to enable each Party to appropriately accrue its share of Co-Promoting Costs for financial reporting purposes.  Janssen

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall record its itemized Promoting Costs incurred by Janssen, directly or through its Affiliates, and maintain such records, in accordance with Accounting Standards and Applicable Laws.

6.5.3                   Payment.  Any amounts owed by Geron to Janssen under this Section 6.5 shall be due and payable [*] ([*]) days from Geron’s receipt of an invoice from Janssen for the applicable amount due.

ARTICLE VII:  CLINICAL SUPPLY AND PRODUCT MANUFACTURE

7.1                               Responsibility for Manufacture.  As between Janssen and Geron, Janssen shall be responsible (directly and through its Affiliates and any sublicensees) for overseeing and managing all Licensed Product Manufacturing activities hereunder, including with respect to:  (a) Manufacturing and having Manufactured (including by Geron through its Third Party contractors under the Current Manufacturing Contracts and by any Third Party under a subcontract hereunder) of, clinical supplies of Licensed Products for clinical studies under the Global Development Plan; and (b) Manufacturing and having Manufactured its supply of Licensed Products otherwise for the Development (subject to Section 4.13) and/or Commercialization during the Term.  Geron shall reasonably cooperate with Janssen to secure the cooperation of Geron’s Third Party contractors under any Current Manufacturing Contracts or other Existing Third Party Agreements, as further provided below, provided that Geron’s obligation to procure supply of the Licensed Product (including through its Third Party contractors) shall in any event cease at the end of the [*] ([*])-month period after the Effective Date.  For the avoidance of doubt, the Parties’ responsibility for clinical Supply Costs included in the Development Costs shall remain in any event as provided in Section 7.2 and Section 7.1.3.

7.1.1                   Existing Manufacturing Subcontractors.  Promptly after the Effective Date, Geron shall use commercially reasonable efforts to assign or otherwise transfer to Janssen material rights and obligations (for the avoidance of doubt, excluding any obligation to make any payments to Third Parties accrued by Geron prior to such assignment or transfer) under those Current Manufacturing Contracts to be selected by the Parties, under terms and conditions to be mutually agreed by the Parties and set forth in the Manufacturing Agreement, subject to the agreement by the applicable counterparties to the Current Manufacturing Contracts to such assignment or transfer on such terms and conditions mutually acceptable to the Parties and such counterparty, after the Effective Date.  Upon written agreement of the Parties and the applicable counterparty to any Current Manufacturing Agreement to assign it to Janssen or to supersede it with a replacement agreement with terms and conditions mutually acceptable to the Parties, Janssen shall be the Party solely responsible for the managing of the Manufacture of Licensed Product with such counterparty under the applicable agreement, including with respect to any audits of any Manufacturing sites utilized by such counterparty under the applicable agreement.

7.1.2                   Technical Transfer.  Promptly after the Effective Date, Geron shall promptly transfer, and shall use commercially reasonable efforts to cause its Third Party contractors under applicable Existing Third Party Agreements (including the Current Manufacturing Contracts) to promptly transfer (as permitted by and subject to the terms and conditions of any applicable Existing Third Party Agreement or as otherwise expressly permitted by the applicable Third Party), to Janssen and/or its designated Affiliate and/or Third Party subcontractor records or copies of all CMC Know-How within the Geron Product Know-How and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Geron Assay Know-How to the extent such Know-How is in Geron’s possession or can be obtained by Geron expending commercially reasonable efforts to obtain such Know-How in the possession of any such Third Party contractor.  All such CMC Know-How transferred hereunder or developed in the Development Program shall be treated by each Party as the other Party’s trade secret Confidential Information under Article XI of this Agreement.  The JSC shall oversee such transfer in a manner that ensures the timely and efficient transition to Janssen and its Affiliates or subcontractors of all such Know-How (whether such CMC Know-How or Geron Assay Know-How) relating to the Manufacture of GRN163 or GRN163L developed as of the Effective Date necessary or useful for the Manufacture or characterization of such Licensed Product in accordance with Applicable Laws for Development, Commercialization and other purposes as contemplated hereunder.  Geron shall bear its internal expenses incurred by Geron in transferring any such Know-How (including any payments due to its counterparties under any Current Manufacturing Contracts or Pre-Existing Licenses from Third Parties); for clarity, such costs associated with the Know-How transfer under this Section 7.1.2 shall not be deemed Development Costs.

7.1.3                   Termination of Manufacturing Subcontractors.  At any time after Janssen (directly or through an Affiliate) is having supplies of the Licensed Product Manufactured by a Third Party subcontractor (including by virtue of any assignment or superseding agreement with respect to a Current Manufacturing Contract once held by Geron) to meet any Development needs hereunder, Janssen may elect to terminate any such subcontract or negotiate any required amendment to wind-down or terminate any such subcontract.  Unless otherwise agreed by the Parties in writing (including in a Manufacturing Agreement), all Out-of-Pocket Costs (e.g., cancellation fees and/or non-cancellable payment obligations) resulting from any such termination or winding-down of a Current Manufacturing Contract shall be deemed Development Costs associated with the Initial Studies and borne by the Parties equally, provided, however, that before a Party takes any action to terminate or wind-down any Current Manufacturing Contract, it shall first provide the other Party with an estimate of any such Out-of-Pocket Costs expected to become due as a result of taking such action and an opportunity to comment thereon, which comments shall be provided within [*] ([*]) Business Days of receipt of such estimate.

7.2                               Clinical Supply for Clinical Studies under Development Plan.

7.2.1                   Cost of Clinical Supply for Clinical Trials under CDP. Unless agreed otherwise by the Parties in the Manufacturing Agreement pursuant to Section 7.2.3, Supply Costs for clinical supplies for Licensed Products for use in clinical studies under the CDP shall be allocated the same as other Development Costs as provided in Section 4.13.  For clarity:  (a) as reflected in Section 4.13.1(a), each Party shall be responsible for fifty percent (50%) of the Supply Costs of all clinical supplies of Licensed Products needed for conducting the Lead Phase 2 MF Study and Lead Phase 2 Low-Risk MDS Study pursuant to the CDP; and (b) Janssen shall bear eighty percent (80%), and Geron shall bear twenty percent (20%), of the Supply Costs of all clinical supplies of Licensed Products needed for conducting Additional Studies under the CDP pursuant to the Development Budget(s), such as US Studies if Geron has exercised its US Opt-In Rights.  Geron shall be solely responsible for any license payments (including any fees, milestones, or royalties) due to a Third Party under any Unblocking License Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.2.2                   Cost of Clinical Supply for Clinical Trials under IDPs.  A Party conducting any clinical studies of any Licensed Product under its Independent Development Plan shall be solely responsible for all Supply Costs associated with the acquisition of clinical supplies of Licensed Product for such studies. For any clinical trial under a Geron IDP, the Parties shall enter into a clinical supply agreement that shall include terms related to compensation to Janssen for the supply, management and distribution of clinical supplies of Licensed Product for such trial, and prioritizing supply to any ongoing trials under the CDP ahead of any IDP clinical trials (either Janssen’s or Geron’s) in the event of a shortage of clinical supplies of Licensed Product.

7.2.3                   Manufacturing Supply Agreement.  The Parties shall use commercially reasonable efforts to, within [*] ([*]) months of the Effective Date develop a transitional manufacturing plan and Supply Costs budget for the Initial Studies, and within [*] ([*]) months thereafter or such other time as the Parties may agree, enter into a written Manufacturing Agreement to reflect the status of any negotiations in reference to proposed transfers or amendments of any Current Manufacturing Contracts under Section 7.1.1, and which may also include an amendment to the CDP, as necessary, to update the manufacturing plan and Supply Costs budget for the Initial Studies, and provide a manufacturing plan and Supply Costs budget for the Additional Studies, subject to Section 3.7.1 if such amendment results in an increase to the Development Budget greater than the Budget Variance Limit, and any other studies in any Janssen IDP and/or Geron IDP.

7.3                               Commercial Supply.  Except as expressly provided otherwise herein (including under Section 8.4.3), Janssen shall be solely responsible, at its sole cost and expense to Manufacture, have Manufactured, or otherwise supply all Licensed Products for its Commercialization purposes hereunder.

7.4                               Quality Assurance.

7.4.1                   Compliance with Laws.  Supplies of Licensed Products for human use in any Development or Commercialization activities hereunder shall be Manufactured in compliance with (a) all Applicable Laws relating to GMP; (b) all Applicable Laws relating to the safety, preservation or protection of human health and the environment (including workplace safety, ambient air, surface water, groundwater, land, or subsurface strata) and/or relating to the handling, treatment, transportation or disposal of waste; and (c) the policy of Janssen and its Affiliates on the employment of young persons attached as Exhibit L, as such policy may be updated by notice to Geron.  Following transition of all Manufacturing responsibility to Janssen pursuant to Section 7.1, Janssen’s quality assurance personnel shall be primarily responsible for ensuring compliance with this Section 7.4.1, including through inspections as provided in Section 7.4.2.

7.4.2                   Inspections.  With respect to any Manufacturing facility or site at which any Party or any of its Affiliates, Third Party sublicensees, or Third Party (sub)contractors (including under the Current Manufacturing Contracts, whether or not they are transferred to Janssen) is Manufacturing clinical supply of any Licensed Product (whether in bulk active ingredient or finished product form) under this Agreement, the other Party shall have the right, at its expense, upon reasonable written notice provided to the Party Manufacturing or having Manufactured such supply (i.e., the audited Party) and the Audited Site, if a Third Party, and during normal business hours, and as permitted by and subject to the terms and conditions of any applicable Existing Third

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Party Agreement (or as otherwise expressly permitted by a Third Party contractor), to inspect such Audited Site and any records relating thereto once per year, or more often with cause, to verify compliance with the terms of this Agreement and Applicable Laws and GMP, which inspection shall be subject to the confidentiality provisions of this Agreement.  If such inspection would result in the disclosure of the Audited Site’s Confidential Information unrelated to the subject matter of this Agreement, the Parties (and any applicable Third Party) shall enter into a confidentiality agreement covering such unrelated subject matter.  After any such inspection, the auditing Party shall provide written observations to the audited Party, who shall within [*] ([*]) days thereafter provide, or cause its applicable Affiliate or Third Party sublicensee, contractor or subcontractor to provide, written responses to such observations including a proposed CAPA plan, and such response shall include all observations provided by the auditing Party.  The JDC shall promptly review the proposed CAPA plan and decide upon a final CAPA plan for implementation by the Audited Site, and provide such final CAPA plan to the audited Party.  The audited Party shall thereafter promptly provide such CAPA plan to the Audited Site and use commercially reasonable efforts to cause the Audited Site to implement the CAPA plan promptly after receipt.

ARTICLE VIII:  FINANCIAL PROVISIONS

8.1                               Upfront and Continuation Payments.

8.1.1                   Upfront.  In partial consideration of the rights granted to Janssen under this Agreement, an upfront payment in the amount of thirty-five million dollars (US) ($35,000,000) shall be due from Janssen to Geron upon the Effective Date and payable within [*] ([*]) days thereof.

8.1.2                   Continuation Fee.  In consideration of Janssen’s continuation of license rights granted under Section 2.1.1 and 2.1.2, a continuation fee in the amount of sixty-five million US dollars ($65,000,000) shall be due from Janssen to Geron upon Janssen’s delivery of a Continuation Notification (or Geron’s deemed receipt thereof) pursuant to Section 2.1.8 (a) or (b) and payable within [*] ([*]) days thereafter.  Notwithstanding the foregoing, such payment of sixty-five million US dollars ($65,000,000) shall be [*] (for clarity, [*] equals sixty-five million US dollars ($65,000,000)).

8.1.3                   Full US Rights Fee.  In consideration of Geron waiving its US Opt-In Rights during the Geron Election Period, an additional fee in the amount of seventy million US dollars ($70,000,000) shall be due from Janssen to Geron upon Geron’s delivery of a Geron Election Notification not exercising its US Opt-in Rights pursuant to Section 2.2.2 after Janssen’s provision of a Continuation Notification pursuant to Section 2.1.8 (a) or (b), which shall be payable within [*] ([*]) days of Janssen’s receipt of such Geron Election Notification.

8.2                               Milestone Payments.  Janssen shall pay each of the milestone payments identified in this Section 8.2 to Geron one time only, upon the first achievement (if any) of the specified milestone event with respect to the first Licensed Product to attain it.  For the avoidance of doubt, no further payment shall be due from Janssen upon the achievement of the same milestone event by another Licensed Product.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.2.1                   Clinical Development Milestones.  For clarity, the provisions of only one of the milestone clauses (a) or (b) of this Section 8.2.1 will apply for any Phase 3 clinical study of a Licensed Product under the Global Development Plan, depending on whether or not Geron has exercised its US Opt-In Rights pursuant to Section 2.2.2 as further provided below. In the event that a combined Phase 2/3 clinical study is conducted in respect of a Licensed Product (irrespective of whether that study is initially established as a combined study or transitions into a combined study once it is under way), where the Phase 2 part of that study satisfies the definition of a “Phase 2” clinical study and the Phase 3 part of that trial satisfies the definition of a “Phase 3” clinical study hereunder, the milestone payment set forth in Section 8.2.1(a) or (b), as applicable, shall be payable upon the first dosing of a Licensed Product in the [*] human subject in the Phase 3 part of such clinical study.

(a)                                 Geron Opt-Out.  If, and only if, Geron has not notified Janssen of Geron’s exercise of US Opt-In Rights prior to the expiration of the Geron Election Period, each of the following milestone payments shall be due from Janssen to Geron one time only, upon the first achievement of the specified milestone event for a Licensed Product:

Milestone Event if Geron does not have US Opt-In Rights	Milestone Payment (US dollars)
(i) [*]	[*] ($[*])
(ii) [*]	[*] ($[*])
(iii) [*]	[*] ($[*])

(b)                                 Geron Opt-In.  If, and only if, Geron has notified Janssen of Geron’s exercise of US Opt-In Rights prior to the expiration of the Geron Election Period, each of the following milestone payments shall be due from Janssen to Geron one time only, upon the first achievement of the specified milestone event for a Licensed Product:

Milestone Event if Geron has US Opt-In Rights	Milestone Payment (US dollars)
(i) [*]	[*] ($[*])
(ii) [*]	[*] ($[*])
(iii) [*]	[*] ($[*])

8.2.2                   Drug Application Filing Milestones for Major Markets.  For clarity, the milestone events specified in this Section 8.2.2 will apply, regardless of whether or not Geron has exercised its US Opt-In Rights.  Each of the following milestone payments shall be due from Janssen to Geron, one time only, upon the first achievement of the specified milestone event for a Licensed Product:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Milestone Event	Milestone Payment (US dollars)
(i) [*]	[*] ($[*])
(ii) [*]	[*] ($[*])
(iii) [*]	[*] ($[*])
(iv) [*]	[*] ($[*])
(v) [*]	[*] ($[*])
(vi) [*]	[*] ($[*])

8.2.3                   Approval Milestones for First Indications in Major Markets.  For clarity, the milestone events specified in this Section 8.2.3 will apply, regardless of whether or not Geron has exercised its US Opt-In Rights.  Each of the following milestone payments shall be due from Janssen to Geron, one time only, upon the first achievement of the specified milestone event for a Licensed Product:

Milestone Event for First Indication	Milestone Payment (US dollars)
(i) [*]	[*] ($[*])
(ii) [*]	[*] ($[*])
(iii) [*]	[*] ($[*])
(iv) [*]	[*] ($[*])
(v) [*]	[*] ($[*])
(vi) [*]	[*] ($[*])

8.2.4                   Approval Milestones for Second Indications in Major Markets.  For clarity, the provisions of only one of the milestone clauses (a) or (b) of this Section 8.2.4 will apply with respect to a Second Indication (for the avoidance of doubt, in each case following achievement of the corresponding milestone with respect to a First Indication), depending on whether or not Geron has exercised its US Opt-In Rights as further provided below.

(a)                                 Geron Opt-Out.  If, and only if, Geron has not notified Janssen of Geron’s exercise of US Opt-In Rights prior to the expiration of the Geron Election Period, each of the following milestone payments shall be due one time only from Janssen to Geron, upon the first achievement of the specified milestone event by a Licensed Product, provided that the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

corresponding milestone for a First Indication of a Licensed Product as provided in Section 8.2.3 above has been achieved:

Second Indication Milestone Events without Opt-In	Milestone Payment (US dollars)
(i) [*]	[*] ($[*])
(ii) [*]	[*] ($[*])
(iii) [*]	[*] ($[*])
(iv) [*]	[*] ($[*])
(v) [*]	[*] ($[*])
(vi) [*]	[*] ($[*])

(b)                                 Geron Opt-In.  If, and only if, Geron has notified Janssen of Geron’s exercise of US Opt-In Rights prior to the expiration of the Geron Election Period, each of the following milestone payments shall be due one time only from Janssen to Geron, upon the first achievement of the specified milestone event by a Licensed Product, provided that the corresponding milestone for a First Indication of a Licensed Product as provided in Section 8.2.3 above has been achieved:

Second Indication Milestone Events with Opt-In	Milestone Payment (US dollars)
(i) [*]	[*] ($[*])
(ii) [*]	[*] ($[*])
(iii) [*]	[*] ($[*])
(iv) [*]	[*] ($[*])
(v) [*]	[*] ($[*])
(vi) [*]	[*] ($[*])

8.2.5                   One-Time-Only Sales Milestones.  Solely upon the first occurrence (if any) of aggregate annual worldwide Net Sales of all Licensed Products sold by or on behalf of Janssen (directly and through its Affiliates and sublicensees) hereunder at any time during the Term first attaining the sales threshold as specified in a milestone described below, Janssen shall pay the corresponding milestone payment to Geron within [*] ([*]) days following the end of the Janssen Calendar Quarter in which such sales milestone event was attained.  For the avoidance of doubt, if in the same Janssen Calendar Quarter multiple sales milestone events described below are

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

first attained, then the payments for all such milestone events attained as specified below shall be payable at the same time.

Sales Milestone Event	Milestone Payment (US dollars)
(i) [*] US dollars ($[*])	[*] ($[*])
(ii) [*] US dollars ($[*])	[*] ($[*])
(iii) [*] US dollars ($[*])	[*] ($[*])
(iv) [*] US dollars ($[*])	[*] ($[*])
(v) [*] US dollars ($[*])	[*] ($[*])

8.2.6                   Each Milestone May Be Attained One Time Only.  For the avoidance of doubt, the milestone events as specified in this Section 8.2 may be achieved by the same or distinct Licensed Products.  Additionally, should a Licensed Product be replaced or backed up by another Licensed Product, no additional milestone payments shall be due under Section 8.2 for milestone events completed by the replacement or back-up Licensed Product for which corresponding milestone payments were previously made to Geron with respect to such replaced Licensed Product.

8.2.7                   Notice and Payment for Milestone Events.  The applicable Party first becoming aware of the achievement of any milestone event hereunder shall inform the other Party in writing as soon as practicable, but in any event no later than [*] ([*]) Business Days after the achievement of such event, and thereafter Geron may submit to Janssen an invoice for the applicable milestone payment due.  Milestone payments due from Janssen to Geron shall be payable [*] ([*]) days from Janssen’s receipt of an invoice from Geron for the applicable amount due.

8.3                               Royalty Payments.

8.3.1                   Royalty Base and Term.  The determination of which particular Net Sales of Licensed Products by Janssen and its Affiliates and Third Party sublicensees will form the base of a royalty obligation under this Section 8.3 shall be made on a Licensed Product-by-Licensed Product and country-by-country basis.  The period during which royalties will accrue on Net Sales by Janssen and its Affiliates and Third Party sublicensees of a particular Licensed Product in a given country (the “Royalty Term”) shall run, from the date of the First Commercial Sale of such particular Licensed Product by Janssen or its Affiliate or Third Party sublicensee in the given country, until the later of:  (a) expiration of the last-to-expire Innovator Protection in the given country for the particular Licensed Product; or (b) ten (10) years from the First Commercial Sale of the particular Licensed Product in the given country.  For the avoidance of doubt, only one royalty rate, and obligation to make a royalty payment, shall apply to a particular unit of Licensed Product.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.3.2                   Royalty Rates in Countries with Innovator Protection.  The applicable royalty rate for calculating royalties due on the applicable incremental amount of the aggregate worldwide annual (in a Janssen Calendar Year or the portion thereof falling within the applicable Royalty Term(s)) Net Sales of Licensed Products by Janssen and its Affiliates and Third Party sublicensees in countries with Innovator Protection as provided in Section 8.3.1 shall be determined as provided under the applicable clause (a) or (b) below of this Section 8.3.2.  Royalties due shall be calculated by multiplying the applicable increment of aggregate worldwide Net Sales of Licensed Products, made in countries during a Janssen Calendar Year (or portion thereof) during the applicable Royalty Term in such countries, against the applicable royalty rate(s) as identified below, subject to any applicable adjustments or reductions as provided in Section 8.3.4 below, with each royalty rate referred to below applying only to that increment of annual Net Sales that falls within the incremental sales bracket for such royalty rate.  For the avoidance of doubt, only one royalty rate, and obligation to make a royalty payment, shall apply to a particular unit of Licensed Product.

(a)                                 Geron Opt-Out.  If, and only if, Geron has not notified Janssen of Geron’s exercise of US Opt-In Rights prior to the expiration of the Geron Election Period, and there is Innovator Protection in the country where the Net Sales of the Licensed Product by Janssen or its Affiliate or Third Party sublicensee occur the following incremental royalty rates shall apply to such Net Sales:

Incremental sales bracket (aggregate worldwide annual Net Sales of Licensed Products in countries with Innovator Protection), in US dollars	Royalty Rate
(i) Less than or equal to [*] (< $[*])	[*] percent ([*]%)
(ii) Greater than or equal to [*] and less than [*] (> $[*] and < $[*])	[*] percent ([*]%)
(iii) Greater than or equal to [*] and less than [*] (> $[*] and < $[*])	[*] percent ([*]%)
(iv) Greater than or equal to [*] (> $[*])	[*] percent ([*]%)

To illustrate the calculation of royalties due for a hypothetical Janssen Calendar Year, if, for example, cumulative annual worldwide Net Sales of Licensed Products upon which royalties accrue as provided in this Section 8.3.2(a) totaled $[*] for a Janssen Calendar Year, then absent any adjustments or reductions pursuant to Section 8.3.4, the royalties due would be calculated as follows: ([*] x $[*]) + ([*] x $[*]) + ([*] x $[*]), + ([*] x $[*]).

(b)                       Geron Opt-In.  If, and only if, Geron has notified Janssen of Geron’s exercise of US Opt-In Rights prior to the expiration of the Geron Election Period, and there is Innovator Protection in the country where the Net Sales of the Licensed Product by Janssen or its Affiliate or Third Party sublicensee occur, the following incremental royalty rates shall apply to such Net Sales:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Incremental sales bracket (aggregate worldwide annual Net Sales of Licensed Products in countries with Innovator Protection), in US dollars	Royalty Rate
(i) Less than or equal to [*] (< $[*])	[*] percent ([*]%)
(ii) Greater than or equal to [*] and less than [*] (> $[*] and < $[*])	[*] percent ([*]%)
(iii) Greater than or equal to [*]and less than [*] (> $[*] and < $[*])	[*] percent ([*]%)
(iv) Greater than or equal to [*] (> $[*])	[*] percent ([*]%)

8.3.3                   [*]% Royalty Rate Step-Down in Countries with No Innovator Protection.  The applicable royalty rate for calculating royalties due on the applicable incremental amount of the aggregate worldwide annual (in a Janssen Calendar Year or the portion thereof falling within the applicable Royalty Term(s)) Net Sales of Licensed Products by Janssen and its Affiliates and Third Party sublicensees in countries without any Innovator Protection as provided in Section 8.3.1 shall be determined as provided under the applicable clause (a) or (b) below of this Section 8.3.3.  Royalties due shall be calculated by multiplying the applicable increment of aggregate worldwide Net Sales of Licensed Products, made in countries during a Janssen Calendar Year (or portion thereof) during the applicable Royalty Term in such countries, against the applicable royalty rate(s) as identified below, subject to any applicable adjustments or reductions as provided in Sections 8.3.4 below, with each royalty rate referred to below applying only to that increment of annual Net Sales that falls within the incremental sales bracket for such royalty rate.

(a)                                 Geron Opt-Out.  If, and only if, Geron has not notified Janssen of Geron’s exercise of US Opt-In Rights prior to the expiration of the Geron Election Period, and there is no Innovator Protection in the country where the Net Sales of the Licensed Product by Janssen or its Affiliate or Third Party sublicensee occur the following incremental royalty rates shall apply to such Net Sales:

Incremental sales bracket (aggregate worldwide annual Net Sales of Licensed Products in countries without Innovator Protection), in US dollars	Royalty Rate
(i) Less than or equal to [*] (< $[*])	[*] percent ([*]%)
(ii) Greater than or equal to [*] and less than [*] (> $[*] and < $[*])	[*] percent ([*]%)
(iii) Greater than or equal to [*] and less than [*] (> $[*] and < $[*])	[*] percent ([*]%)
(iv) Greater than or equal to [*] (> $[*])	[*] percent ([*]%)

(b)                                 Geron Opt-In.  If, and only if, Geron has notified Janssen of Geron’s exercise of US Opt-In Rights prior to the expiration of the Geron Election Period, and there is no Innovator Protection in the country where the Net Sales of the Licensed Product by

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Janssen or its Affiliate or Third Party sublicensee occur, the following incremental royalty rates shall apply to such Net Sales:

Incremental sales bracket (aggregate worldwide annual Net Sales of Licensed Products in countries without Innovator Protection), in US dollars	Royalty Rate
(i) Less than or equal to [*] (< $[*])	[*] percent ([*]%)
(ii) Greater than or equal to [*] and less than [*] (> $[*] and < $[*])	[*] percent ([*]%)
(iii) Greater than or equal to [*] and less than [*] (> $[*] and < $[*])	[*] percent ([*]%)
(iv) Greater than or equal to [*] (> $[*])	[*] percent ([*]%)

8.3.4                   Adjustments to Royalties.

(a)                                 Compulsory License.  If at any time in any country a Third Party shall, under a Government Order by a competent Governmental Authority granting or compelling the granting of a license under a Valid Claim of any Geron Product Patent Rights Covering any Licensed Product sold by or on behalf of Janssen in such country, offer for sale or sell any product in competition with the Licensed Product marketed by or on behalf of Janssen with respect to which royalties become due from Janssen pursuant to Section 8.3.2 above, then Janssen may reduce the royalty rate for calculating royalties due to Geron based on Janssen’s and its Affiliates’ and Third Party sublicensees’ Net Sales of Licensed Product in such country under Section 8.3.2 to be equivalent to the royalty rate payable by the Third Party to Geron under the compulsory license granting the Third Party the right to market the competing product, provided that, Janssen shall not have the right to apply any additional royalty adjustment under the rest of this Section 8.3 or Section 8.4 if Janssen elects to adjust the royalties pursuant to this Section 8.3.4(a).

(b)                       Generic Competition.  In the event a Generic Product is sold by a Third Party in a given country where a Licensed Product is sold by Janssen (directly or through an Affiliate or Third Party sublicensee) during the Royalty Term, and only if and for the duration that Generic Erosion persists for such Licensed Product in such country, the applicable royalty rate for such country under Section 8.3.2 or 8.3.3, as the case may be, shall be reduced by [*] percent ([*]%).  The reduced royalty rate will be applied, in retrospect if necessary, to the sales of the applicable Licensed Product in the Janssen Calendar Quarter immediately following the Janssen Calendar Quarter during which Generic Erosion first occurs and such reduced royalty rate shall thereafter continue on a Janssen Calendar Quarter-by-Janssen Calendar Quarter basis during the Royalty Term for so long as such Generic Erosion continues to exist.

(c)                        Combination Product.  In the event a Licensed Product is a Combination Product, the royalty base used to calculate royalties shall be Net Sales of the Combination Product multiplied by an adjustment factor determined as follows: (i) if there is a list price A and B in any country where each active ingredient (including the Active Substance) of the Combination Product is also marketed in a separate product containing the respective active ingredient as the single active ingredient, then the adjustment factor (where the product has two

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

active ingredients) shall be the fraction A/(A + B), where “A” is the actual average list price to wholesalers of the Licensed Product as sold separately in such country containing the Active Substance as the single active ingredient, and “B” is the sum of the actual average list price of the products as each sold separately in such country containing the other active ingredient of the Combination Product as the single active ingredient; (ii) if there is a list price B but no list price A in any country where only an Active Substance of the Combination Product is also marketed in a separate product containing the Active Substance as the single active ingredient, then the adjustment factor shall be the fraction {1 – (B/C)}, where “B” is as defined above, and “C” is the actual list price to wholesalers of the Combination Product, provided that the value of the fraction cannot be greater or less than one; (iii) in any country where there is no list price B, then the Parties shall negotiate in good faith to determine an appropriate adjustment factor.

(d)                       Royalty Floor. Notwithstanding anything to the contrary, except for the royalty adjustment set forth in Section 8.3.4(a), in no event shall the total royalty adjustments under this Section 8.3.4 reduce the applicable royalty rate (under Section 8.3.2 or 8.3.3, as the case may be) by more than [*] percent ([*]%) as compared to the rates set forth in section 8.3.2 as a result of all adjustments combined.  For the avoidance of doubt, the cap on royalty adjustments under this Section 8.3.4(d) shall not limit the application of any Credited Amounts under Section 9.8 to offset any royalties that become due hereunder.

8.4                               Third Party Obligations.

8.4.1                   Subcontractors.  A Party or its designated Affiliate, in entering into any subcontract with a Third Party for the performance of any subcontracted Collaboration Activities hereunder (including in any jurisdiction in which employees or agents of such Third Party have rights to compensation, remuneration or payments for their inventions under Applicable Laws), shall use commercially reasonable efforts to obligate the Third Party subcontractor in a written subcontract agreement to be solely responsible for any compensation, remuneration or payments due to any of the Third Party’s employees or agents on account of their performance of any such activities under the subcontract agreement, including any payment obligations that may arise by operation of Applicable Law in a particular country on account of either Party’s exercise of any rights hereunder with respect to any Licensed Products that were invented, in whole or in part, by any such Third Party employees or agents in the performance of such activities.  If a Party fails to include such an obligation in any of its subcontract agreements with any Third Parties, such Party shall be bear any expense incurred in connection with any such payment obligations that may so arise.

8.4.2                   Payments due under Pre-Existing Licenses from Third Parties and Existing Third Party Agreements.  During the Term of this Agreement, as between the Parties, Geron shall be solely responsible for any and all royalty obligations, milestone payments, remittance of sublicensing income, and any other payments of any type that are or become due under any Pre-Existing Licenses from Third Parties or other Existing Third Party Agreements (but not including any such payments resulting from modified terms under any written amendments to any such agreements entered into after the Effective Date hereof, provided that Janssen provided express written approval in advance for Geron to enter into each such amendment including the modified terms thereof, and further provided that such payments are expressly included as shared Development Costs under the CDP under this Agreement), on account of any activities by or on

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

behalf of any of the Parties in accordance with this Agreement (including any Commercialization of Licensed Products by or on behalf of Janssen hereunder), and Janssen will not be obligated to reimburse Geron for any such payments owed under any such agreements (as may be amended), except as the Parties may otherwise expressly agree in writing, such as in any Manufacturing Agreement or in any written agreement signed by both Parties under which Janssen expressly agrees to pay any share of any such payments under a particular Existing Third Party Agreement or reimburse Geron for any share of any such payments made thereunder.

8.4.3                   Unblocking License Agreements.  If, notwithstanding the indemnification obligations of Geron with respect to Existing Blocking Third Party Patent Rights under Section 13.1, clause (8), after the delivery of a Continuation Notice by Janssen and during the Term, Janssen believes that obtaining rights under any Existing Blocking Third Party Patent Right may be necessary for any of the Contemplated License Activities, Janssen shall call a meeting of the Patent Representatives and designated patent counsel of each Party, who shall discuss such matter in confidence, including whether a license under such Existing Blocking Third Party Patent Right would be necessary, whether any such Existing Blocking Third Party Patent Right is valid, or whether and to what extent other defenses to any potential infringement of any such Existing Blocking Third Party Patent Right exist.  Following such meeting, if Geron determines in its reasonable discretion to seek to obtain such a license (which may be non-exclusive) under such Existing Blocking Third Party Patent Right from the relevant Third Party, with the right to sublicense to Janssen, and its Affiliates and sublicensees and subcontractors (an “Unblocking License Agreement”), Geron shall make reasonable, good-faith efforts to obtain such an Unblocking License Agreement.  In connection with seeking any Unblocking License Agreement, Geron will, where possible, provide to Janssen’s designated patent counsel drafts of any such proposed Unblocking License Agreement reasonably in advance of providing such drafts to the applicable Third Party and will consider in good faith the reasonable comments of Janssen regarding such drafts.  If Geron enters into an Unblocking License Agreement, (a) it shall and hereby does grant Janssen a sublicense thereunder for purposes of performing Contemplated License Activities, subject to the terms and conditions of such Unblocking License Agreement and clause (b) of this Section 8.4.3; and (b) any license payments (including any fees, milestones, or royalties) due to any Third Party under any such Unblocking License Agreement arising from any such Contemplated License Activities by Janssen and its Affiliates, sublicensees and subcontractors hereunder shall be a sole expense of Geron (and may be treated as Credited Amounts pursuant to Section 9.8), and shall not be deemed Development Costs allocable to any extent to Janssen hereunder.  In the event Geron does not elect, after request by Janssen, to obtain an Unblocking Patent License with respect to any Existing Blocking Third Party Patent Right, the terms of the indemnification by Geron under Section 13.1, clause (8) shall continue to apply with respect to such Existing Blocking Third Party Patent Right.

8.4.4                   Re-Securing Exclusive Rights to Solely Owned Geron Product Patent Rights if Joint Interest Arises.  In the event that, notwithstanding the representation and warranty of Geron under Section 12.5.11, a Third Party obtains ([*]) an ownership interest in any of the Imetelstat COM Patent Rights, or in any other Solely Owned Geron Product Patent Rights that include any claim Covering GRN163L or its use in the Field, then, (a) upon Janssen’s request, Geron shall obtain an exclusive, worldwide license, with right to sublicense, to perform Contemplated License Activities under such Third Party’s ownership interest in such Patent Rights, and upon Geron entering into an agreement with such Third Party granting Geron such a

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

license, Geron shall and hereby does grant Janssen an exclusive (even as to Geron) sublicense, with right to further sublicense, under such license for purposes of performing Contemplated License Activities under such Patent Rights, subject to the terms and conditions of Geron’s license agreement with such Third Party and clause (b) of this Section 8.4.4; and (b) any license payments (including any fees, milestones, or royalties) due to such Third Party under any such license agreement arising from the performance of any such Contemplated License Activities by Janssen and its Affiliates, sublicensees and subcontractors hereunder shall be a sole expense of Geron (and may be treated as Credited Amounts pursuant to Section 9.8), and shall not be deemed Development Costs allocable to any extent to Janssen hereunder.

8.5                               Cross-Reference to Obligations Relating to Payment of Development Costs and Promoting Costs.  The applicable Party allocated responsibility for paying any share or portion of any Development Costs or Promoting Costs incurred hereunder shall bear such payment responsibility pursuant to Section 4.13 or 5.5 above, as the case may be.

ARTICLE IX:  GENERAL PAYMENT TERMS

9.1                               Invoices.  Any payment for an amount due to Geron under this Agreement shall be payable, except as otherwise expressly provided herein, within [*] ([*]) days after Janssen’s receipt of an invoice from Geron for such amount due.  Each invoice shall specifically refer to this Agreement and Janssen’s purchase order number as provided to Geron, and shall provide other information as specified in the form of invoice attached as Exhibit J.

9.2                               Royalty Reporting and Payments. Royalty payments due shall be payable in United States dollars [*] ([*]) days after the end of each Janssen Calendar Quarter during the Term.  Each payment of royalties due under this Agreement will be accompanied with a royalty report setting forth, on a Licensed Product-by-Licensed Product and country-by-country basis:  (a) the amount of Net Sales of Licensed Product by Janssen, its Affiliates and sublicensees; (b) for the United States only, [*]; (c) the conversion of such Net Sales from the currency of sale into US dollars in accordance with Section 9.4 as applicable; and (d) a calculation of the aggregate amount of royalties owed based on such Net Sales, including the methodology used in in order to determine the appropriate royalty tier and royalty payable, showing the application of the reductions, if any, made in accordance with the terms of Section 8.3.4 and any credits granted by Geron to Janssen hereunder as applied by Janssen to offset any such royalties accrued.

9.3                               Remittance.  All payments due to Geron hereunder shall be made in immediately available funds by electronic transfer, by Janssen (or an Affiliate on its behalf) to the bank account identified below or such other bank account as Geron may designate in writing to Janssen.  Any payments due and payable under this Agreement on a date that is not a Business Day may be made on the next Business Day.  If, at any time, legal restrictions prevent the prompt remittance of part of or all of the royalties due hereunder with respect to any country where Licensed Products are sold, Janssen shall have the right and option to make such payments by depositing the amount thereof in local currency to Geron’s accounts in a bank or depository in such country as directed by Geron or by using such lawful means or methods for remitting payment as Janssen may reasonably determine.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Name of Bank:	[*]
Bank address:	[*]
Routing/Transit No.	[*]
Credit DDA:	[*]
Account Name:	[*]
For Further Credit:	[*]

9.4                               Currency.  All payments under this Agreement shall be payable in United States dollars.  With respect to sales of a Licensed Product invoiced in a currency other than US dollars, such amounts and the amounts payable hereunder shall be expressed in their United States dollars equivalent calculated using the method described in the remainder of this Section 9.4.  For each Janssen Calendar Year during which royalties become due hereunder, Janssen shall provide: (a) the Currency Hedge Rate to be used for the local currency of each country of the Licensed Territory and (b) the calculation of each such Currency Hedge Rate in writing to Geron not later than [*] ([*]) Business Days after the Currency Hedge Rates (for countries other than the U.S. where any royalty-bearing sales of Licensed Products hereunder occur) are available from Janssen or its applicable Affiliates, [*]. Each Currency Hedge Rate for a given country will remain constant throughout the entire Janssen Calendar Year.  Janssen shall use the Currency Hedge Rates to convert Net Sales to United States dollars for the purpose of calculating royalties.

9.5                               Taxes.

9.5.1                   Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the collaborative efforts of the Parties under this Agreement.

9.5.2                   Each Party will make all payments due to the other Party under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment.  [The Parties agree to use commercially reasonable efforts to [*] and to consult in good faith before taking any action that is reasonably expected to result in [*] under this Agreement.

9.5.3                   Any Tax required to be withheld on amounts payable by the payor Party under this Agreement will be paid by the payor on behalf of the payee Party to the appropriate Governmental Authority, and the payor will furnish the payee with proof of payment of such Tax.  Any such Tax required to be withheld will be an expense of and borne by the payee.  If any such Tax is assessed against and paid by the payor, then the payee shall indemnify and hold harmless the payor from such Tax.

9.5.4                   The Parties will cooperate with respect to all documentation required by any taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes.  Within [*] ([*]) Business Days of the Execution Date of this Agreement, each Party will deliver to the other Party an accurate and complete Internal Revenue Service Form W-9 and such form shall be updated and renewed as required by Applicable Law.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.6                               Records and Audit Rights.

9.6.1                   Maintenance of Records.  Each Party shall keep (and shall cause its Affiliates and applicable Third Party subcontractors and sublicensees to keep) complete, true and accurate books and records in accordance with Accounting Standards in sufficient detail for the other Party to determine the payments due and costs incurred under this Agreement.  Each Party will keep such books and records in accordance with Applicable Law and for at least [*] ([*]) years following the date of the payment to which they pertain.

9.6.2                   Audit Right.  Upon the written request of a Party (as applicable, the “Auditing Party”), not more than once in each calendar year, the other Party (the “Audited Party”) shall permit an independent certified public accounting firm of nationally recognized standing selected by the Auditing Party and reasonably acceptable to the Audited Party to have confidential access during normal business hours to such of the records of the Audited Party and its applicable Affiliates or Third Party sublicensees or subcontractors as may be reasonably necessary to verify the accuracy of any payments made under this Agreement for any period ending not more than [*] ([*]) years prior to the date of such request.  The accounting firm shall provide each Party a correct and complete copy of the report summarizing the final results of such audit, which shall be treated as the Audited Party’s Confidential Information.  The Auditing Party shall obligate its accounting firm to keep the Audited Party’s information confidential, and shall at the request of the Audited Party cause the Auditing Party’s accounting firm to execute a reasonable confidentiality agreement prior to commencing any such audit.

9.6.3                   Audit Fees.  The fees charged by an accounting firm engaged by a Party in accordance with Section 9.6.2 shall be paid by the Auditing Party, provided, however, that if the audit uncovers an underpayment or overpayment in favor of the Audited Party exceeding [*] percent ([*]%) of the total amount due in accordance with this Agreement, then the fees of such accounting firm shall be paid by the Audited Party.  Any underpayments or overpayments discovered by such audit or otherwise will be paid or refunded promptly by the applicable Party within [*] ([*]) days of the date the Auditing Party delivers to the Audited Party such accounting firm’s written report, or as otherwise agreed upon by the Parties, plus interest calculated in accordance with Section 9.9.

9.7                               Party Making Payment.  Geron acknowledges and agrees that, as may be delegated by Janssen from time to time, an Affiliate of Janssen acting as a paying agent for Janssen may make certain payments due to Geron under this Agreement on behalf of Janssen, provided that Janssen shall remain primarily responsible for any such payments due to Geron under this Agreement.

9.8                               [*]; Treatment of Credits.

9.8.1                   Credits for [*] Owed by Geron.  Janssen may deduct portions of (a) any [*] under and in accordance with Section 4.9.5; (b) any [*] under and in accordance with Section 4.13.4(b) ; and (c) any [*] under and in accordance with Section 5.5.1, in each case for which Janssen has received from Geron [*] pursuant to Section 8.2 and [*] under Section 8.3 (each such amount a “Credited Amount”), until Janssen has recouped [*], provided that if Janssen has not recouped [*] percent ([*]% of any particular Credited Amount before the earliest of (i) termination of this Agreement, (ii) a Geron Change of Control, or (iii) on an invoice-by-invoice and/or credit notification-by-credit notification basis, the [*] ([*]) anniversary of the later of the original invoice

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or credit notification for such particular invoiced or notified Credited Amount, then the remaining unpaid balance of such Credited Amount will become payable upon such date, provided that Geron shall have up until the date that is [*] ([*]) days after receipt of an invoice from Janssen for such unpaid amount to remit such payment for the outstanding balance of such particular invoiced or notified Credited Amount.  In the event Janssen applies any Credited Amount [*], (x) Janssen shall apply such Credited Amounts [*], and then the [*], and (y) Janssen shall [*].

9.8.2                   Maximum Balance for Credited Amounts; Payment Acceleration.  Notwithstanding anything to the contrary herein, Geron shall be obligated to pay down that portion of the cumulative balance of all Credited Amounts on an annual basis that exceeds [*] US dollars ($[*]) (the “Balance Ceiling”) during any applicable Janssen Calendar Year.  Accordingly, in the event that the outstanding balance of the Credited Amounts exceeds the Balance Ceiling, Janssen shall invoice Geron for the portion of the cumulative balance of all Credited Amounts that exceeds the Balance Ceiling, and an amount equal to such portion exceeding the Balance Ceiling will be payable by Geron within [*] ([*]) days of receipt by Geron of an invoice from Janssen for such amount.

9.9                               Interest on Late [*] Payments.  Interest may be assessed by a payee Party on any amounts payable to it under this Agreement which are not paid by the payor Party on or before the due date for payment hereunder or on any Credited Amounts for which [*].  Such interest shall accrue and be calculated on a daily basis at the rate of [*] percent ([*]%) per annum above the then-current prime rate quoted by Citibank in New York City (but in no event in excess of the maximum rate permissible under Applicable Laws), for the period from the due date for payment or the date Janssen receives a right of credit or offset for a Credited Amount, as the case may be, until the date of actual payment.  The payment of such interest shall not limit the payee Party from exercising any other rights it may have as a consequence of the lateness of any payment from the payor Party.

ARTICLE X: INTELLECTUAL PROPERTY MATTERS

10.1                        Reporting of Development Program Inventions.  Each Party shall promptly report to the JSC and JDC, as well as each Party’s Patent Representative, each material Development Program Invention after its reduction to practice by any of its or its Affiliates’ or Third Party subcontractors’ employees or agents in performing any Development activities under the Global Development Plan.

10.2                        Ownership.

10.2.1            U.S. Law Governs.  Ownership of each Development Program Invention shall follow inventorship as determined pursuant to principles of United States patent law.   Accordingly, (a) all Development Program Inventions invented solely by one or more employees or agents of a Party (or its Affiliates or Third Party subcontractors) shall be owned solely by such Party, and (b) all Development Program Inventions invented jointly by one or more employees or agents of one Party (or its Affiliates or Third Party subcontractors) and by one or more employees or agents of the other Party (or its Affiliates or Third Party subcontractors) (“Joint Development Program Inventions”) shall be owned jointly by the Parties, subject to the terms of this

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreement (including any exclusive licenses or other rights in such Development Program Invention expressly granted hereunder).  Ownership of each Development Program Patent Right, and the rights afforded a Party having an ownership interest therein (subject to the terms and conditions hereof, including under Article II), shall be determined in accordance with principles of United States patent law, taking into account the inventorship, as properly determined claim by claim under U.S. law.  Ownership of each item of Development Program Know-How not constituting a Development Program Invention shall also be determined pursuant to U.S. law.

10.2.2            Confirmatory Assignments.  Each Party shall take all reasonable actions requested by the other Party responsible for Prosecuting any Development Program Patent Right that includes (i) any claim Covering any Joint Development Program Invention and/or (ii) a claim Covering any Development Program Invention owned solely by one Party along with a claim Covering any Development Program Invention owned solely by the other Party hereunder to perfect or separately document the other Party’s ownership interest rights in such Development Program Patent Right as provided for in this Agreement, including by causing its and its applicable Affiliates’ and Third Party subcontractors’ employees and agents to execute appropriate assignment documents, and the requesting Party shall not be required to pay any remuneration to the other Party or its Affiliates or Third Party subcontractors, or any of their employees, or agents, for the execution of any assignments or other papers pursuant to this Section.  For clarity, each Party (directly or through its applicable Affiliate or Third Party subcontractor) shall be solely responsible for any compensation due to it and its Affiliates’ and Third Party subcontractors’ employees and agents in connection with the assignment of their respective rights to any Development Program Inventions and associated Development Program Patent Rights pursuant to this Agreement or the exploitation of any Party or its Affiliates or Third Party sublicensees hereunder of any such Development Program Inventions or associated Development Program Patent Rights, including any required by operation of Applicable Law on account of any Commercialization of any such Development Program Inventions by or on behalf of Janssen hereunder.

10.3                        Prosecution of Patent Rights.

10.3.1            Communications.  Each Party shall use reasonable efforts to handle all communications between the Parties under this Section 10.3 through their Prosecution Contacts and keep such communications in strict confidence to protect their attorney-client privileged status.

10.3.2            Reporting of Filings.  A Party planning on filing any priority-establishing or original (in each case, with respect to any claims or new matter described in the patent specification) patent application within the Development Program Patent Rights hereunder shall use reasonable efforts to provide to the other Party, with reasonable advance time such as at least [*] ([*]) days prior to proposed Prosecution filing in a Patent Office (such as a draft application or response to an official action), and provide the other Party an opportunity to comment thereon through its Prosecution Contact.  Each Party shall provide to the other, promptly after filing, a copy of each priority-establishing or original (whether provisional or nonprovisional) patent application within the Development Program Patent Rights as filed in the Patent Office and each other substantive Prosecution filing (including any other patent application filed within the Development Program Patent Rights).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.3.3            Prosecution Responsibility and Coordination.

(a)                       Geron Product Patent Rights.  With respect to the Geron Product Patent Rights, Geron shall be primarily responsible, through outside patent counsel mutually acceptable to the Parties and engaged by Geron, to Prosecute (or, if a Third Party has the right to control Prosecution of any Geron Product Patent Right under any Pre-Existing Licenses from Third Parties, to represent Geron in the Prosecution of) the Geron Product Patent Rights, provided that for so long as the Agreement remains in effect, Geron shall follow, and instruct the outside patent counsel to follow, any reasonable directions by Janssen as provided by its designated Prosecution Contact in Prosecuting any Geron Product Patent Rights, including with respect to the filing of any continuation, divisional, or other continuing applications.  Notwithstanding the foregoing, in providing such Prosecution directions, Janssen shall consider and incorporate:  (x) any reasonable comments of Geron’s designated Prosecution Contact regarding the filing of a divisional (without introduction of any new matter) of a pending application within the Geron Product Patent Rights, but not within the Imetelstat COM Patent Family, which application, as filed in the Patent Office, provides support under Applicable Law for any claims proposed for the divisional application that specifically focus on subject matter disclosed in the specification of the pending application, other than subject matter Covering any Active Substance or Licensed Product or any invention related thereto (including with respect to any use thereof or any manufacture, or material for manufacture of the Active Substance and/or Licensed Product); and (y) any reasonable comments of Geron’s designated Prosecution Contact regarding the further Prosecution of any such divisional application; provided in each case (x) and (y) that Janssen shall not be obligated to adopt any of Geron’s proposals if, in the reasonable opinion of Janssen’s patent counsel, any Prosecution action with respect to such a divisional proposed by Geron could detrimentally impact the patentability, validity, or enforceability of any Geron Product Patent Rights in any country or is not consistent with Applicable Law.  For the avoidance of doubt, the foregoing sentence shall not be construed as granting Geron back any rights to any Active Substances and Licensed Products granted to Janssen under Section 2.1.

(b)                                                                       Prosecution Costs for Geron Product Patent Rights.  Subject to the foregoing Section 10.3.3(a), Geron shall be solely responsible for all Patent Costs incurred in Prosecuting any Geron Product Patent Rights on or before the Effective Date (including those payable to any Third Parties under the Pre-Existing Licenses from Third Parties), and each Party shall bear fifty percent (50%) of the Patent Costs incurred in Prosecuting any Geron Product Patent Rights (including those payable to any Third Parties under the Pre-Existing Licenses from Third Parties) after the Effective Date.  Notwithstanding the foregoing, if Geron intends to permit any particular Geron Product Patent Right that is pending in any Patent Office to lapse or become abandoned (including by failure to validate an allowed multi-jurisdictional patent application, such as may be pending in the European Patent Office, in any possible country), Geron shall notify Janssen of such intention at least [*] ([*]) days, or within such other practicable time before the date upon which such Patent Right will lapse or become abandoned, and Janssen shall thereupon have the right, but not the obligation, to assume responsibility for the further Prosecution of such Patent Right (and any continuing application based thereon) and all Patent Costs associated therewith, and in such event: (i) Geron shall reasonably cooperate to promptly effect transfer of Prosecution of such Patent Right to Janssen and assign all of Geron’s interest in such Geron Product Patent Right to Janssen; and (ii) such transferred Patent Right shall no longer be deemed to be a Geron Product Patent Right for the purpose of determining the duration of

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Innovator Protection and any royalty obligation of Janssen hereunder unless Geron continues to pay fifty percent (50%) of the Patent Costs incurred in Prosecuting such Patent Right.

(c)                                        Development Program Patent Rights.  The Party having a sole ownership interest in any Development Program Patent Rights shall be primarily responsible, through outside patent counsel mutually selected by the Parties, for Prosecuting such Development Program Patent Rights, provided that such Party shall:  (i) follow the reasonable direction of the JSC or JDC (under advice of the Patent Working Group) as to selection of country Patent Offices in the Licensed Territory for filing or validating applications to form a family of related Development Program Patent Rights; and (ii) provide the other Party, through its designated Prosecution Contact, a reasonable opportunity to review and comment upon any proposed Prosecution paper to be filed in any Patent Office (including draft responses of official actions).  For any Joint Development Program Patent Rights, both Parties shall share primary responsibility, through outside patent counsel mutually selected and engaged by the Parties, for Prosecuting such Joint Development Program Patent Rights, provided that the Parties shall:  (i) follow the reasonable direction of the JSC or JDC (under advice of the Patent Working Group) as to the selection of country Patent Offices in the Licensed Territory for filing applications to form a family of related Development Program Patent Rights; and (ii) escalate any Prosecution decision on which the Parties cannot agree to the JSC for its decision, under advice of the Patent Working Group in consultation with the Prosecution Contacts, as to how to direct outside counsel with respect to such Prosecution matter involving the Joint Development Program Patent Rights.  Subject to the foregoing, Janssen shall bear all (100% of) the Patent Costs incurred in Prosecuting any Development Program Patent Rights owned solely by Janssen, and each Party shall bear fifty percent (50%) of the Patent Costs incurred in Prosecuting any Development Program Patent Rights owned solely by Geron and any Joint Development Program Patent Rights.

10.3.4            Prosecution Cooperation.  Each Party shall provide all reasonable assistance requested by the other Party for Prosecuting any Geron Product Patent Rights or Development Program Patent Rights consistent with the terms hereof, including with respect to the timely completion of filings of Prosecution papers, compliance with Applicable Laws, and recording of assignments to reflect ownership consistent with the terms hereof.  A Party Prosecuting any Patent Rights hereunder shall use reasonable efforts to provide the other Party with copies of all material Prosecution papers as filed in or received from any Patent Offices.  The Party Prosecuting any Patent Rights hereunder shall, on an annual basis during the Term, provide the other Party with a report identifying the status of any Geron Product Patent Rights or Development Program Patent Rights for which it is primarily responsible for Prosecution, provided, however, that for Joint Development Program Patent Rights, the Parties shall cooperate to jointly prepare such status report.

10.4                        Patent Enforcement.

10.4.1            Notice.

(a)                                 Each Party shall notify the other promptly of any apparent, threatened, or actual infringement by a Third Party of any Geron Product Patent Rights or Development Program Patent Rights, or misappropriation of any Geron Product Know-How or Development Program Know-How, of which the Party becomes aware.  The notifying Party shall

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

promptly furnish the other with all known details or evidence of such infringement or misappropriation.

(b)                                 Each Party shall promptly notify the other of any Third Party communications pertaining to any Geron Product Patent Rights or Development Program Patent Rights that the Party receives pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 or similar such notice, including notices pursuant to §§ 101 and 103 of such act from persons who have filed an abbreviated NDA (ANDA) or a paper NDA.

10.4.2            Enforcement Actions.  For as long as Janssen has license rights to Commercialize Licensed Products under Section 2.1.2, Janssen shall have the initial right, at its expense and in its own name (or in the name of Geron as may be required under Applicable Law), for bringing any infringement suit or other enforcement Action on account of any Third Party infringement of any Geron Product Patent Rights and/or Development Program Patent Rights based on any alleged making, using, selling, offering for sale, importing, or other exploitation of any Active Substance or Licensed Product in infringement of any such Patent Rights, or misappropriation of any Geron Product Know-How or Development Program Know-How providing any Regulatory Exclusivity Rights for any Active Substance or Licensed Product, (each a “Product Infringement”), by counsel of its own choice, and Geron will cooperate with Janssen as Janssen may reasonably request in connection with any such Action, including by becoming a party to such action at Janssen’s cost, provided that Janssen shall reimburse Geron for its Out-of-Pocket Costs reasonably incurred in connection with rendering such assistance.  If Janssen declines to initiate such an enforcement Action against any unabated Product Infringement it shall notify Geron, who shall thereafter have the right (but not the obligation) at Geron’s expense and in its own name, to initiate such Action by counsel of its choice, and Janssen shall cooperate with Geron as Geron may reasonably request, including by becoming a party to such action at Geron’s cost, and Geron shall reimburse Janssen for its Out-of-Pocket Costs reasonably incurred in connection with rendering such assistance.  A settlement or consent judgment or other voluntary final disposition of an Action brought by a Party under this Section may be entered into without the consent of the other Party, provided that such settlement, consent judgment, or other disposition does not admit the invalidity or unenforceability of any Patent Rights owned or Controlled by the other Party, and provided further that any rights granted to a Third Party to continue any activity upon which such Action was based in such settlement, consent judgment, or other disposition shall be limited to the Third Party’s product or activity that was the subject of the Action.  Damages recovered and any other amounts awarded in any Actions for Product Infringement under this Section shall be allocated to the Party who brought the Action, after reimbursement of each Party’s actual expenses incurred in such Actions as provided hereunder, provided that Janssen shall owe Geron royalties as determined in accordance with Section 8.3 based on damage amounts recovered by Janssen due to the Product Infringement (such as in the form of lost profits or reasonable royalties assessed on account of the Third Party’s sales of infringing product), after reimbursement of costs incurred in such Action.

10.4.3              Other Enforcement Actions.  Geron acknowledges that the outcome of any infringement suit or other enforcement Action on account of any Third Party Infringement, other than a Product Infringement, of any Geron Product Patent Right or Development Program Patent Right licensed to Janssen under Section 2.1 may detrimentally impact the scope, validity, or enforceability of such Patent Right with respect to potential Product Infringements.  Accordingly,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Parties shall reasonably cooperate with each other with respect to any infringement suit or other enforcement Action on account of any Third Party infringement of any Geron Product Patent Right or Development Program Patent Right other than the Product Infringements.  For clarity, Geron will not be required to enforce any Geron Product Patent Right against any Third Party infringement other than a Product Infringement, provided that if Geron declines to initiate an enforcement Action reasonably requested by Janssen to abate any Third Party’s infringing activities (other than Product Infringement) within the scope of Janssen’s exclusive rights under any Geron Product Patent Rights or Development Program Patent Rights granted hereunder, then (to the extent permitted by any Existing Third Party Agreements concerning such Geron Product Patent Rights, if applicable) upon Janssen’s request Geron shall reasonably cooperate with Janssen so that Janssen may initiate at its own expense such an enforcement Action in the same manner described under Section 10.4.2 above (with respect to Product Infringements).

10.5                        Maintenance of Freedom to Operate.  The Parties shall use commercially reasonable efforts to avoid infringing any Third Party’s Patent Rights in conducting any Development activities under the Global Development Plan.  Each Party shall promptly notify the JSC and JDC, through the Patent Representatives, in the event such Party becomes aware of any Third Party’s Patent Rights that may pertain to any Development activities of the Parties.

10.6                        Patent Term Extensions.  As long as Janssen retains Commercialization rights for a Licensed Product under Section 2.1.2, upon Janssen’s written request (which shall be by a notice identifying the date of the applicable Regulatory Approval of a Licensed Product and the deadline for filing a Patent Term Extension), the Prosecuting Party shall use reasonable efforts, in each country or jurisdiction where Regulatory Approval for any Licensed Product has been obtained, and if the Applicable Law of such country or jurisdiction permits application for a Patent Term Extension, to apply, at the reasonable direction of Janssen’s designated patent counsel, for a Patent Term Extension for a patent within the Geron Product Patent Rights including a Valid Claim Covering such Licensed Product, which patent (if any) shall be selected at Janssen’s reasonable judgment after considering the opinion of Janssen’s patent counsel regarding its eligibility for a Patent Term Extension.  Janssen shall have the right to:  (a) identify in any list of patents in a Drug Application the applicable Geron Product Patent Right(s) and Development Program Patent Right(s), as Janssen reasonably believes is appropriate; (b) commence suit for any Product Infringement of any such Geron Product Patent Right(s) or Development Program Patent Right(s) under Applicable Law as permitted under Section 10.4.2; and (c) exercise any rights that may be exercisable by a patent owner, including applying for a Patent Term Extension, of any Geron Product Patent Right(s) or Development Program Patent Right(s) pertaining to an approved Licensed Product Commercialized by Janssen hereunder.  Geron agrees to cooperate with Janssen and its Affiliate and Third Party sublicensees of Licensed Products, as applicable, upon Janssen’s reasonable request in the exercise of the authorizations granted under this Section, and Geron shall execute such documents and take such additional action as Janssen may reasonably request in connection therewith, including, if requested by Janssen, permitting Geron to be joined as a party in any suit for Product Infringement brought by Janssen hereunder on the terms and conditions set forth in Section 10.4.2, provided that Janssen shall reimburse Geron all reasonable out-of-pocket costs incurred by Geron in taking such action.  Geron agrees to cooperate with Janssen and its Affiliate and Third Party sublicensees of Licensed Products, as applicable, upon Janssen’s reasonable request in the exercise of the authorizations granted under this Section, and subject to any surviving rights granted by Geron to any Third Party and Geron’s obligations remaining under

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

applicable Existing Third Party Agreements then in effect (pursuant to their terms as of the Execution Date, except as such may be amended by Geron with Janssen’s prior written consent), Geron shall execute such documents and take such additional action as Janssen may reasonably request in connection therewith, including using reasonable efforts to procure the cooperation of any Inferior Rights Holders, such that Janssen shall have (i) the first and a superior right (in relation to any Inferior Rights Holders) to select from all Geron Product Patent Rights and Development Program Patent Rights in a particular country or jurisdiction a particular Patent Right for which it will pursue a Patent Term Extension in such country application, and (ii) the first and a superior right to enforce and defend any patents within the Geron Product Patent Rights and Development Program Patent Rights against infringement pertaining to a Third Party’s Licensed Product or a Generic Product.

10.7                                    Inferior Rights Subordinate to Janssen’s.

10.7.1                              Notwithstanding anything to the contrary herein, Geron shall use commercially reasonable efforts to ensure that:  (a) any Prosecution, enforcement, or other activities of an Inferior Rights Holder pertaining to any Geron Product Patent Rights under any Inferior Rights are done in a reasonable manner to avoid detrimentally impacting the validity or enforceability of any Geron Product Patent Rights pertaining to any Active Substance or Licensed Product in any country; and (b) the Prosecution (including with respect to Patent Term Extensions) and enforcement rights granted by Geron to any Inferior Rights Holder remain subordinate to the rights of Janssen hereunder.

10.7.2                                                            In consideration of the foregoing in this Section 10.7 and the provisions of Section 10.6, if an Inferior Rights Holder Develops a composition of matter in exercise of its Inferior Rights during the Term, then Geron shall use commercially reasonable efforts to procure the cooperation of the Inferior Rights Holder to permit Geron to, with Janssen’s consent, segregate, in a divisional application claiming priority to a pending Geron Product Patent Right in each applicable country (where possible under Applicable Law), one or more narrow claims Covering specifically such composition of matter (e.g., as a species-type claim), such that each such divisional application within the Geron Product Patent Rights does not include any claims Covering any Active Substances or Licensed Products or their use.  Janssen shall not unreasonably withhold its consent for the filing of such divisionals, provided that, as between the Parties, Geron assumes responsibility for all Patent Costs associated with Prosecuting such divisional and Geron follows the reasonable comments of Janssen with respect to its Prosecution.

10.8            Product Trademarks.  Geron represents and warrants that, as of the Effective Date, it does not own or otherwise control any Product Trademark Rights relating to GRN163L, including any trademark applications or registrations or domain names.  Janssen shall have (directly and through its Affiliates and Third Party sublicensees Commercializing Licensed Products) the right to brand, at its discretion, the Licensed Products using trademarks and trade names selected at its discretion and to file for, obtain, and maintain at its discretion and cost Product Trademark Rights in its own name.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE XI:  CONFIDENTIALITY AND PUBLICITY

11.1                        Confidential Information.

11.1.1            To facilitate any activities hereunder, a Party (a “disclosing Party”) may provide to the other Party (a “receiving Party”), or a Party (in this case a “receiving Party”) may otherwise through activities contemplated by this Agreement come into possession of, confidential information or material Controlled, licensed, developed, or possessed by the other Party (in this case, a “disclosing Party”), any such items of confidential information or material, individually or collectively, constituting “Confidential Information”.  Information identified as being confidential that was disclosed by Geron to Janssen under the Prior CDAs shall be considered Confidential Information of Geron under this Agreement and may be used for the purposes permitted hereunder.  The receiving Party shall keep all such Confidential Information of the Disclosing Party confidential, and other than as expressly permitted herein, shall not use or disclose, directly or indirectly, any such Confidential Information, whether in tangible or intangible form.  A disclosing Party shall take reasonable measures to identify confidential information and material provided by it to the other Party with a “CONFIDENTIAL” or “TRADE SECRET” marking or similar notation.  For clarity:  Janssen shall be deemed a disclosing Party with respect to the information in the Global Development Plan, US Promotional Plan and Independent Promotional Plan, and data and other information from Development and Commercialization of Licensed Products in exploitation or support of Janssen’s license rights under Sections 2.1.1 and 2.1.2 (including as discussed at any Joint Committee meeting or disclosed in any report provided to Geron hereunder), and such information shall be treated as Janssen’s Confidential Information hereunder; and Geron shall be deemed a disclosing Party with respect to information in the CDP and any IDP of Geron, and such information shall be treated as Geron’s Confidential Information hereunder.  Moreover, as of the Effective Date and for as long as Janssen retains any Commercialization rights for a Licensed Product hereunder, any Geron Product Know-How unpublished as of the Effective Date relating to any Active Substance or Licensed Product (including with respect to its discovery, development, preparation, testing, manufacture, formulation, delivery, administration or use), and Development Program Know-How relating to any Licensed Products shall be treated as Janssen’s Confidential Information (regardless of ownership of such information).  During the applicable period of confidentiality specified in Section 11.1.2 below, each receiving Party shall, and shall cause its Affiliates to, keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, including the exercise of such Party’s rights and the performance of such Party’s obligations under this Agreement (in each case including those surviving any expiration or termination of this Agreement as set forth in Article XIV), any Confidential Information of the other (disclosing) Party.

11.1.2            A receiving Party’s obligation of confidentiality and restriction on use as to a disclosing Party’s Confidential Information, except for those constituting trade secrets, shall last during the Term and for a period of seven (7) years thereafter.  A receiving Party’s obligation of confidentiality and restriction on use with respect to the disclosing Party’s Confidential Information identified as trade secrets, or typically held in the pharmaceutical industry as trade secrets such as applicable CMC Know-How and promotional and marketing information, shall

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

continue perpetually for so long as such Confidential Information is unpublished by the disclosing Party and no provision of Section 11.1.3(a) , (c) or (d) applies to such Confidential Information.

11.1.3            The restrictions on a receiving Party’s disclosure and use of the disclosing Party’s Confidential Information set forth above in this Section 11.1 shall not apply to any particular Confidential Information to the extent that such Confidential Information:

(a)                                 was known by the receiving Party or its Affiliate prior to disclosure by the disclosing Party or its Affiliate hereunder (as evidenced by the receiving Party’s or such Affiliate’s written records or other competent evidence);

(b)                                 is or becomes part of the public domain through no fault of the receiving Party or its Affiliates in violation of this Agreement;

(c)                                  is disclosed to the receiving Party or its Affiliate by a Third Party having a legal right to make such disclosure without violating any confidentiality or non-use obligation that such Third Party has to the disclosing Party or an Affiliate thereof; or

(d)                                 is independently developed by personnel of the receiving Party or its Affiliate without reliance on or access to the Confidential Information (as evidenced by the receiving Party’s or such Affiliate’s written records or other competent evidence).

For the avoidance of doubt, each receiving Party may use and disclose the other Party’s Confidential Information under appropriate confidentiality obligations substantially equivalent to those in this Agreement, to the receiving Party’s Affiliates and, as set forth in written subcontracts as otherwise provided herein, to its Third Party licensees, sublicensees, subcontractors and any other Third Parties to the extent such use and/or disclosure is reasonably necessary to perform its obligations or to exercise the rights granted to it, or reserved by it, under this Agreement.

11.2                        Exceptions to Confidentiality Obligations.  A receiving Party may disclose Confidential Information of the disclosing Party if the receiving Party obtains the disclosing Party’s prior written consent to disclose the identified information.  Moreover, the receiving Party may disclose Confidential Information of the disclosing Party solely to the extent required to be disclosed by the receiving Party to comply with Applicable Law (including securities laws or regulations and the applicable rules of any public stock exchange) or to defend or prosecute litigation or comply with an order of a court or other Government Order, provided that the receiving Party notifies the disclosing Party of such order insofar as possible and provides reasonable assistance in obtaining a protective order or confidential treatment preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.  For the avoidance of doubt, (i) Janssen may disclose Geron’s Confidential Information as reasonably necessary for making Regulatory Filings in connection with the Development of Licensed Products hereunder; (ii) Geron may disclose Janssen’s Confidential Information as reasonably necessary for making Regulatory Filings in connection with the Development of Licensed Products pursuant to Geron’s obligations specified in Exhibit O and under any Geron IDP

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

hereunder; (iii) Geron, in the event of an early termination by which Geron obtains rights to Develop any Reverted Product pursuant to Section 14.6, may disclose Janssen’s Confidential Information as reasonably necessary for making Regulatory Filings in connection with the Development of any such Reverted Licensed Product after such early termination of this Agreement, if applicable; and (iv) a Party controlling Prosecution of any Patent Rights pursuant to this Agreement may disclose the other Party’s Confidential Information to Patent Offices in connection with such permitted Prosecution.

11.3                        Requirement to Cooperate to Enable Accurate Public Disclosure.  To the extent either Party discloses to the other Party any Confidential Information which is a fact, result or event relating to the Development or Commercialization of any Licensed Product or the Collaboration Activities that the receiving Party in good faith reasonably believes is insufficient to either: (a) allow the receiving Party to fully understand the materiality of such Confidential Information for purposes of determining whether the receiving Party is required to disclose, to any Government Authority or publicly, any such Confidential Information in order to comply with Applicable Law (including securities laws or regulations and the applicable rules of any public stock exchange); or (b) meet the need of the receiving Party to keep investors informed regarding the receiving Party’s business (i.e., “Investor Information” as defined in Section 11.5.2(a)) pursuant to Section 11.5.2, the disclosing Party agrees to discuss such Confidential Information with the receiving Party and provide any additional information reasonably requested by the receiving Party to enable the receiving Party to assess the materiality in the case of (a) above, and the accuracy and completeness, in the case of (a) and (b) above, of such information for such public disclosure purposes as the case may be, which additional information shall be treated as the disclosing Party’s additional Confidential Information and shall be treated in accordance with the terms hereof, including Section 11.2 above or 11.5 below, as the case may be.

11.4                        Confidentiality of Agreement Terms.  Subject to Sections 11.1.2, 11.1.3, 11.2, 11.3 and 11.5, each Party agrees not to, and to cause its Affiliates not to, disclose to any Third Party any terms of this Agreement without the prior written consent of the other Party hereto, except each Party and its Affiliates may disclose the terms of this Agreement:  (a) to advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners or private investors, and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement; or (b) to the extent necessary to comply with Applicable Laws and court orders (including securities laws or regulations and the applicable rules of any public stock exchange).

11.5                        Publicity.

11.5.1            Initial Press Releases.  After the Effective Date, each Party may issue its respective press release regarding this Agreement attached hereto as Exhibit H (including the existence and certain terms hereof as provided in such Exhibit).

11.5.2            Further Publicity.

(a)                       Investor Information.  Each disclosing Party acknowledges that the other Party receiving the disclosing Party’s Confidential Information hereunder may, from time to time:  (a) desire to publicly disclose through a (i) press release or (ii) media appearance,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

public announcement or presentation, such as presentations to analysts or shareholders (collectively, “Investor Presentation(s)”); or (b) be required to publicly disclose by Applicable Law, or regulation or rule of any stock exchange (“Required Filing(s)”), such as Forms 8-K, 10-Q and 10-K (each such disclosure in (a) and (b), a “Public Disclosure”), the terms of this Agreement, or significant results or developments regarding any Licensed Products, to keep its investors reasonably informed of the achievement of milestones, significant events in the development and regulatory process of Licensed Products, and commercialization activities and the like, and that such Public Disclosures may pertain to Confidential Information of the other Party that is not otherwise permitted to be disclosed under this Article XI, and which may be beyond what is required to be disclosed by Applicable Law (collectively, “Investor Information”). For clarity, “Investor Information” includes solely those items that are beyond what is required to be disclosed under Applicable Law.

(b)                       Public Disclosure Review Procedure.  With respect to any Public Disclosure, except for the initial press release described in Section 11.5.1, the receiving Party (the “Requesting Party”) shall provide the other Party (the “Reviewing Party”) with: (a) a draft of the Content (as defined in the next sentence) of the draft press release or Required Filing or (b) a summary of the Content of the Investor Presentation, for review, at least [*] ([*]) Business Days (if practicable under the circumstances, or if not practicable, such shorter time) in advance of the issuance of the press release, filing of the Required Filing or scheduled date of the Investor Presentation.  The word “Content” in this Section 11.5.2(b) means any information relating to the activities contemplated by this Agreement, including Investor Information, and does not include any other business information of the Requesting Party or information pertaining to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 relating to “forward-looking statements.”  The Reviewing Party may notify the Requesting Party of any reasonable objections or suggestions that the other Party may have regarding the Content in the Public Disclosure provided for review under this Section, and the Requesting Party shall reasonably consider any such objections or suggestions that are provided in a timely manner.  The principles to be observed with respect to disclosures of Investor Information shall include accuracy, compliance with Applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of a Regulatory Authority, reasonable sensitivity to commercial information of value to competitors, the need to keep investors informed regarding the Requesting Party’s business, and reasonable sensitivity to avoid [*].  The Requesting Party shall use commercially reasonable efforts to adopt the reasonable requests of the Reviewing Party with respect to its Confidential Information.

11.6                        Publications.

11.6.1            Publication Strategy.  The JSC, directly or through its Joint Development Committee, shall develop under the advice of the Patent Working Group strategies, and provide guidance to the Parties as to appropriate timings, for scientific publications by either or both of the Parties relating to results from the Development of Licensed Products hereunder.  The Parties acknowledge that it may be appropriate for a Party from time to time to enter into agreements with Third Party subcontractors performing Development work, such as academic institutes conducting any clinical studies under the CDP, that include contractual provisions permitting such Third Parties to make publications regarding the results of their subcontract work, and the Parties

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

through an appropriate Joint Committee shall reasonably cooperate to facilitate such Third Party publications as permitted under any such Third Party subcontract.

11.6.2    Publication Review.  The publication and presentation of the results from the Development Program and the Parties’ publication activities relating thereto or to any Licensed Product shall be conducted in accordance with the terms hereof and the guidance of the JSC.  Prior to publishing or presenting the results of any Development activities related to a Licensed Product, a Party desiring to submit such a publication (the “Publishing Party”) shall provide to the other Party (the “Reviewing Party”), at least [*] ([*]) days prior to planned submission for publication or presentation (or such other time as is reasonably practicable in the circumstances), a draft of any proposed abstracts, posters, manuscripts, slides, summaries of oral presentations, or other materials that such Publishing Party (or its or its Affiliate subcontractor) intends to publish or publicly present (“Proposed Publications”).  No later than [*] ([*]) days after receipt of any Proposed Publication, a Reviewing Party shall notify the Publishing Party in writing whether the Reviewing Party has an objection to the Proposed Publication, whether due to the inclusion of any of its Confidential Information or to allow time for the applicable Party or Parties to file for patent protection on any invention within the Development Program Know-How.  Upon such notice from the Reviewing Party, the Publishing Party shall delay submission to permit the filing of any such desired patent application and, if appropriate based on the advice of the Patent Working Group, a related non-provisional application within one year thereof (such as if any Development work relating to an invention described in the Proposed Publication or an improvement thereof is still ongoing).  If a Reviewing Party notifies a Publishing Party that it has such an objection to a Proposed Publication, the Publishing Party shall reasonably cooperate with the Reviewing Party to address such concern.  The Publishing Party shall reasonably consider any other suggestions of the Reviewing Party that are provided in a timely manner, and after doing so may proceed with the Proposed Publication, subject to the terms and conditions hereof.  For clarity, any proposed publication materials that subcontractor investigators or other Third Parties propose to publish or present, such materials shall be subject to review under this Section to the extent that Geron or Janssen, as the case may be, has the right and time to do so.

11.6.3    Authorship.  The Parties shall comply, in any Proposed Publication made pursuant to this Section 11.6 during the Term, with standard academic practice regarding authorship of scientific publications and recognition of contribution of the Parties. Notwithstanding the foregoing, to the extent that a Reviewing Party has either provided funding for an activity relating to the Development of a Licensed Product (by incurring or reimbursing Development Costs with respect thereto), the Reviewing Party’s contributions shall be acknowledged in any Proposed Publication that relates to such activity, unless the Reviewing Party requests not to be acknowledged.  For clarity, nothing contained in this Section 11.6 shall alter or affect a Party’s confidentiality obligations pursuant to this Article XI or obligation to comply with Applicable Laws.

11.7        Publications on Progress and/or Clinical Studies.  The Parties agree that nothing herein shall prohibit either Party from publishing any Confidential Information pertaining to any progress, such as clinical studies of a Licensed Product under the Global Development Plan, as required by Applicable Law.  Geron acknowledges and agrees that nothing herein shall prohibit Janssen and its Affiliates from publishing any Confidential Information as reasonably required for Janssen’s compliance with its then-current policy on the registration and reporting of results of

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

pharmaceutical company sponsored clinical studies policy (a copy of which, as of the Execution Date, Janssen has provided to Geron), and Geron further agrees to provide, and to cause its applicable subcontractors to provide, to Janssen such assistance as reasonably requested in connection with fulfilling the requirements set forth in such policy.  Subject to the foregoing in this Section, the Parties shall use commercially reasonable efforts to comply with the review procedure set out in Section 11.6 prior to the posting or other publication of any Proposed Publication under this Section 11.7, to the extent consistent herewith.

11.8        Third Party Uses of Clinical Data.  Geron acknowledges that Janssen ascribes to certain industry group positions (such as those of PhRMA and AdvaMed) and has adopted policies, in each case regarding disclosing clinical data for certain Third Party uses, including, without limitation, certain research uses.  Accordingly, data and information obtained from clinical studies of Licensed Products conducted under this Agreement may be disclosed by Janssen to Third Parties consistent with Janssen’s policies, Regulatory Authority requirements, and Applicable Laws, provided that Janssen provides Geron prior written notice of any such disclosure reasonably in advance of such disclosure. Nothing in this Agreement will prohibit such disclosures by Janssen.

ARTICLE XII:  REPRESENTATIONS AND WARRANTIES

12.1        Representations of Authority.  Geron and Janssen each represents and warrants to the other Party that, as of the Execution Date it has, and through the Effective Date shall retain, full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement and that it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement.

12.2        Consents.  Each Party represents and warrants to the other Party that, except as provided in Section 16.11 (regarding HSR Clearance) and except for any approvals from Regulatory Authorities (including pricing or reimbursement approvals, Manufacturing approvals or similar approvals necessary for the Development, Manufacture or Commercialization of the Licensed Products), all necessary consents, approvals and authorizations of all Government Authorities and other persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained by the Effective Date.

12.3        No Conflict.  Each Party represents and warrants to the other Party that, notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement by such warranting Party, the performance of such Party’s obligations hereunder (as contemplated as of the Effective Date), and the licenses and sublicenses to be granted by such Party pursuant to this Agreement (i) do not conflict with or violate any requirement of Applicable Laws existing as of the Effective Date and applicable to such Party, and (ii) do not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date.  Each Party shall, and shall cause its Affiliates to, comply with all Applicable Laws pertaining to the Development, Manufacture and Commercialization of the Licensed Products, including applicable Drug Regulation Laws, Clinical Investigation Laws and Health Care Laws.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.4        Enforceability.  Each Party represents and warrants to the other Party that, as of the Effective Date, this Agreement is a legal and valid obligation binding upon the warranting Party and is enforceable against it in accordance with its terms.

12.5        Additional Representations and Warranties of Geron.  Geron represents and warrants to Janssen that, as of the Execution Date:

12.5.1    Geron (a) is not aware of any claim made against it asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of the Geron Product Patent Rights and (b) is not aware of any claim made against it challenging Geron’ s ownership of or license rights in any of the Geron Product Patent Rights or making any adverse claim of ownership (whether sole or joint) thereof or license thereto (except for any license expressly set forth in the Pre-Existing Licenses to Third Parties identified in Exhibit B-1).

12.5.2    Other than non-exclusive licenses granted by Geron to Third Parties under the Pre-Existing Licenses to Third Parties identified in Exhibit B-1, which grants do not preclude Janssen from exploiting the full scope of the licenses granted to Janssen under Sections 2.1.1 and 2.1.2 hereof, Geron has not granted any license to any Third Party under any of the Geron Product Patent Rights or any Geron Product Know-How to offer for sale, sell, or otherwise Commercialize a Licensed Product in any field, which license has not expired or been terminated prior to the Execution Date and shall not have granted any such rights as of the Effective Date.

12.5.3    The Geron Product Patent Rights are (and through the Effective Date shall remain) free and clear of any liens, charges and encumbrances (other than non-exclusive licenses granted by Geron to Third Parties, which grants do not preclude Janssen from exploiting the full scope of the licenses granted to Janssen as contemplated hereunder).  Neither Geron nor any of its Affiliates or their respective current or former employees, to the best of Geron’s knowledge, has misappropriated any of the Geron Product Know-How from any Third Party, and Geron is not aware of any claim by a Third Party that such misappropriation has occurred.

12.5.4    Except as expressly set forth in the applicable Pre-Existing Licenses from Third Parties identified in Exhibit B-2, neither Geron nor, to Geron’s knowledge, any of its Third Party licensors of any Geron Product IP is or has been a party to any agreement with the U.S. federal government or an agency thereof pursuant to which the U.S. federal government or such agency provided funding (such as under a grant or contract) for any research or Development work relating to any Licensed Product.

12.5.5    To the best of Geron’s knowledge, no written claim of infringement of the Patent Rights of any Third Party has been made nor threatened in writing, (directly or indirectly) against Geron or any of its Affiliates or, to the best of Geron’s knowledge, Third Party contractors under any Existing Third Party Agreements, with respect to the Development, Manufacture or Commercialization of any Active Substance or Licensed Product.  There are no other judgments or settlements against or owed by Geron or its Affiliates or to which Geron or its Affiliate is a party or, to the best of Geron’s knowledge, pending litigation or litigation threatened in writing, in each case relating to any Active Substance or Licensed Product.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.5.6    Geron has made available to Janssen for review all material information in Geron’s possession and control as of the Execution Date that, to the best of Geron’s knowledge, pertains to GRN163 and/or GRN163L, or the Development, Manufacture or Commercialization thereof, including complete and correct copies of the following (to the extent there are any) in Geron’s possession and control as of the Execution Date:

(a)         adverse event data and reports;

(b)         clinical study reports and study data, including all de-identified data, observations, analyses, conclusions, summaries, and reports resulting from the clinical study of GRN163L initiated under the Mayo IST Contract and IND No. 116129; and

(c)         Regulatory Authority inspection reports, notices of adverse findings, warning letters, Regulatory Filings and letters and other correspondence with any Regulatory Authorities.

12.5.7    To Geron’s knowledge, all of the studies, tests and pre-clinical and clinical trials of the Licensed Products conducted prior to, or being conducted on, the Execution Date have been and on the Execution Date are being conducted in material compliance with Applicable Laws.

12.5.8          To the best of Geron’s knowledge, Exhibit D-1 lists all Geron Product Patent Rights owned solely by Geron as of the Execution Date (collectively, the “Solely Owned Geron Product Patent Rights”), Exhibit D-2 lists all Geron Product Patent Rights owned jointly by Geron with any Third Party (as identified in such Exhibit) as of the Execution Date and Geron has an equal, undivided interest in each such Geron Product Patent Right (collectively, the “Jointly Owned Geron Product Patent Rights”), and Exhibit D-3 lists all Geron Product Patent Rights licensed by Geron from Third Parties, as of the Execution Date (collectively, the “In-Licensed Geron Product Patent Rights”).  To the best of Geron’s knowledge (based on all records that Geron possessed and/or were reasonably available to Geron at any time on or before the Execution Date), the inventorship named as of the Execution Date in each issued Geron Product Patent Right is correct.

12.5.9          To the best of Geron’s knowledge, Exhibit P lists all Geron Assay Patent Rights as of the Execution Date.  To the best of Geron’s knowledge, none of the Know-How described or contained in Exhibit K includes, or was derived from, any Know-How licensed to Geron under any Pre-Existing License from Third Parties or the [*] or any confidential information proprietary to any Third Party.

12.5.10        No Geron Product Patent Right is subject to the [*].

12.5.11        Each Patent Right within the Imetelstat COM Patent Family is owned solely by Geron.

12.6        Further Representations and Warranties of Geron Regarding Pre-Existing Licenses from Third Parties.  To the best of Geron’s knowledge, Exhibit B-2 lists all Pre-Existing Licenses from Third Parties as of the Execution Date that pertain to GRN163 or GRN163L.  Geron represents and warrants that, to the best of its knowledge, as of the Execution

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Date Geron has not entered into, and Geron agrees that, through the Effective Date and during the Term, it shall not enter into, any agreements with any Third Party by virtue of which any royalty or milestone payment or other payment would be owed by Janssen to such Third Party on account of any Commercialization of any Licensed Product by or on behalf of Janssen as contemplated hereunder.  Geron represents and warrants that Exhibit B-2 sets forth all Pre-Existing Licenses from Third Parties in which Geron obtained rights to the In-Licensed Geron Product Patent Rights, if any.  Geron represents and warrants that, prior to the Execution Date, Geron has provided Janssen with an opportunity to review complete and correct copies of the Pre-Existing Licenses from Third Parties (including any amendments thereof), including all terms and conditions thereof as of the Execution Date.  Geron represents and warrants that, to its knowledge, such Pre-Existing Licenses from Third Parties remain in full force and effect as of the Execution Date, except where noted otherwise in Exhibit B-2, and to its knowledge, Geron and each Third Party counterparty has been and is in compliance in all material respects with the terms thereof.  Geron covenants that it shall use commercially reasonable efforts not to take or omit to take any actions that would constitute a breach of any Pre-Existing Licenses from Third Parties through the Effective Date and during the Term hereof, and Geron agrees not to enter into any amendment to any Existing Third Party Agreement through the Effective Date or during the Term hereof, in each case which breach or amendment would have a material adverse effect on the Development or Commercialization of Licensed Products as contemplated hereunder.  During the Term Geron shall provide Janssen promptly with notice of the occurrence of any such breach (or receipt of notice of an allegation of any such breach).

12.7        No Warranties.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ALL COLLABORATION ACTIVITIES.  EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF LICENSED PRODUCTS PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO LICENSED PRODUCTS WILL BE ACHIEVED.

12.8        No Debarment.  Except with regard to Janssen as reflected by, and subject to the terms of, the Corporate Integrity Agreement, each Party represents and warrants that, as of the Effective Date, neither it nor any of its Affiliates has been debarred or is subject to debarment, and neither Party nor any of its Affiliates will use in any capacity, in connection with the Development, Manufacture or Commercialization of the Licensed Products or Products in the Field, any person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section.  Each Party agrees to inform the other Party in writing immediately if it or any person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party’s knowledge, is threatened, relating to the debarment or conviction of such Party or any person used in any capacity by such

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Party or any of its Affiliates in connection with the Development, Manufacture or Commercialization of the Licensed Products or Products.

12.9        Compliance with Anti-Corruption Applicable Laws.  Each Party shall, and shall cause each of its Affiliates and Third Party subcontractors and sublicensees conducting activities hereunder, to comply with Anti-Corruption Laws and the provisions of Exhibit G attached hereto in connection with the performance of activities under this Agreement.

ARTICLE XIII:  INDEMNIFICATION AND INSURANCE

13.1        Indemnification Obligation.  Each Party (the “Indemnifying Party”) shall indemnify and hold harmless the other Party and its Indemnified Persons (collectively, the “Indemnified Party”) from and against any and all Losses resulting from any Action brought by a Third Party against any Indemnified Party, to the extent such Losses arise from or are based on a claim (“Claim”) of:  (1) the negligence or wilful misconduct of the Indemnifying Party or any of its Indemnified Persons or Third Party sublicensees or subcontractors, in each case in connection with the exercise of such Indemnifying Party’s rights, or performance of such Party’s obligations, under this Agreement; (2) the Indemnifying Party’s or any of its Indemnified Persons’ or Third Party sublicensees’ or subcontractors’ failure to comply with or perform one or more of such Party’s or such Affiliate’s, as applicable, obligations in this Agreement, or the breach or inaccuracy of one or more of such Indemnifying Party’s or such Indemnified Persons’, as applicable, warranties in this Agreement; (3) the Indemnifying Party’s or any of its Indemnified Persons’ or Third Party sublicensees’ or subcontractors’ making, using, selling, offering for sale, importation, distribution, disposition, or other exploitation of any Development Program IP outside the Development Program; (4) the violation of Applicable Law by the Indemnifying Party or any of its Indemnified Persons or Third Party sublicensees or subcontractors in connection with the exercise of such Indemnifying Party’s rights, or performance of such Party’s obligations, under this Agreement; (5) the performance of any Development activities by the Indemnifying Party or any of its Indemnified Persons or Third Party sublicensees or subcontractors hereunder; (6) in the case of Janssen as the Indemnifying Party, the Commercialization, Manufacture, use, Promoting (including Detailing), sales, and distribution of any Licensed Products by any employees or agents (including Sales Representatives) of Janssen or any of its Affiliates or Third Party sublicensees hereunder, except in each case to the extent resulting from any inaccuracies or omissions in any safety information or regulatory documentation that relates to the Licensed Product and was provided by Geron to, and reasonably relied upon by, Janssen or any of its Affiliates or any of its Indemnified Persons hereunder; (7) in the case of Geron as the Indemnifying Party, the Promoting of any Licensed Products by any employees or agents (including Sales Representatives) of Geron pursuant to any exercise of Geron’s Co-Promotion Option hereunder, except to the extent resulting from any inaccuracies or omissions in any Approved Materials for Detailing Licensed Product, its Product Label and Insert, or safety information or regulatory documentation relating to the Licensed Product that was provided by Janssen to, and reasonably relied upon by, Geron or any of its Indemnified Persons hereunder; or (8) in the case of Geron as the Indemnifying Party, infringement of any Existing Blocking Third Party Patent Right based upon or resulting from any Contemplated License Activities, unless and until such time as, with respect to a given Existing Blocking Third Party Patent Right, an Unblocking License Agreement is entered into by Geron in accordance with Section 8.4.3.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.2        Claims for Indemnification.

13.2.1    Notice.  In the case of any Action for which an Indemnifying Party may be liable to an Indemnified Person under Section 13.1, the Indemnified Party shall as soon as practicable notify the Indemnifying Party in writing of such Action (a “Notice of Claim”).  Failure or delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of any liability it may have to the Indemnified Party, except and only to the extent that such failure or delay causes actual harm to the Indemnifying Party with respect to such Action.  The Notice of Claim shall specify in reasonable detail the Action with respect to which such Indemnified Party or any of its Indemnified Persons intends to base a request for indemnification or reimbursement under Section 13.1.  Failure to provide such reasonable detail will not relieve the Indemnifying Party of any liability it may have to the Indemnified Party, except and only to the extent that such failure causes actual harm to the Indemnifying Party with respect to such Action.  The Indemnified Party shall enclose with the Notice of Claim a copy of all papers served with respect to such Action, if any.  The Indemnifying Party shall have the right to assume the defense of such Action, unless it provides notice within [*] ([*]) days from the date on which the Indemnifying Party received the Notice of Claim that the Indemnifying Party waives it right to assume the defense of such Action and any litigation resulting therefrom with counsel of its choice.

13.2.2    Control of Defense.  Provided that the Indemnifying Party has not waived its right to assume the defense of an Action pursuant to Section 13.2.1, then, subject to Section 13.2.4, the Indemnifying Party shall have the right to defend, settle and otherwise dispose of such Action.

13.2.3    Cooperation.  The Parties shall act in good faith in responding to, defending against, settling or otherwise dealing with such Action pursuant to the terms hereof; provided that (a) an Indemnified Party shall not be obligated to enter into or consent to the entry of any judgment or settlement in relation to any Action as provided in Section 13.2.4, and (b) in any event, an Indemnifying Party shall not be relieved of its obligations under this Section 13.2.3 as a result of any failure of the Indemnified Party to cooperate as provided in this Section 13.2.3, except to the extent that the Indemnifying Party is actually prejudiced by such breach.  The Parties shall also cooperate in any such defense by giving each other reasonable access to all non-privileged information relevant thereto to the extent permitted by Applicable Law.

13.2.4    Control by the Indemnifying Party.  If the Indemnifying Party assumes control of an Action in accordance with Section 13.2.2, (a) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Action, but the Indemnifying Party shall continue to control the investigation, defense and settlement thereof, and (b) the Indemnifying Party will not, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement with respect to the Action to the extent such judgment or settlement (1) provides for equitable relief (or any other relief other than solely for money damages) against the Indemnified Party or any of its Indemnified Persons, or liability or obligation that cannot be assumed and performed by the Indemnifying Party in full (without any recourse to the Indemnified Party and its Indemnified Persons), (2) provides for any monetary relief that will not be fully discharged by the Indemnifying Party (without any recourse to the Indemnified Party and its Indemnified Persons) concurrently with the effectiveness of such judgment or settlement; provided that the Indemnified Party’s consent shall not be unreasonably

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

withheld, conditioned or delayed to the extent that the sole relief is monetary, (3) does not effect a full and unconditional release of the Indemnified Party and its Indemnified Persons with respect to all claims in such Action (or the portion thereof to which the judgment or settlement relates), or (4) that contains an admission of wrongdoing on the part of the Indemnified Party or its Indemnified Persons.  Notwithstanding anything contained herein to the contrary, an Indemnifying Party shall not be entitled to assume the defense of any Action that seeks an injunction or other equitable relief (or any other relief other than solely money damages) against the Indemnified Party.

13.2.5    Interim Control.  Unless and until the Indemnifying Party (if any) is determined with respect to any particular Action, the Party subject to such Action shall have the right to defend and control such Action, but shall not have the right to consent to the entry of any judgment or enter into any settlement with respect to the Action for which it would be seeking indemnification or reimbursement hereunder without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

13.2.6    Election Not to Control.  If the Indemnifying Party waives control of an Action in accordance with Section 13.2.1, then the Indemnified Party will be entitled to assume control of the Action upon delivery of notice to such effect to the Indemnifying Party; provided that the Indemnifying Party shall have the right to participate in the Action at its sole cost and expense, but the Indemnified Party shall control the investigation, defense and settlement thereof.

13.2.7    Unauthorized Settlements.  Whether or not the Indemnifying Party has assumed control of the Action, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to any Action for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), and such Indemnifying Party shall not be obligated to indemnify or reimburse the Indemnified Party hereunder for any settlement entered into, or any judgment that was consented to, by the Indemnified Party without the Indemnifying Party’s prior written consent.

13.2.8    Allocation. If, in any Action under this Article XIII, the Indemnified Party incurs an amount consisting of both Losses for which the Indemnifying Party is obliged to indemnify the Indemnified Party and Losses not covered by such indemnification, then, to the extent not otherwise determined in a court of competent jurisdiction, the Parties agree to act in good faith and use their reasonable endeavours to determine a fair and reasonable allocation of such Losses.  The allocation between the Parties of any such Losses, if not otherwise determined in a court of competent jurisdiction, shall, if the Parties do not reach agreement in writing on such allocation, be determined by arbitration pursuant to Section 15.2.  The Parties or the arbitrator, as the case may be, shall make such allocation based on the indemnification and reimbursement principles set forth in this Article XIII. Notwithstanding the foregoing, the Parties shall not be entitled to refer any Dispute with respect to Losses arising under an Action pursuant to this Section 13.2.8 to arbitration to the extent that the liability of either Party for such Losses is being contested in such Action (or any other Action that would be binding with respect to such first Action).

13.3        Mitigation.  The Indemnified Party shall, and shall procure that its Indemnified Persons shall, in each instance, take reasonable steps to mitigate any Losses they suffer arising in

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

connection with any Action in respect of which they seek an indemnity from the other Party under this Agreement.

13.4        Conduct of Product Liability Claims.  The provisions of this Section 13.4 shall govern with respect to any Third Party Product Liability Action for which a Party seeks indemnification pursuant to Section 13.1, and the provisions of this Section 13.4 below shall control in the event of any conflict between such provisions and those of Section 13.2 above.

13.4.1    Product Liability Actions.  A Party becoming aware of an Action involving a product liability Claim in connection with the human use of any Licensed Product (whether in clinical studies in the Development Program or through Commercialization by Janssen hereunder) shall promptly notify the other Party in the event that any Third Party asserts or files any product liability Claim or Action based thereon relating to alleged defects in a Licensed Product (whether design defects, manufacturing defects, or defects in sales or Promoting) (“Third Party Product Liability Action”) against a Party.  In the event a Third Party Product Liability Action is initiated against a single Party for which it seeks indemnification from the other as an Indemnifying Party under Section 13.1, the Indemnifying Party shall have control over such action.  In such case, the Indemnified Party shall have the right, in its discretion and at its expense, to join or otherwise participate in such Third Party Products Liability Action with legal counsel selected by the Indemnified Party and reasonably acceptable to the Indemnifying Party; and the Indemnifying Party shall have the right to control the defense of such Action, but shall notify and keep the Indemnified Party apprised in writing of such Action and shall consider and take into account the Indemnified Party’s reasonable interests and requests and suggestions regarding the defense of such Action.  In the event of a Third Party Product Liability Action is initiated against both Parties, Janssen shall control the response to such Third Party Product Liability Action, with each Party responsible for its legal expenses incurred in such Action.

13.4.2    Cooperation.  The non-controlling Party of a Third Party Product Liability Action shall reasonably cooperate with the controlling Party in the preparation and formulation of a defense to such Third Party Product Liability Action, and in taking other steps reasonably necessary to respond to such Third Party Products Liability Action.  The controlling Party shall have the sole and exclusive right to select its counsel for the defense of such Third Party Products Liability Action.  If required under Applicable Law in order for the controlling Party to maintain a suit in response to such Third Party Products Liability Action, the non-controlling Party shall join as a party to the suit.  The controlling Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings related to such Third Party Products Liability Action, including the fees and expenses of the counsel selected by it, as well as the reasonable out-of-pocket costs of the non-controlling Party associated with providing assistance requested by the controlling Party or joining the suit if requested by the controlling Party or required to maintain the suit.  The non-controlling Party shall also have the right to participate and be represented in any such suit by its own counsel at its own expense.  The controlling Party shall not settle or compromise any Third Party Products Liability Action without the consent of the other Party, which consent shall not be unreasonably withheld.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.5        Insurance.

13.5.1    During the Term and for a period of five years thereafter, Janssen will secure and maintain in full force and effect adequate insurance coverage against its liabilities under this Agreement, including commercial general liability and product liability insurance in an amount not less than $[*] per occurrence and annual aggregate.

13.5.2    Prior to the initiation of any clinical study or related Development activities under the Global Development Plan, the Party responsible for the applicable activity shall secure and maintain in full force and effect clinical trial insurance in compliance with Applicable Law in those territories where clinical studies are conducted.

13.5.3    Upon written request, each Party shall provide the other with a certificate of insurance evidencing the required coverage hereunder.  Notwithstanding the foregoing, either Party’s failure to maintain adequate insurance shall not relieve that Party of its obligations set forth in this Agreement.

13.6        Limitation of Liability.  NOTWITHSTANDING THE PROVISIONS OF SECTION 15.2.16, NOTHING HEREIN IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER THIS ARTICLE XIII.

ARTICLE XIV:  TERM AND TERMINATION

14.1            Agreement Term.  Unless terminated earlier in accordance with this Article XIV, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall expire upon the expiration of the last-to-expire Geron Product Patent Right, Development Program Patent Right, or Royalty Term for any Licensed Product sold hereunder.

14.2        Early Termination for Default.

14.2.1    Notice of Default and Cure Period.  Upon any material breach of this Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) shall have the right to give the Breaching Party notice specifying the nature of such material breach.  If the breach of this Agreement is curable, then the Breaching Party shall have a period of [*] ([*]) days from the date of receipt of the notice (the “Cure Period”) to cure such material breach in a manner that effectively remedies the harm to the Non-Breaching Party caused by the material breach.  Notwithstanding the foregoing, if such breach, by its nature, is curable, but is not reasonably curable within the Cure Period, then provided that such breach is not of a payment obligation hereunder, such Cure Period shall be extended if the Breaching Party provides a written plan for curing such breach to the Non-Breaching Party and uses diligent efforts to cure such breach in accordance with such written plan, provided that no such extension shall exceed [*] ([*]) days (for an extended Cure Period totaling [*] days) without the consent of the Non-Breaching Party. For clarity, this provision shall not restrict in any way either Party’s right to notify the other Party of any other breach or to demand the cure of any other breach.

14.2.2    Termination Right for Default.  The Non-Breaching Party shall have the right to terminate this Agreement, upon written notice to the Breaching Party:  (a) in the event the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Breaching Party does not notify the Non-Breaching Party within [*] ([*]) days of its notice under Section 14.2.1 that the Breaching Party disputes that it has committed a material breach or that it intends to cure such breach in accordance with Section 14.2.1; and (b) in the event that the Breaching Party has not cured the material breach within the Cure Period.  If a Party in good faith raises a Dispute regarding any such termination (including with respect to the existence or materiality of a breach or the sufficiency of a cure) pursuant to the Dispute resolution procedures under Section 15.2, such termination shall be effective only upon a conclusion of the Dispute resolution procedures in Section 15.2 resulting in a determination that there has been an uncured material breach (or, if earlier, abandonment of the Dispute by the Breaching Party).  For the avoidance of doubt, the exercise of a termination right under this Section 14.2 by a Non-Breaching Party shall be without prejudice to its right to seek damages or any other remedy on account of the Breaching Party’s material breach that may be available at law or in equity, subject to the terms hereof.

14.3        Early Termination for Bankruptcy.

14.3.1    In the event of the Bankruptcy of a Party (or its successor in interest in the event this Agreement is assigned as permitted hereunder), the other Party may terminate this Agreement by notice to the bankrupt Party.

14.3.2    All licenses and other rights granted pursuant to this Agreement by one Party to the other are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (or comparable provisions of laws of other jurisdictions), licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code (or comparable provisions of Applicable Laws of other jurisdictions).  Notwithstanding anything to the contrary herein, the Parties agree that, in lieu of a Party who is licensed (or sublicensed) any rights from a Party in Bankruptcy terminating this Agreement in its entirety as provided in Section 14.3.1 above:  (a) the Party who is a licensee of such rights from the other Party under this Agreement shall, upon such other Party’s Bankruptcy, retain and may fully exercise all of the rights and elections under the U.S. Bankruptcy Code (or comparable Applicable Laws of other jurisdictions); and (b) in the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code (or comparable provisions of Applicable Laws of other jurisdictions), the Party that is not a party to such Bankruptcy proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property to which it is granted license or other rights hereunder, and the same, if not already in its possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under subsection (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.  All rights, powers and remedies granted hereunder to a Party as a licensee of any intellectual property rights as provided in this Section are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity, in the event of the commencement of a Bankruptcy Action by or against the granting Party under Applicable Law, and the licensee Party, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity in such event.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.4        Termination by Janssen for Safety Concern.  Janssen may terminate this Agreement by written notice to Geron in the event that Janssen determines, in its good-faith judgment, that continued Development or Commercialization of a Licensed Product would be unethical or unreasonable due to a safety-related reason, such as if Janssen believes, based on its good-faith assessment of relevant data, that continuation of human use of a Licensed Product has resulted in, or has a significant risk of resulting in, the occurrence of a safety or tolerability finding that would raise material concerns regarding the clinical benefit of the Licensed Product for its target population (for example, harm significantly in excess of an acceptable side-effect profile).  Such termination shall be effective immediately upon Janssen’s written notice to Geron.

14.5        Discretionary Termination by Janssen.

14.5.1    Prior to Lead Phase 2 MF Study Read-Out.  At any time before the occurrence of the Lead Phase 2 MF Study Read-Out, Janssen may unilaterally terminate this Agreement by written notice to Geron, which termination shall be effective [*] ([*]) days from the date of such notice, and irrespective of whether the Lead Phase 2 MF Study Read-Out occurs during such [*] ([*]) days.

14.5.2    During Janssen Election Period.  During the Janssen Election Period, Janssen may unilaterally terminate this Agreement by written notice to Geron, effective the [*] day after expiration of the Janssen Election Period.  Alternatively, if Janssen does not timely deliver to Geron a Continuation Notification under Section 2.1.8 during the Janssen Evaluation Period, it shall be deemed to have exercised its right to terminate under this Section 14.5.2 effective immediately on the [*] day after the expiration of the Janssen Evaluation Period.

14.5.3    After Delivery of a Continuation Notice.  At any time after Janssen has delivered a Continuation Notification, Janssen may unilaterally terminate this Agreement by notice to Geron, which termination shall be effective [*] ([*]) months from the date of such notice.

14.6        Consequences of Early Termination.

14.6.1    For Geron Breach or Bankruptcy.  In the event of an early termination of this Agreement by Janssen under Section 14.2 (Geron material breach) or 14.3.1 (Geron bankruptcy), then upon the effective date of such termination the following provisions shall apply in addition to those provisions set forth in Sections 14.6.6 and 14.7:

(a)                  the licenses and other rights granted by Geron to Janssen under Section 2.1 shall terminate; and

(b)                  all licenses granted to Geron under Section 2.2 shall terminate.

14.6.2    For Safety by Janssen, or for Breach by or Bankruptcy of Janssen.  In the event of any early termination by Janssen under Section 14.4 (safety) or by Geron under Section 14.2 (Janssen material breach) or 14.3.1 (Janssen Bankruptcy), then as of the effective date of such termination the following provisions shall apply in addition to those provisions set forth in Sections 14.6.6 and 14.7:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a)        all licenses granted to Janssen under Section 2.1 shall terminate, except that any applicable license shall survive on a non-exclusive basis solely for the purpose and duration of any wind-down activities to be conducted by Janssen in accordance with clause (h) of this Section 14.6.2;

(b)        all licenses granted to Geron under Section 2.2 shall terminate;

(c)        Janssen will assign to Geron all Regulatory Filings and Regulatory Approvals specific to any Licensed Product being Developed as of such time or previously Developed during the Term, or Commercialized hereunder by Janssen or any of its Affiliates or Third Party sublicensees as of the effective date of termination (a “Reverted Licensed Product”), and any Janssen Development Program Know-How contained in such Regulatory Filings and Regulatory Approvals shall be subject to the license grants set forth in Section 14.6.2(e).  In such event Janssen shall grant, and does hereby grant, to Geron, a right of reference to any DMF or master files, within the possession and Control of Janssen (directly or through any of its Affiliates) as of the date of notice of such termination (provided, that Janssen covenants not to intentionally relinquish Control prior to such notice of termination) for the Reverted Licensed Product and/or the Active Substance therein; and Janssen shall take such reasonable actions and execute such other instruments, assignments, and documents as may be reasonably requested by Geron to effect the transfer of rights under such Regulatory Filings and Regulatory Approvals to Geron. If Applicable Law prevents or delays the transfer of ownership of any such Regulatory Filings or Regulatory Approvals to Geron, Janssen shall grant, and does hereby grant, to Geron an exclusive and irrevocable right of access and reference to such Regulatory Filings and Regulatory Approvals for the Licensed Products, and shall cooperate with Geron to make the benefits of such Regulatory Filings and Regulatory Approvals available to Geron or its designee(s).  In addition to providing copies of the Regulatory Filings and Regulatory Approvals pursuant to clause (a) of this Section 14.6.2, Janssen shall promptly provide Geron with copies of all other material Janssen Development Program Know-How (including clinical and regulatory data, results, reports, and analyses, and CMC Know-How) pertaining to any Reverted Licensed Products in its possession and Control;

(d)           At Geron’s request, Janssen shall promptly transfer all safety data from clinical Development or Commercialization of any Reverted Licensed Product in Janssen’s possession (including those contained in in Janssen’s global safety database) to Geron, and Geron shall accept such transfer of such data and assume all pharmacovigilance responsibility for such products, including with respect to serious adverse event and pregnancy reporting, in accordance with Applicable Law;

(e)           (i) Janssen shall grant and hereby grants (effective upon the date of such termination) to Geron a worldwide, exclusive, paid-up (as to Janssen, subject to the terms and conditions hereof) perpetual license, with a right of sublicense, under applicable Janssen Development Program IP (subject to Geron agreeing to assume Janssen’s obligations to any Third Parties) solely to the extent reasonably necessary or useful for Geron to make, use, sell, offer for sale or import Reverted Licensed Products; provided, however, that Geron shall agree to assume all payment obligations to any Third Parties arising from Geron’s, or its Affiliates’ or Third Party sublicensees’ exploitation of any such right. For clarity, all such Janssen Development Program IP shall be treated as Janssen’s as well as Geron’s Confidential Information (regardless of ownership

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of such information), subject to the confidentiality provisions of Article XI; and (ii) at Geron’s request, Janssen shall enter into good-faith negotiations to grant Geron a corresponding royalty-bearing, non-exclusive, worldwide license under the Janssen Product IP, provided that Janssen shall not be obligated to enter into any such license if the Parties fail to reach mutually acceptable license terms;

(f)            Janssen shall, at Geron’s request, use commercially reasonable efforts (provided that, for clarity, such efforts shall not require Janssen to make any payments unless Geron agrees in writing to reimburse Janssen for such payments) to facilitate negotiations between Geron and any of Janssen’s Third Party subcontractors or sublicensees performing any ongoing Development, Manufacturing, or Commercialization activities with respect to any Reverted Licensed Product, or, at Geron’s reasonable request, and to the extent permissible under any agreement between Janssen and such Third Party subcontractor or sublicensee, provided that such agreement relates only to Reverted Product(s) and subject to Geron’s agreement to bear any associated costs, assign such agreement related solely to the Reverted Licensed Product to Geron;

(g)           (i) Janssen shall, at Geron’s request, transfer to Geron any remaining inventory of Licensed Products (except as set forth in clause (h) of this Section 14.6.2 below) manufactured for Development use in accordance with the CDP, and Geron shall pay Janssen for such inventory in the amount of Cost of Goods plus [*] percent ([*]%), which shall be payable within [*] ([*]) days of Geron’s receipt of an invoice for Janssen for such amount; and (ii)  Janssen shall, at Geron’s request, use commercially reasonable efforts to facilitate an orderly and prompt transition of any Manufacturing of clinical supply of the Reverted Licensed Product and/or its Active Substance then being conducted by Janssen and any of its Affiliates to Geron or its designee, and while such Manufacturing capability is transitioned, supply Geron or its designee with such Active Substance and/or the Reverted Licensed Product for use in Development at a price equivalent to the Cost of Goods therefor plus [*] percent ([*]%) percent, provided that Janssen shall not be obligated to continue to supply such Active Substance and/or Reverted Licensed Product after the earlier of (A) if Janssen is the sole manufacturing source for the Active Substance and/or Reverted Licensed Product, the date falling twenty-four (24) months from the effective date of termination, provided that as of twelve (12) months from the effective date of termination Geron is using commercially reasonable efforts to procure an alternative manufacturing source of Active Substance and/or Reverted Licensed Product, or (B) the date Geron is able to procure an alternative manufacturing source of Reverted Licensed Product sufficient to meet its Development needs; in the event that as of twelve (12) months from the effective date of termination Geron is not using commercially reasonable efforts to procure an alternative manufacturing source of Reverted Licensed Product, then Janssen shall have no further obligation to continue to supply such Active Substance and/or Reverted Licensed Product; in the event that a Third Party is manufacturing Active Substance and/or Reverted Licensed Product, then Janssen shall not be obligated to continue to supply such Active Substance and/or Reverted Licensed Product, provided that the material manufacturing agreement(s) between Janssen and such Third Party can be assigned to Geron, and further provided that all Out-of-Pocket Costs (e.g., cancellation fees and/or non-cancellable payment obligations) resulting from any assignment from Janssen to Geron of any such material manufacturing agreement(s) shall be borne by the Parties equally;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h)        If Janssen, its Affiliates or sublicensees is selling or having sold, as of the effective date of termination, any Licensed Product in any country for which Regulatory Approval has been obtained (a “Launched Product”), then:  (i) Geron or its designee shall have the optional right to purchase any part of the remaining stocks of Launched Products in the warehouses and factories of Janssen and its Affiliates at the price equivalent to the Cost of Goods for such stocks of Launched Products plus [*] percent ([*]%), and if Geron does not exercise the optional right to take over any of Janssen and its Affiliates’ stocks of Launched Products under this clause, then Janssen shall have the right to continue to sell and have sold the residual salable or usable stocks of the Launched Products for a period of [*] ([*]) months from the effective date of such termination, provided that any royalty payment obligations under Sections 8.2 and 8.3 accruing to Geron on account of Janssen’s sale of such remaining stocks during such period shall be made accordingly; (ii) in any case, Janssen shall not be obligated to Promote the Launched Product after the effective date of the termination; and (iii) Janssen shall, at Geron’s request, use commercially reasonable efforts to facilitate an orderly and prompt transition of any Manufacturing of Launched Products then being conducted by Janssen and any of its Affiliates to Geron or its designee, and while such Manufacturing capability is transitioned, supply Geron or its designee with Launched Product at a price equivalent to the Cost of Goods therefor plus [*] percent ([*]%), provided that Janssen shall not be obligated to continue to supply Launched Product after the earlier of (A) if Janssen is the sole manufacturing source for the Launched Product, the date falling twenty-four (24) months from the effective date of termination, or (B) provided that as of twelve (12) months from the effective date of termination Geron is using commercially reasonable efforts to procure an alternative manufacturing source of Launched Product, the date Geron is able to procure an alternative commercial manufacturing source of Launched Product sufficient to meet its Commercialization needs; provided, however, that in the event that as of twelve (12) months from the effective date of termination Geron is not using commercially reasonable efforts to procure an alternative manufacturing source of Launched Product, then Janssen shall have no further obligation to continue to supply such Launched Product; in the event that a Third Party is manufacturing Launched Product, then Janssen shall not be obligated to continue to supply such Launched Product, provided that the material manufacturing agreement(s) between Janssen and such Third Party can be assigned to Geron, and further provided that all Out-of-Pocket Costs (e.g., cancellation fees and/or non-cancellable payment obligations) resulting from any assignment from Janssen to Geron of any such material manufacturing agreement(s) or otherwise transitioning Manufacturing to Geron shall be borne by the Parties equally.

14.6.3    By Janssen Prior to the Lead Phase 2 MF Study Read-Out. In the event of any early termination by Janssen under Section 14.5.1 (prior to the Lead Phase 2 MF Study Read-Out), then as of the effective date of such termination the following provisions shall apply in addition to those provisions set forth in Sections 14.6.6 and 14.7:

(a)                      all licenses granted to Janssen under Section 2.1 shall terminate, except that any applicable license shall survive on a non-exclusive basis solely for the purpose and duration of any transitional or wind-down activities to be conducted by Janssen in accordance with this Section 14.6.3;

(b)                      all licenses granted to Geron under Section 2.2 shall terminate;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)                      the provisions of Sections 14.6.2(c)-(g) shall apply; and

(d)                      Janssen shall have the following transitional or wind-down obligations (and, for clarity, except as set forth in clauses (i), (ii) and (iii) below, Janssen shall no longer have any obligation to fund any Development Costs incurred under any Development Budget after the effective date of such termination):

(i)            with respect to the Lead Phase 2 MF Study, whether or not initiated, but provided that at the time of termination there is no prohibition on initiating or continuing such study by any applicable Regulatory Authority, Janssen shall continue to fund Janssen’s 50% share of the Development Costs under the Development Budget of the CDP for such Initial Study incurred after the effective date of such termination through completion of such Initial Study;

(ii)           with respect to the Lead Phase 2 Low-Risk MDS Study, only if initiated (with [*] patient dosed), but provided that at the time of termination there is no prohibition on continuing such study by any applicable Regulatory Authority, Janssen shall continue to fund Janssen’s 50% share of Development Costs under the Development Budget of the CDP for such Initial Study incurred after the effective date of such termination through the date on which the Lead Phase 2 MF Study is then targeted to be complete as reflected in the CDP as of the date of notice of such termination;

(iii)         to the extent any such Initial Study is ongoing as of the date of notice of such termination and being continued pursuant to clause (i) or (ii) of this Section 14.6.3(d), unless Geron requests earlier wind-down of the study or transfer of any responsibilities from Janssen to Geron (in which event Janssen shall reasonably cooperate with such request), Janssen shall continue to execute its Collaboration Activities for such Initial Study pursuant to the CDP, until the earlier of the date of completion of Collaboration Activities for the Lead Phase 2 MF Study or the date that is twelve (12) months from the date of notice of such termination, under the oversight of the JSC, which shall in connection therewith render decisions within its authority hereunder by consensus vote of the Parties’ representatives during such time (notwithstanding anything to the contrary herein) and oversee the transfer of responsibilities to Geron during such time; and

(iv)          with respect to any Additional Study under the CDP or any clinical study under any Janssen IDP, in each case only for such study (whether under the CDP or any Janssen IDP) if initiated (with [*] patient dosed), but provided that at the time of termination there is no prohibition on continuing such study by any applicable Regulatory Authority, Janssen shall continue to fund the Development Costs allocable under this Agreement to Janssen under the Development Budget of the CDP or Janssen IDP, as applicable, for such study incurred during the period running [*] ([*]) months from the date of notice of such termination; and to the extent any such other clinical study under this clause (iv) is ongoing as of the date of notice of such termination and being continued pursuant to this clause (iv), unless Geron requests earlier wind-down of the study or transfer of any responsibilities from Janssen to Geron (in which event Janssen shall reasonably cooperate with such request), Janssen shall continue to execute its operational activities for any such study under the CDP or Janssen IDP, as applicable, until the date that is twelve (12) months from the date of notice of such termination, under the oversight of

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the JSC, which shall in connection therewith render decisions within its authority hereunder by consensus vote of the Parties’ representatives during such time (notwithstanding anything to the contrary herein) and oversee the transfer of responsibilities to Geron during such time.

14.6.4    By Janssen During the Janssen Election Period. In the event of any early termination by Janssen under Section 14.5.2 (during the Janssen Election Period, by notice of termination or failure to deliver a Continuation Notification), then as of the effective date of such termination the following provisions shall apply in addition to those provisions set forth in Sections 14.6.6 and 14.7:

(a)        all licenses granted to Janssen under Section 2.1 shall terminate, except that any applicable license shall survive on a non-exclusive basis solely for the purpose and duration of any transitional or wind-down activities to be conducted by Janssen in accordance with this Section 14.6.4;

(b)        all licenses granted to Geron under Section 2.2 shall terminate;

(c)        the provisions of Sections 14.6.2(c)-(g) shall apply; and

(d)        Janssen shall have the following transitional or wind-down obligations (and, for clarity, except as set forth in clause (i), Janssen shall no longer have any obligation to fund any Development Costs under any Development Budget for Initial Studies incurred after the effective date of such termination):

(i)            with respect to any Additional Study under the CDP, only if initiated (with [*] patient dosed), but provided that at the time of termination there is no prohibition on continuing such Additional Study by any applicable Regulatory Authority, Janssen shall continue to fund Janssen’s share of Development Costs under the Development Budget of the CDP for continuing such Additional Study during the [*] ([*])-month period running from the effective date of termination;

(ii)           to the extent the Lead Phase 2 Low-Risk MDS Study or any such Additional Study under the CDP is ongoing as of the effective date of termination and being continued pursuant to clause (i) or (ii) of this Section 14.6.4(d), unless Geron requests earlier wind-down of such study or transfer of any responsibilities from Janssen to Geron (in which event Janssen shall reasonably cooperate with such request), Janssen, during a twelve (12)-month period running from the effective date of such termination, shall continue to perform its Collaboration Activities for each applicable study during such time, under the oversight of the JSC, which shall in connection therewith render decisions within its authority hereunder by consensus vote of the Parties’ representatives during such time (notwithstanding anything to the contrary herein) and oversee the transfer of responsibilities to Geron during such 12-month period; and

(iii)         with respect to any Additional Study under the CDP or any clinical study under any Janssen IDP, in each case only for such study (whether under the CDP or any Janssen IDP) if initiated (with [*] patient dosed), but provided that at the time of termination there is no prohibition on continuing such study by any applicable Regulatory Authority, Janssen shall continue to fund its share of Development Costs under the Development

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Budget of the CDP or Janssen IDP, as applicable, for such study incurred during the period running [*] ([*]) months from the date of notice of such termination; and to the extent any such other clinical study under this clause (iii) is ongoing as of the date of notice of such termination and being continued pursuant to this clause (iii), unless Geron requests earlier wind-down of the study or transfer of any responsibilities from Janssen to Geron (in which event Janssen shall reasonably cooperate with such request), Janssen shall continue to execute its operational activities for any such study under the CDP or Janssen IDP, as applicable, until the date that is twelve (12) months from the date of notice of such termination, under the oversight of the JSC, which shall in connection therewith render decisions within its authority hereunder by consensus vote of the Parties’ representatives during such time (notwithstanding anything to the contrary herein) and oversee the transfer of responsibilities to Geron during such time.

14.6.5    By Janssen After Delivery of a Continuation Notice. In the event of any early termination by Janssen under Section 14.5.3 (after delivery of a Continuation Notification), then as of the effective date of such termination the following provisions shall apply in addition to those provisions set forth in Sections 14.6.6 and 14.7:

(a)           all licenses granted to Janssen under Section 2.1 shall terminate, except that any applicable license shall survive on a non-exclusive basis solely for the purpose and duration of any transitional or wind-down activities to be conducted by Janssen in accordance with this Section 14.6.5;

(b)           all licenses granted to Geron under Section 2.2 shall terminate;

(c)           the provisions of Sections 14.6.2(c)-(h) shall apply;

(d)           (i) if either (i) Janssen’s notice of termination is provided to Geron within [*] ([*]) months after the date of Janssen’s Continuation Notification or (ii) if Janssen’s notice of termination is provided after the [*] period following the date of Janssen’s Continuation Notification, and Geron has exercised its US Opt-In Rights, then in each case:

A.            with respect to any Initial Study or Additional Study under the CDP or any clinical study under any Janssen IDP, in each case only for such study (whether under the CDP or any Janssen IDP) if initiated (with [*] patient dosed), but provided that at the time of termination there is no prohibition on continuing such study by any applicable Regulatory Authority, Janssen shall continue to fund its share of Development Costs under the Development Budget of the CDP or Janssen IDP, as applicable, for such study incurred during the period running [*] ([*]) months from the date of notice of such termination; and

B.            to the extent any such other clinical study under clause (A) is ongoing as of the date of notice of such termination and being continued pursuant to this clause (i), unless Geron requests earlier wind-down of the study or transfer of any responsibilities from Janssen to Geron (in which event Janssen shall reasonably cooperate with such request), Janssen shall continue to execute its operational activities for any such study under the CDP or Janssen IDP, as applicable, until the date that is twelve (12) months from the date of notice of such termination, under the oversight of the JSC, which shall in connection therewith render decisions within its authority hereunder by consensus vote of the Parties’ representatives

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

during such time (notwithstanding anything to the contrary herein) and oversee the transfer of responsibilities to Geron during such time; or

(ii)           otherwise (if Janssen’s notice of termination is provided after the [*] period from the date of Janssen’s Continuation Notification but Geron has not exercised its US Opt-In Rights), then Janssen shall have the following obligations:

A.            with respect to any Initial Study or Additional Study under the CDP or any clinical study under any Janssen IDP, in each case only for such study (whether under the CDP or any Janssen IDP) if initiated (with [*] patient dosed), but provided that at the time of termination there is no prohibition on continuing such study by any applicable Regulatory Authority, Janssen shall continue to fund its share of Development Costs under the Development Budget of the CDP or Janssen IDP, as applicable, for such study incurred during the period running [*] ([*]) months from the date of notice of such termination; and

B.            to the extent any such other clinical study under clause (A) is ongoing as of the date of notice of such termination and being continued pursuant to this clause (B), unless Geron requests earlier wind-down of the study or transfer of any responsibilities from Janssen to Geron (in which event Janssen shall reasonably cooperate with such request), Janssen shall continue to execute its operational activities for any such study under the CDP or Janssen IDP, as applicable, until the date that is twelve (12) months from the date of notice of such termination, under the oversight of the JSC, which shall in connection therewith render decisions within its authority hereunder by consensus vote of the Parties’ representatives during such time (notwithstanding anything to the contrary herein) and oversee the transfer of responsibilities to Geron during such time.

14.6.6    Other Provisions Applicable to Any Early Termination.  In the event of any early termination of this Agreement, the following provisions shall also apply:

(a)        the JSC and all other Joint Committees shall dissolve after completion of the activities and events contemplated in Section 14.6.2, 14.6.3, 14.6.4, or 14.6.5 above, as the case may be;

(b)        the Party for which the license granted to it has been terminated in accordance with this Article XIV shall, at the other Party’s request (and to the extent and when permitted by Applicable Law), destroy, redact, or return, and cause its Affiliates and Third Party subcontractors and sublicensees to destroy, redact, or return all records to the extent containing, and all materials constituting, the other Party’s Confidential Information in its possession and control, and, upon request, provide written certification of such destruction, redaction, or return, provided that such Party may retain in strict confidence one copy of the other Party’s Confidential Information for its legal archives.

14.7            Survival.  In the event of expiration or termination of this Agreement for any reason, the provisions of Articles I, IX (with respect to accrued payment obligations), XI, XII, XIII, XIV, XV, and XVI and Sections 2.6, 4.15, and 10.2 shall survive, as well as any other provisions that, as apparent from their nature and context are intended to continue or to remain (such as for interpretation purposes), shall survive.  Further for the avoidance of doubt, upon

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

expiration or termination of this Agreement for any reason, neither Party shall be released from any obligation that accrued prior to the end of the Term hereof.  Accordingly, termination or expiration of the Agreement, in whole or in part (including relinquishment of any license right granted hereunder) for any reason, shall be without prejudice to any obligations that accrued prior to such termination or expiration, including any payments due hereunder (regardless of when payable) and any and all damages arising from any breach.  In addition, any payments accrued prior to such termination or expiration shall become payable upon the effective date of such termination or expiration or at such earlier time as otherwise provided hereunder.

ARTICLE XV:  DISPUTE RESOLUTION

15.1        Referral to Executive Officers.  In the event of a Dispute, either Party may refer the matter to the Parties’ Executive Officers for attempted resolution.  The Executive Officers, in the presence of their legal advisors (including patent counsel if the Dispute involves a Patent Controversy), shall attempt in good faith to resolve any Dispute through negotiations.  If the Executive Officers are unable to resolve a Dispute referred to them within [*] ([*]) Business Days (or such other period as may be agreed by the Parties in writing) after such referral and the Dispute does not involve a Patent Controversy, and subject to any other provisions of this Agreement and any applicable Ancillary Agreement, such Dispute shall be resolved as provided below in this Article.

15.2            Arbitration.  If the Executives are unable to resolve a Dispute referred to them pursuant to Section 15.1 within [*] ([*]) Business Days after such referral, then other than any dispute subject to Expert Proxy Resolution under Section 3.11, either Geron or Janssen, after attempting to resolve the Dispute through mediation as provided in Section 15.2.1 below, shall refer the Dispute to binding arbitration pursuant to Section 15.2.2 if, and only if, the Dispute does not involve a Patent Controversy.

15.2.1    Mediation.  The Parties shall first attempt in good faith to resolve any Dispute by confidential mediation in accordance with the then-current Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR Mediation Procedure”) (www.cpradr.org) before initiating arbitration.  The CPR Mediation Procedure shall control, except where it conflicts with these provisions, in which case these provisions control.  The mediator shall be chosen pursuant to CPR Mediation Procedure.  The mediation shall be held in San Francisco, California.  Either Party may initiate mediation by written notice to the other Party of the existence of a Dispute.  The Parties agree to select a mediator within [*] ([*]) days of the notice and the mediation will begin promptly after the selection.  The mediation will continue until the mediator, or either Party, declares in writing, no sooner than after the conclusion of one full day of a substantive mediation conference attended on behalf of each Party by a senior business person with authority to resolve the Dispute, that the Dispute cannot be resolved by mediation.  In no event, however, shall mediation continue more than [*] ([*]) days from the initial notice by a Party to initiate meditation unless the Parties agree in writing to extend that period.  Any period of limitations that would otherwise expire between the initiation of mediation and its conclusion shall be extended until [*] ([*]) days after the conclusion of the mediation.  No discussions between the Parties attempting to resolve a Dispute under Section 15.2 or this Section 15.2.1 will be admissible in arbitration of the Dispute.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.2.2    Arbitration.  If the Parties fail to reach resolution pursuant to mediation, and a Party desires to pursue resolution of a Dispute other than a Patent Controversy, then the Dispute shall be submitted by either Party for resolution in arbitration pursuant to the then current CPR Non-Administered Arbitration Rules (“CPR Rules”) (www.cpradr.org), except where they conflict with these provisions, in which case these provisions control.

15.2.3    The arbitration will be held in Chicago, Illinois. All aspects of the arbitration shall be treated as confidential.

15.2.4    The arbitrators will be chosen from the CPR Panel of Distinguished Neutrals, unless a candidate not on such panel is approved by both Parties.  Each arbitrator shall be a lawyer with at least 15 years’ experience with a law firm or corporate law department of over 25 lawyers or who was a judge of a court of general jurisdiction.  To the extent that the Dispute requires special expertise, the Parties will so inform CPR prior to the beginning of the selection process.

15.2.5    The arbitration tribunal shall consist of three arbitrators, of whom each Party shall designate one in accordance with the “screened” appointment procedure provided in CPR Rule 5.4.  The chair will be chosen in accordance with CPR Rule 6.4.

15.2.6    If, however, the aggregate award sought by the Parties is less than $5 million and equitable relief is not sought, a single arbitrator shall be chosen in accordance with the CPR Rules.

15.2.7    Candidates for the arbitrator position(s) may be interviewed by representatives of the Parties in advance of their selection, provided that all Parties are represented.

15.2.8    The Parties agree to select the arbitrator(s) within [*] days of initiation of the arbitration.  The hearing will be concluded within [*] ([*]) months after selection of the arbitrator(s) and the award will be rendered within [*] ([*]) days of the conclusion of the hearing, or of any post hearing briefing, which briefing will be completed by both sides within [*] ([*]) days after the conclusion of the hearing.  In the event the Parties cannot agree upon a schedule, then the arbitrator(s) shall set the schedule following the time limits set forth above as closely as practical.

15.2.9    The Parties shall have the right to conduct and enforce pre-hearing discovery in accordance with the then current Federal Rules of Civil Procedure, unless otherwise agreed by the Parties in writing.

15.2.10  The hearing will be concluded in [*] ([*]) hearing days or less.  Multiple hearing days will be scheduled consecutively to the greatest extent possible.  A transcript of the testimony adduced at the hearing shall be made and shall be made available to each Party.

15.2.11  All discovery conducted pursuant to the arbitration proceedings will be subject to the then current Federal Rules of Civil Procedure, unless otherwise agreed by the Parties in writing.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.2.12  The arbitrator(s) shall decide the merits of any Dispute in accordance with the law governing this Agreement, without application of any principle of conflict of laws that would result in reference to a different law.  The arbitrator(s) may not apply principles such as “amiable compositeur” or “natural justice and equity.”

15.2.13  The arbitrator(s) are expressly empowered to decide dispositive motions in advance of any hearing and shall endeavor to decide such motions as would a United States District Court Judge sitting in the jurisdiction whose substantive law governs.

15.2.14  The arbitrator(s) shall render a written opinion stating the reasons upon which the award is based.  The Parties consent to the jurisdiction of the United States District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder.  Should such court for any reason lack jurisdiction, any court with jurisdiction may act in the same fashion.

15.2.15  Each Party has the right to seek from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the Dispute.  Rule 14 of the CPR Rules does not apply to this Agreement.

15.2.16  EACH PARTY HERETO WAIVES:  ITS RIGHT TO TRIAL BY JURY OF ANY ISSUE UNDERLYING A DISPUTE WITHIN THE SCOPE OF THIS SECTION 15.2; AND, WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, ANY CLAIM FOR PUNITIVE, EXEMPLARY, MULTIPLIED, INDIRECT, OR CONSEQUENTIAL DAMAGES OR ATTORNEY FEES.

15.3        Interim or Provisional Relief.  Nothing in this Agreement, including Section 15.4, shall preclude either Party from seeking interim or provisional relief in any court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute with the other Party, either prior to or during the dispute resolution procedures set forth in Article XV, to protect the interests of such Party.

15.4        Consent to Jurisdiction.  Each Party, for the purpose of enforcing an award under Section 15.2 or for seeking interim or provisional relief as contemplated in Section 15.3 with respect to any Disputed breach of this Agreement, agrees not to raise any objection at any time to the laying or maintaining of the venue of any action, suit or proceeding for such purpose in any such Court, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum, and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party.  Each Party further agrees that service of any process, summons, notice or document by registered mail to such Party’s notice address provided for in this Agreement shall be effective service of process for any action, suit or proceeding in the Court with respect to any matters to which it has submitted to jurisdiction in this Section.

15.5        Patent Controversies. Notwithstanding anything in this Agreement to the contrary, any Patent Controversy shall be subject to adjudication in accordance with the Applicable Laws of the country or jurisdiction in which the relevant Patent Right is pending or has

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

been issued.  The Parties agree that the venue of any such adjudication involving a Patent Right pending in or issued by the United States shall be a U.S. federal district court (or appellate body, as necessary) sitting in New York, and for a Patent Right pending in or issued by any other country, any competent court having jurisdiction over the subject of the Patent Controversy sitting in the capital of such country (or if there is not any such competent court in the capital, a location reasonably proximate to the capital), and each Party irrevocably submits to the jurisdiction of such court.  Each Party agrees not to raise any objection at any time to the laying or maintaining of the venue of any action, suit or proceeding for such purpose in any such court, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum, including any forum non conveniens argument, and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such court does not have any jurisdiction over such Party.

15.6        No Claims against Employees.  Each Party undertakes to make no claim and bring no proceedings in connection with this Agreement or its subject matter against any director, officer, employee or agent of the other Party (apart from claims based on fraud or willful misconduct). This undertaking is intended to give protection to individuals: it does not prejudice any right which a Party might have to claim against another Party.

ARTICLE XVI:  MISCELLANEOUS

16.1        Assignment; Successors.

16.1.1    The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.  Except as expressly permitted in this Agreement, neither Party may, without the prior written consent of the other Party, assign or otherwise transfer this Agreement.  Notwithstanding the foregoing, (a) either Party, without such consent, may assign this Agreement in its entirety to an Affiliate (subject, for clarity, to Section 5.16.2 in the event of an assignment by Geron in certain circumstances); provided, that, except as set forth in clause (b) below, such assignment to an Affiliate shall terminate automatically at such time, if any, as such Affiliate ceases to be wholly-owned, directly or indirectly, by Geron or the Janssen Parent, as the case may be, unless such Affiliate owns (x) more than fifty percent (50%) of the voting equity of Geron or Janssen, or (y) substantially all the assets of Geron and its Affiliates or Janssen and its Affiliates, as the case may be, relating to the Licensed Product, and (b) each of Geron and Janssen, without the prior written consent of the other, may assign its rights under this Agreement, whether by contract or operation of law, to any Third Party that acquires all or substantially all of the business or assets of such Party (whether by merger, reorganization, acquisition, sale or otherwise) relating to the Licensed Product, subject to Section 5.16.2.  No assignment of this Agreement shall be valid and effective unless and until the assignee agrees in writing to be bound by all of the terms and conditions of this Agreement and all Ancillary Agreements surviving such assignment.  Any assignment of this Agreement not in accordance with this Section 16.1 shall be null and void.

16.1.2    The intellectual property of any Third Party successor in interest or assignee or purchaser of either Party by virtue of any transaction after the Effective Date (such Third Party, as applicable, and its Affiliates as of the day before such transaction, an “Acquiror”) owned or controlled by such Acquiror immediately prior to the consummation of such transaction (other

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

than as a result of a license from the acquired Party), provided that such Acquiror’s intellectual property is not used or applied in the Development Program after such consummation, shall be excluded from the Geron Product Patent Rights, Geron Development Program Patent Rights, Janssen Development Program Patent Rights, Geron Product Know-How, Geron Development Program Know-How, or Janssen Development Program Know-How as applicable.

16.2        Rights Not Diminished.  Subject to the terms and conditions hereof, no right of a Party shall be diminished and no obligation of a Party increased during the Term as a result of a permitted assignment by the other Party to a Third Party hereunder, including as a result of a Change of Control of the other Party.

16.3        Choice of Law.  This Agreement, its interpretation, construction and performance and the rights granted and obligations arising hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York of the United States of America, exclusive of its conflicts of law rules.  Notwithstanding anything to the contrary herein, the interpretation and construction of any Patent Rights shall be governed in accordance with the laws of the jurisdiction in which such Patent Rights were filed or granted, as the case may be.

16.4        Notices.  All notices given under this Agreement by either Party to the other Party shall be in the English language, in writing (which shall exclude e-mail),and shall refer specifically to this Agreement and shall be delivered personally, sent by nationally-recognized overnight courier, sent by facsimile, or sent by registered or certified mail, postage prepaid, return receipt requested, to the following respective addresses (or to such other address as may be specified by notice from time to time by the relevant Party):

If to Geron:	Geron Corporation 149 Commonwealth Drive Menlo Park, California 94025 Attention: President & CEO Facsimile No. [*]

With a copy to:	Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Attn: [*] Facsimile No. [*]

If to Janssen:	Janssen Biotech, Inc. 800/850 Ridgeview Drive Horsham, Pennsylvania 19044 Attention: President Facsimile No. [*]

With a copy to:	Office of the General Counsel Johnson & Johnson One Johnson & Johnson Plaza New Brunswick, NJ 08933 Attention: General Counsel, Pharmaceuticals Facsimile No.: [*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

16.4.1    Without prejudice to any earlier time at which a notice may be actually given and received, a properly addressed notice shall in any event be deemed to have been received: (a) when delivered, if personally delivered during the recipient’s normal business hours; (b) on the Business Day after dispatch, if sent by nationally-recognized overnight courier and proof of delivery is obtained; (c) on the Business Day following electronic confirmation of receipt, if sent by facsimile; and (d) on the third (3rd) Business Day following the date of mailing, if sent by mail.

16.4.2    Where proceedings have been commenced in any arbitration hereunder or court of competent jurisdiction, any documents issued in the course of those proceedings will be served in accordance with the procedural rules governing the service of documents in those proceedings.

16.4.3    This Section 16.4 shall apply to notices required to be given by one Party to the other under this Agreement.  Other communications between the Parties that are routine in nature, such as communications between Alliance Managers or the Parties’ members of any Joint Committee regarding their ongoing activities performed in the ordinary course of their work under this Agreement, may be made via e-mail.  All notices and communications between the Parties hereunder shall be in the English language.

16.5        Severability.  If the whole or any provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction for any reason, then, to the fullest extent permitted by Applicable Law, (a) in the case of the illegality, invalidity or unenforceability of the whole of this Agreement, it shall terminate in relation to the jurisdiction in question; and (b) in the case of illegality, invalidity or unenforceability of any provision of this Agreement, that part shall be severed from this Agreement in the jurisdiction in question (but shall remain in full force and effect in all other jurisdictions) and (i) all other provisions hereof shall remain in full force and effect in the relevant jurisdiction and shall be liberally construed in order to carry out the intent of the Parties as nearly as may be possible, and (ii) the Parties agree to use reasonable efforts to negotiate a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with Applicable Law in the relevant jurisdiction and accomplishes, as nearly as possible, the original intention of the Parties with respect thereto.

16.6        Integration.  This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter of this Agreement and supersedes all previous agreements (executed before the Execution Date hereof), whether written or oral.  Notwithstanding the authority granted to the Joint Steering Committee, Joint Development Committee, and Joint Marketing Committee under this Agreement, this Agreement may be amended only in writing signed by duly authorized representatives of each of Geron and Janssen.  In the event of a conflict between any terms of any exhibit or other appendix to this Agreement and the body of this Agreement, the body of this Agreement shall control.

16.7        Independent Contractors; No Agency.  Neither Party shall have any responsibility for the hiring, firing or compensating the other Party’s employees or agents for any employee benefits.  No employee or representative of a Party, including any of its (or its Affiliates’) Joint Committee members or Sales Representatives, shall have any authority to bind or obligate the other Party to this Agreement to pay any sum or in any manner whatsoever, or to

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

create or impose any contractual or other liability on the other Party.  For all purposes and notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties.

16.8        Performance by Affiliates.  Except as expressly prohibited hereunder, either Party may use one or more of its Affiliates to perform its obligations and duties hereunder, provided that such Party shall remain liable hereunder for the timely payment and performance of all of its obligations and duties hereunder.

16.9        Force Majeure.  No Party shall be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, except for the payment of any amounts under this Agreement, when such failure or delay is caused by or results from causes beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotion, acts of God or acts, omissions or delays in acting by any governmental authority.  The non-performing Party shall notify the other Party of such force majeure within five (5) Business Days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use, throughout the period of suspension of performance, commercially reasonable efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for ninety (90) days after the date such force majeure commences, the Parties shall meet to discuss in good faith how to proceed in order to accomplish the objectives of this Agreement; and provided, further, however, that if the suspension of performance continues for more than one (1) year after the date such force majeure commences, either (x) Janssen in the event that Geron is the non-performing Party, or (y) Geron in the event that Janssen is the non-performing Party, shall have the right to terminate this Agreement upon notice to non-performing Party.  For purposes of this Agreement a force majeure shall not include a failure to commit sufficient resources, financial or otherwise, to the activities to be conducted pursuant to this Agreement or general market or economic conditions.

16.10      Construction.  The headings used herein are for reference and convenience only, and will not enter into the interpretation of this Agreement.  References to Sections include subsections, which are part of the related Section.  Except as otherwise explicitly specified to the contrary, (i) references to a Section, Article, or Exhibit means a Section or Article of, or Exhibit to, this Agreement and all subsections thereof, unless another agreement is specified; (ii) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulations then in effect, in each case, including any then-current amendments thereto; (iii) words in the singular or plural form include the plural and singular form, respectively; (iv) capitalized terms not expressly defined herein that are corollaries (such as pluralizations and changes in tense) to capitalized terms defined herein shall have the corresponding meanings (v) unless the context requires a different interpretation, the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (vi) terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; (vii) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified; (viii) “herein”, “hereunder”, “hereof”, and the like shall be understood to refer

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

to this Agreement in its entirety, and not the particular provision or Section in which they appear; (ix) references to a particular Party include such Party’s successors and assigns to the extent not prohibited by this Agreement; (x) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; (xi) references to “persons” includes individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships; (xii) the words “comprise”, “comprising”, “contain”, “containing”, “include” and “including” are used in their open, non-limiting form, and shall be understood to include the words “without limitation” even if not expressly stated; (xiii) all references to “dollars” or “$” shall mean United States dollars.

16.11      HSR Clearance; Termination Upon HSR Denial.  If either or each of the Parties reasonably determines that an HSR Filing is required by Applicable Law to consummate the transactions contemplated hereunder, each Party shall, within ten (10) Business Days of the Execution Date (or such later time as may be agreed to in writing by the Parties), file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and/or with any equivalent Governmental Authority in any other country, as the case may be, any HSR Filing under the HSR Act with respect to the transactions contemplated hereunder.  Each Party shall use reasonable efforts to do, or cause to be done, all things necessary, proper and advisable to, as promptly as practicable, take all actions necessary to make the HSR Filings required of any of the Parties or their respective Affiliates under the HSR Act. The Parties shall cooperate with one another to the extent reasonably necessary in the preparation of any such HSR Filing.  Each Party shall be responsible for its own out-of-pocket costs and expenses, including filing fees, associated with any HSR Filing, provided, however, that Janssen shall be solely responsible for any fees (other than penalties that may be incurred as a result of actions or omissions on the part of Geron) required to be paid to any Governmental Authority in connection with making any such HSR Filing hereunder.  If the Parties make an HSR Filing hereunder, then this Agreement shall terminate (a) at the election of either Party, immediately upon notice to the other Party, if the U.S. Federal Trade Commission or the U.S. Department of Justice, or an equivalent authority in the European Union, seeks a preliminary injunction under the Antitrust Laws against any Party to enjoin the transactions contemplated by this Agreement; (b) at the election of either Party, immediately upon notice to the other Party, in the event that the United States Federal Trade Commission or the United States Department of Justice, or an equivalent Governmental Authority in the European Union, obtains a preliminary injunction under the Antitrust Laws against any Party to enjoin the transactions contemplated by this Agreement; or (c) at the election of either Party, immediately upon notice to the other Party, in the event that the date of HSR Clearance shall not have occurred on or prior to one hundred eighty (180) days after the effective date of the HSR Filing.

16.12          Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart.  Facsimile or portable document format (i.e., .pdf), execution and delivery of this Agreement by a Party constitutes a legal, valid and binding execution and delivery of this Agreement by such Party.

[Remainder of this page intentionally blank.]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative on the respective date written herein below.

Geron Corporation

By:	/s/ John A. Scarlett
	Name:	John A. Scarlett, MD
	Title:	President & CEO

	Date:	November 13, 2014

Janssen Biotech, Inc.

By:	/s/ Scott White
	Name:	Scott T. White
	Title:	Vice President, NA Oncology

	Date:	November 13, 2014

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Attachments:

Exhibit A-1:	GRN163 Structure
Exhibit A-2:	GRN163L Structure
Exhibit B-1:	Pre-Existing Licenses to Third Parties
Exhibit B-2:	Pre-Existing Licenses from Third Parties
Exhibit B-3:	Additional Pre-Existing Third Party Agreements
Exhibit C:	Initial Global Development Plan, including initial CDP
Exhibit D-1:	Solely Owned Geron Product Patent Rights
Exhibit D-2:	Jointly Owned Geron Product Patent Rights
Exhibit D-3:	In-Licensed Geron Product Patent Rights
Exhibit E:	[Intentionally Left Blank.]
Exhibit F:	[Intentionally Left Blank.]
Exhibit G:	Compliance with Anti-Corruption Laws
Exhibit H:	Press Release(s)
Exhibit I:	Johnson & Johnson Universal Calendars For 2014 and 2015
Exhibit J:	Form of Invoices
Exhibit K:	TRAP and TRAPeze Protocols within Geron Assay Know-How
Exhibit L:	Janssen Policy on the Employment of Young Persons
Exhibit M:	Current Manufacturing Contracts
Exhibit N:	Co-Promotion Agreement
Exhibit O:	Operational Plans for Ongoing Clinical Trials and Regulatory Transition
Exhibit P:	Geron Assay Patent Rights
Exhibit Q:	Ongoing Studies

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A-1

GRN163 Structure

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit A-2

GRN163L Structure

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit B-1

Pre-Existing Licenses to Third Parties

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit B-2

Pre-Existing Licenses from Third Parties

<19 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit B-3

Additional Pre-Existing Third Party Agreements

None.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit C

Initial Global Development Plan

< 6 pages omitted>

[*]

Initial Studies Work Plan

[*]

Proposed Clinical Trial Timing

[*]

Proposed Budget (all values in USD Millions rounded)

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit D-1

Solely Owned Geron Product Patent Rights

<12 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit D-2

Jointly Owned Geron Product Patent Rights

<2 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit D-3

In-Licensed Geron Product Patent Rights

None.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit E

[Intentionally Left Blank.]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit F

[Intentionally Left Blank.]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit G

Compliance with Anti-Corruption Laws

Notwithstanding anything to the contrary in this Agreement each Party hereby agrees that:

(i)            it shall not perform any actions, in performing any Collaboration Activities or other activities under the Agreement, that are prohibited by Anti-Corruption Laws applicable to one or both Parties to this Agreement;

(ii)           it shall not, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or Regulatory Authority employee, to any political party or any candidate for political office or to any other Third Party related to the transaction with the purpose of influencing decisions related to Janssen and/or its business or Geron and/or its business in a manner that would violate Anti-Corruption Laws;

(iii)          except as provided in (iv) below, it shall not retain any Government Official in the performance of this Agreement unless it has been approved by the other Party and, if necessary, by the competent authority or authorities and such Government Official’s employer;

(iv)          the Parties acknowledge that there are instances where a Government Official’s knowledge and expertise are considered unique, and services required to be provided by that Government Official cannot reasonably be provided by any other non-Government Official provider.  In these cases, a Party may retain a Government Official in connection with this Agreement and without the prior consent of the other Party if and to the extent that:

•                  the services to be provided by such Government Official are permitted by relevant laws, regulations and codes of practice applicable to the Government Official;

•                  prior written approval of the Government Official’s employer has been obtained; and

•                  prior approval from a member of the senior management team of the Party wishing to make such engagement has been obtained which confirms the legitimate basis for the engagement of the Government Official, and which also establishes that the engagement is for services legitimately required and not intended to influence the Government Official in his/her capacity as a Government Official;

(v)           for the purposes of this Exhibit, “Government Official” means:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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•                  Any officer or employee of a government or any department, agency or instrumentality of a government;

•                  Any person acting in an official capacity on behalf of a government or any department, agency, or instrumentality of a government;

•                  Any officer or employee of a state or government-owned company or business;

•                  Any officer or employee of a Government international organization such as the World Bank or United Nations;

•                  Any officer or employee of a political party or any person acting in an official capacity on behalf of a political party; and/or

•                  Any candidate for political office.

•                  A healthcare professional (“HCP”) when they act in an official capacity on behalf of a government, including:

•                  HCPs who also hold an official decision making role;

•                  HCPs who have responsibility for performing regulatory inspections, government authorizations or licenses; and/or

•                  HCPs who are temporarily or permanently assigned to work for local, regional or national governments or agencies or supranational bodies.

but shall not include HCPs who may be considered Government Officials only because they are employed by, or receive funding, professional service fees or other remuneration from, a government-owned or funded hospital, clinic, university or other healthcare provider organization where they:

a)             act solely in their capacity as healthcare professionals (e.g. prescribing, administering and supplying medicines or influencing the same, conducting clinical trials or scientific research); or

b)             act as members of advisory boards with no decision making capacity or provide technical, scientific or medical advice to Government Officials in relation to healthcare; AND

c)              for both sections a) and b) do not have any official role in the government with the capacity to take decisions that affect business of the relevant Party;

(vi)          it shall disclose and make available to a designated individual of the other Party its training practices and materials on Anti-Corruption Laws and on its rules for interactions with healthcare professionals as requested.  Each Party will consider in good faith any comments made by the other Party in regard to such training practices and materials;

(vii)         it shall maintain a log of all interactions with Government Officials and shall provide such extracts of such log as a relevant to the performance of this Agreement to the other Party on request;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

(viii)                it shall certify to the other Party on request (but no more frequently than annually) in a format to be agreed that:

a.              training and training materials on Anti-Corruption Laws, as well as applicable rules on interactions with health care professionals, have been provided to all persons employed by it who perform work for it in connection with this Agreement and interact with government officials or health care professionals in the normal course of their responsibilities and that it has provided the necessary training and training materials to subcontractors used by it in the performance of this Agreement;

b.              to the best of its knowledge, there have been no violations of Anti-Corruption Laws by it or persons employed by or subcontractors used by it in the performance of this Agreement;

c.               its personnel who may be designated as “Key Personnel” by mutual agreement of Janssen and Geron have not changed, except as noted in a schedule attached to the certification provided;

d.              it has made no changes in its use of subcontractors to perform the services under this Agreement, except as (1) permitted under this Agreement and (2) noted in a schedule attached to the certification provided by it; and

e.               it has maintained true and accurate records necessary to demonstrate compliance with the requirements of this Exhibit;

(ix)          each Party shall maintain and provide to the other and its auditors and other representatives with access to records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement as may be requested by the other Party in order to document or verify compliance with the provisions of this Exhibit; and

(x)           if a Party materially fails to comply with any of the provisions of this Exhibit, such failure shall be deemed to be a material breach of this Agreement and, upon any such failure, the Non-Breaching Party shall have the right to terminate this Agreement with immediate effect upon written notice to the Breaching Party without the Non-Breaching Party having any financial liability or other liability of any nature whatsoever resulting from any such termination.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

Exhibit H

Press Release(s)

Geron Announces Global Strategic Collaboration with Janssen

to Develop and Commercialize Imetelstat

Conference Call Scheduled for Friday Morning, November 14, 2014 at 8:30 AM EST

Menlo Park, Calif., November 13, 2014 — Geron Corporation (Nasdaq: GERN) announced today that the company has entered into an exclusive worldwide license and collaboration agreement with Janssen Biotech, Inc. (“Janssen”) to develop and commercialize, imetelstat, Geron’s telomerase inhibitor product candidate, for oncology, including hematologic malignancies, and other human therapeutics uses. Imetelstat is a modified oligonucleotide that is currently in early phase clinical development for myelofibrosis (MF) and may have activity in other hematologic myeloid malignancies such as myelodysplastic syndrome (MDS) and acute myelogenous leukemia (AML). Under the terms of the agreement, Geron will receive an initial payment of $35 million due after the applicable waiting periods under the Hart-Scott Rodino Act and is eligible to receive additional payments up to a potential total of $900 million for the achievement of development, regulatory and commercial milestones, as well as royalties on worldwide net sales. Certain regulatory, development, manufacturing and promotional activities will be managed through a joint governance structure, with Janssen responsible for operational implementation of these activities. All sales will be booked by Janssen.

“By leveraging Janssen’s ability to fully integrate and strategically align global oncology development and commercialization, we expect this collaboration to expand the development of imetelstat across a range of hematologic malignancies and potentially increase the speed with which imetelstat can be made available to patients with these serious, life-threatening diseases,” said Dr. John Scarlett, Geron’s President and Chief Executive Officer.

Development of imetelstat will proceed under a mutually agreed clinical development plan, which is expected to include Phase 2 studies in MF and MDS as initial studies, additional registration studies in MF and MDS, and exploratory Phase 2 and potential follow-on Phase 3 studies in AML. Geron expects the initial Phase 2 study in MF to be initiated in mid-2015, followed later by a Phase 2 MDS study. Development costs for these two studies will be shared between the companies on a 50/50 basis.

Additional details regarding the collaboration can be found in Geron’s Form 8-K filed today with the Securities and Exchange Commission.

Conference Call Information

Geron’s management will host a conference call on Friday morning, November 14 at 8:30 a.m. EST, to discuss the global strategic collaboration with Janssen. Participants can access the conference call live via telephone by dialing 800-322-2803 (U.S.); 617-614-4925 (international). The passcode is 36021748. A live audio-only webcast is also available at http://edge.media-server.com/m/p/dgquhmsw/lan/en. The audio webcast of the conference call will be available for replay approximately one hour following the live broadcast through December 14, 2014.

About Imetelstat

Imetelstat (GRN163L) is a potent and specific inhibitor of telomerase that is administered by intravenous infusion. This first-in-class compound, discovered by Geron, is a specially designed and modified short oligonucleotide, which targets and binds directly with high affinity to the active site of telomerase. Preliminary data suggest disease-modifying activity by imetelstat is by affecting the malignant clone associated with hematologic malignancies. Imetelstat has not been approved for marketing by any regulatory authority.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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About Geron

Geron is a clinical stage biopharmaceutical company developing a first-in-class telomerase inhibitor, imetelstat, in hematologic myeloid malignancies. For more information about Geron, visit www.geron.com.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release regarding: (i) the anticipated effectiveness of the collaboration agreement and that Geron will receive a $35 million payment and potential receipt of development, regulatory, and sales milestones, as well as royalties on potential future sales of imetelstat commercialized under the collaboration with Janssen; (ii) the timing and conduct of planned and potential clinical trials of imetelstat to be conducted under the collaboration with Janssen for MF, MDS and AML, and other potential activities; and (iii) other statements that are not historical facts, constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (i) the ability of the parties to satisfy all of the conditions for the effectiveness of the collaboration agreement, including the expiration or termination of waiting periods under the Hart-Scott Rodino Act; (ii) the uncertain and time consuming product development and regulatory process, including whether the parties will succeed in overcoming all of the clinical safety and efficacy, technical, scientific, manufacturing and regulatory challenges in the development and commercialization of imetelstat; (iii) the fact that Geron may not receive any milestone, royalty or other payments from Janssen because Janssen may terminate the collaboration agreement for any reason; (iv) the ability of Geron and Janssen to protect and maintain intellectual property rights for imetelstat; and (v) Geron’s dependence on Janssen, including the risks that if Janssen were to breach or terminate the collaboration agreement or otherwise fail to successfully develop and commercialize imetelstat and in a timely manner, Geron would not obtain the anticipated financial and other benefits of the collaboration agreement and the clinical development or commercialization of imetelstat could be delayed or terminated. Additional detailed information and factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Geron’s periodic reports filed with the Securities and Exchange Commission, including Exhibit 99.1 of the Current Report on Form 8-K filed on November 13, 2014. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

CONTACT:

Kevin Eng, Ph.D.

Investor and Media Relations

650-473-7765

investor@geron.com

media@geron.com

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Exhibit I

Johnson & Johnson Universal Calendars For 2014 and 2015

<2 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Exhibit J

Form of Invoices

From Geron:

Invoice to be printed on official Geron letterhead with date, payee’s tax ID, and Janssen’s (or its designated Affiliate payor’s) P.O. number inserted:

DATE:

INVOICE NO.:

GERON  TAX ID:

To:

Janssen P.O. Number:

Terms:  Net [*] days

Amount of payment due:  $

Payment due according to COLLABORATION AND LICENSE AGREEMENT between Geron Corporation and Janssen Biotech, Inc. executed November 14, 2014, for:

Bill To:

Janssen Biotech, Inc.

Wire Instructions for Remittance:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Exhibit K

TRAP and TRAPeze Protocols within Geron Assay Know-How

<27 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit L

Janssen Policy on the Employment of Young Persons

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit M

Current Manufacturing Contracts

<7 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit N

Co-Promotion Agreement

<21 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Exhibit O

Operational Plans for Ongoing Clinical Trials and Regulatory Transition

<3 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Exhibit P

Geron Assay Patent Rights

<4 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Exhibit Q

“Ongoing Studies”

Clinical studies of GRN163L initiated by or assumed by Geron

Protocol Number	Protocol Title	Phase	Patient Population	Study Status
CP04-151	A Phase I/II, Sequential Cohort, Dose Escalation Trial to Determine the Safety, Tolerability, and Maximum Tolerated Dose of Weekly Administration of GRN163L in Patients with Refractory or Relapsed Chronic Lymphoproliferative Disease	1	Refractory or Relapsed Chronic Lymphoproliferative Disease	[*]
CP05-101	A Phase I, Sequential Cohort, Dose Escalation Trial to Determine the Safety, Tolerability, Maximum Tolerated Dose, and Optimal Infusion Duration of Weekly Administration of GRN163L in Patients with Refractory or Relapsed Solid Tumor Malignancies	1	Refractory or Relapsed Solid Tumor Malignancies	[*]
CP14A004	A Phase I Sequential Cohort, Dose Escalation Trial to Determine the Safety, Tolerability, and Maximum Tolerated Dose of Weekly Administration of GRN163L in Patients with Refractory or Relapsed Multiple Myeloma	1	Refractory or Relapsed Multiple Myeloma	[*]
CP14A005	A Phase I Sequential Cohort, Dose Escalation Trial to Determine the Safety, Tolerability, and Maximum Tolerated Dose of Weekly Administration of GRN163L in Combination with Paclitaxel and Carboplatin in Patients with Advanced or Metastatic Non-Small Cell Lung Cancer	1	Advanced or Metastatic Non-Small Cell Lung Cancer	[*]
CP14A010	A Phase I/II Study of GRN163L in Combination with Paclitaxel and Bevacizumab in Patients with Locally Recurrent or Metastatic Breast Cancer	1	Locally Recurrent or Metastatic Breast Cancer	[*]
CP14A011	A Phase I Study of GRN163L in Combination with Bortezomib and Dexamethasone in Patients with Relapsed or Refractory Multiple Myeloma	1	Relapsed or Refractory Multiple Myeloma	[*]
CP14B012	A Randomized Phase II Study of Imetelstat as Maintenance Therapy after Initial Induction Chemotherapy for Advanced Non-Small Cell Lung Cancer (NSCLC)	2	Advanced NSCLC	[*]

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CP14B013	A Phase II Trial to Determine the Effect of Imetelstat (GRN163L) on Patients with Previously Treated Multiple Myeloma	2	Multiple Myeloma	[*]
CP14B014	A Randomized Phase II Study of Imetelstat (GRN163L) in Combination with Paclitaxel (With or Without Bevacizumab) in Patients with Locally Advanced or Metastatic Breast Cancer	2	Recurrent or Metastatic Breast Cancer	[*]
CP14B015	A Phase II Trial to Evaluate the Activity of Imetelstat (GRN163L) in Patients with Essential Thrombocythemia who Require Cytoreduction and Have Failed or Are Intolerant to Previous Therapy, or who Refuse Standard Therapy	2	Essential Thrombocythemia or Polycythemia	[*]
CP14B019 (MC1285)	A Pilot Open-Label Study of the Efficacy and Safety of Imetelstat (GRN163L) in Myelofibrosis and other Myeloid Malignancies	2	Myelofibrosis and other Myeloid Malignancies	[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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